Exhibit (a)(1)(A)

LETTER OF OFFER

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

This Letter of Offer dated November 18, 2025 is being sent to you as a registered Equity Shareholder (as defined below) of Infosys Limited (the “Company”) as on the Record Date being November 14, 2025 (the “Record Date”), or beneficial owners of fully paid-up equity share(s) of face value of ₹5/-(Rupees Five only) each of the Company (the “Equity Shares”) as on the Record Date (as per the records made available to the Company by Depositories as on the Record Date in accordance with the Securities and Exchange Board of India (Buy Back of Securities) Regulations, 2018, as amended (the “Buyback Regulations”). If you require any clarifications about the action to be taken, you may consult your stock broker or investment consultant or the Manager to the Buyback, namely Kotak Mahindra Capital Company Limited, or the Registrar to the Buyback, namely KFin Technologies Limited.

Please refer to the section on “Definitions of Key Terms” for the definition of the capitalized terms used herein.

INFOSYS LIMITED

Registered Office: No. 44, Electronics City, Hosur Road, Bengaluru, Karnataka, 560100

CIN: L85110KA1981PLC013115

Tel: +91 80 28520261 (Extn: 67775), Fax: +91 80 28520362

Website: www.infosys.com, E-mail: investors@infosys.com

Contact Person: A.G.S. Manikantha, Company Secretary; E-mail: sharebuyback@infosys.com

OFFER TO BUY BACK UP TO 10,00,00,000 (TEN CRORE) FULLY PAID-UP EQUITY SHARES OF FACE VALUE OF ₹ 5/- (RUPEES FIVE ONLY) EACH OF INFOSYS LIMITED, REPRESENTING 2.41% OF THE TOTAL NUMBER OF EQUITY SHARES IN THE PAID-UP EQUITY SHARE CAPITAL OF THE COMPANY (ON A STANDALONE BASIS) FROM ALL THE ELIGIBLE SHAREHOLDERS OF EQUITY SHARES OF THE COMPANY AS ON NOVEMBER 14, 2025 (RECORD DATE) AS PER THE RECORDS MADE AVAILABLE TO THE COMPANY BY DEPOSITORIES AS ON THE RECORD DATE, ON A PROPORTIONATE BASIS (SUBJECT TO SMALL SHAREHOLDER RESERVATION), THROUGH THE “TENDER OFFER” ROUTE AT A PRICE OF ₹ 1,800 (RUPEES ONE THOUSAND EIGHT HUNDRED ONLY) PER EQUITY SHARE PAYABLE IN CASH FOR AN AGGREGATE CONSIDERATION OF UP TO ₹ 18,000 CRORE (RUPEES EIGHTEEN THOUSAND CRORE ONLY) (“BUYBACK”).

1)

The Buyback is being undertaken in accordance with Article 14 of the Articles of Association of the Company, and the provisions of Sections 68, 69 and 70 and other applicable provisions, if any, of the Companies Act, 2013 (“Act”), the relevant rules framed thereunder including the Share Capital Rules, the Management Rules, to the extent applicable, the LODR Regulations (as defined hereinafter) and including any amendments, statutory modification or re-enactments thereof, for the time being in force, in compliance with the Buyback Regulations read with SEBI Circulars (as defined hereinafter) and subject to such other approvals, permissions, sanctions and exemptions as may be necessary and subject to such conditions and modifications, if any, as may be prescribed or imposed by the appropriate authorities while granting such approvals, permissions, sanctions and exemptions, which may be agreed to by the Board of Directors of the Company (“Board”, which expression shall include any committee constituted/to be constituted by the Board to exercise its powers), and on the terms and conditions (which may be modified based on regulatory requirements).

2)

The Buyback is further subject to approvals, permissions, consents, exemptions and sanctions as may be necessary, and subject to such conditions and modifications, if any, from time to time from statutory, regulatory or governmental authorities as required under applicable laws, including but not limited to Securities and Exchange Board of India (“SEBI”) and the stock exchanges where the Equity Shares of the Company are listed i.e. the BSE Limited (“BSE”) and The National Stock Exchange of India Limited (“NSE”) (collectively, “Indian Stock Exchanges”).

3)

The Buyback Offer Size (as defined hereinafter) represents 24.31% and 21.68% of the aggregate of the total paid-up share capital and free reserves of the Company based on the latest audited interim condensed financial statements of the Company as at June 30, 2025 on a standalone basis and consolidated basis, respectively. As per Regulation 4(i) of the Buyback Regulations, the Buyback Offer Size is within the statutory limit of 25% of the aggregate of the fully paid-up capital and free reserves of the Company based on the last standalone and consolidated financial statements of the Company.

4)

This Letter of Offer is sent through electronic means to all the Equity Shareholders of the Company as on the Record Date i.e. November 14, 2025 (“Eligible Shareholders”) in accordance with the Buyback Regulations and such other circulars or notifications, as may be applicable. Further, in terms of Regulation 9(ii) of the Buyback Regulations, if the Company receives a request from any Eligible Shareholder to dispatch a copy of this Letter of Offer in physical form, the same shall be provided.

5)

For details of the procedure for Acceptance (defined below), please refer to the “Procedure for Tender/Offer and Settlement” on page 53 of this Letter of Offer. The Form of Acceptance-cum-Acknowledgement (the “Tender Form”) along with the share transfer form (“Form SH-4”) is enclosed together with this Letter of Offer.

6)

For details of the procedure for Acceptance, please refer to the “Process and Methodology for the Buyback” on page 48 of this Letter of Offer. For mode of payment of cash consideration to the Eligible Shareholders, please refer to “Procedure for Tender/ Offer and Settlement - Method of Settlement” on page 49 of this Letter of Offer.

7)

A copy of the Public Announcement (defined below) and this Letter of Offer (including the Tender Form and SH-4) are expected to be available on the website of SEBI (www.sebi.gov.in), Company (www.infosys.com), NSE (www.nseindia.com), BSE (www.bseindia.com), Registrar to the Buyback (www.kfintech.com) and Manager to the Buyback (https://investmentbank.kotak.com).

8)

Eligible Shareholders are advised to read this Letter of Offer and in particular refer to “Details of the Statutory Approvals” and “Note on Taxation” on pages 47 and 60 of this Letter of Offer, respectively, before tendering their Equity Shares in the Buyback.

MANAGER TO THE BUYBACK	REGISTRAR TO THE BUYBACK

Kotak Mahindra Capital Company Limited

1st Floor, 27 BKC, Plot No. C – 27, “G” Block, Bandra Kurla Complex, Bandra (East), Mumbai 400 051

Maharashtra, India

Tel: +91 22 6218 5905

Contact Person: Mr. Ganesh Rane

Email: infosys.buyback2025@kotak.com

Website: https://investmentbank.kotak.com

SEBI Registration Number: INM000008704

Validity Period of registration: Permanent

Corporate Identity Number: U67120MH1995PLC134050

KFin Technologies Limited

Selenium, Tower B, Plot No. 31 and 32, Gachibowli, Financial District, Nanakramguda, Serilingampally, Hyderabad 500 032, Telangana, India

Tel: +91 40 6716 2222; Fax: +91 40 6716 1563;

Toll Free Number: +91 18003094001

Contact person: Mr. M.Murali Krishna

Email: infosys.buyback2025@kfintech.com;

Investor Grievance Email: einward.ris@kfintech.com

Website: www.kfintech.com

SEBI Registration Number: INR000000221

Validity Period of registration: Permanent

Corporate Identity Number: L72400MH2017PLC444072

BUYBACK PROGRAMME

Buyback Window Opening Date	November 20, 2025
Buyback Window Closing Date	November 26, 2025
Last date and time for receipt of completed Tender Forms and other specific documents by the Registrar to the Buyback	On or before 5:00 p.m. (IST) on November 26, 2025

BUYBACK ENTITLEMENT

CATEGORY OF ELIGIBLE SHAREHOLDERS	Ratio of Buyback (i.e. Buyback Entitlement)*
RESERVED CATEGORY FOR SMALL SHAREHOLDERS	2 Equity Share for every 11 Equity Shares held on the Record Date
GENERAL CATEGORY FOR ALL OTHER ELIGIBLE SHAREHOLDERS	17 Equity Share for every 706 Equity Shares held on the Record Date

*

The above ratio of Buyback is approximate and provides indicative Buyback Entitlement. Any computation of the Buyback Entitlement using the above Buyback ratio may provide a slightly different number than the actual entitlement due to rounding-off. The actual Buyback Entitlement factor for Small Shareholders under the Reserved Category is 18.17213782892960% and for other shareholders under the General Category is 2.40804924035293%. Also, the numbers arrived at using the actual Buyback Entitlement may not conform exactly to the Buyback Entitlement printed in the Tender Form due to rounding-off of the factor. For further information on ratio of Buyback as per the Buyback Entitlement in each Category, please refer to “Process and Methodology for the Buyback – Record Date and Ratio of Buyback as per the Buyback Entitlement in each Category” on page 50 of this Letter of Offer.

ELIGIBLE SHAREHOLDERS CAN ALSO CHECK THEIR ENTITLEMENT ON THE WEBSITE OF THE REGISTRAR TO THE BUYBACK BY FOLLOWING THE STEPS GIVEN BELOW:

1) Click on https://kosmic.kfintech.com/karisma/buybackofferv2.aspx

2) Select the name of the Company – ‘Infosys Limited – Buyback 2025’

3) Select holding type - “Physical” or “NSDL” or “CDSL”

4) Based on the option selected above, enter your “Folio Number” or “NSDL DPID/Client ID” or “CDSL Client ID”

5) Enter the Security code and click on Submit

6) The entitlement will be provided in the pre-filled ‘FORM OF ACCEPTANCE-CUM ACKNOWLEDGEMENT’

For detailed summary of the terms of the Buyback Offer as set out in this Letter of Offer, please refer to the Summary Term Sheet provided in Annexure I.

Summary of the Buyback Process for Eligible Shareholders
Receipt of Tender form

•

This Letter of Offer and tender form, outlining the terms of the Buyback as well as the detailed disclosures as specified in the Buyback Regulations, will be sent through electronic means to Eligible Shareholders who have registered their email IDs with the depositories.

•

Further, if the Company receives a request from any Eligible Shareholders, who have not registered their email IDs with the depositories/ the Company, to dispatch a copy of this Letter of Offer/ tender Form in physical form, the same shall be provided by registered post/ speed post/ courier.

Tendering Period	Eligible Shareholders can tender their Equity Shares in the Buyback only during the 5 working days tendering period, which commences within 2 working days of the dispatch of this Letter of Offer.

Tendering Equity Shares in the Buyback

•

Eligible Shareholders can only participate in the Buyback by tendering shares through a Stock Broker registered either with the BSE or the NSE.

•

Eligible Shareholders are required to instruct their respective Stock Broker of the details of the Equity Shares intended to be tendered under the Buyback.

•

Please note instructions can be provided through delivery instruction slip/phone/online depending on the facility provided by your Stock Broker. We urge you to contact your Stock Broker in advance to understand the requirements of tendering of shares.

•

In accordance with applicable law, a lien shall be marked by the Stock Broker in the demat account of the Eligible Shareholder for the shares tendered in Tender Offer.

Confirmation by Stock Broker

•

Upon tendering of shares, the Stock Broker will provide the Transaction Registration Slip (TRS) generated by the stock exchange bidding system to the Eligible Shareholder.

•

On receipt of TRS, the Eligible Shareholder has successfully tendered Equity Shares in the Buyback.

•

Please note that an Eligible Shareholder participating through online website platform of the Stock Broker may receive an acknowledgement in place of a TRS.

Submission of Tender Form

•

In addition to tendering the shares through the Stock Broker, Eligible Shareholder’s holding Equity Shares physical form will be required to submit the duly filled in and signed tender form, TRS and requisite documents to the Registrar to the Buyback before 5:00 pm on the last date of the Tendering Period for the Buyback.

•

Eligible Shareholders tendering dematerialized Equity Shares under the Buyback are not required to submit the tender form and the TRS to the Registrar.

Receipt of Buyback consideration & return of unaccepted shares

•

The Acceptance of Equity Shares tendered by an Eligible Shareholder in the Buyback is subject to the provisions of the Buyback Regulations and the terms and conditions that will be contained in this letter of offer.

•

Eligible Shareholders must ensure that their demat account(s) is active and unblocked for release of unaccepted shares and that their bank account is linked with their demat account for credit of remittance on Acceptance of Equity Shares under the Buyback.

•

Post completion of the Buyback, the Company will inform the Eligible Shareholders of payment of Buyback consideration and release of unaccepted shares through the public advertisement.

Summary of the Buyback Process for Eligible Shareholders

•

As per the provisions of the Buyback Regulations, the Company will pay gross amount net of tax deducted at source (as applicable) for the Equity Shares Accepted after deducting the requisite tax (as applicable) to the Clearing Corporation of the Stock Exchanges.

•

Eligible Shareholder(s) whose Equity Shares have been Accepted under the Buyback will directly receive the consideration from the Clearing Corporation/Stock Broker.

•

Eligible Shareholders who intend to participate in the Buyback should consult their respective Stock Brokers for any cost, applicable taxes, charges, and expenses (including brokerage, securities transaction tax and stamp duty) etc., that may be levied by the Stock Brokers for tendering Equity Shares in the Buyback. Such additional costs, applicable taxes, charges and expenses (including brokerage, securities transaction tax and/or stamp duty) are to be borne solely by the Eligible Shareholder and the Company will not be responsible to bear or pay the same.

Submission of tax related documents

•

The Company has enabled a shareholder portal to facilitate shareholders to submit the documents electronically.

•

Members are requested to visit https://www.infosys.com/investors/shareholder-services/tax-buyback2025.html for shareholders portal detail and more tax related instructions and information on this subject. No communication and documents would be accepted from members after last date of tendering of the offer i.e., November 26, 2025. Shareholders may write to buyback.tax@infosys.com for any clarifications on this subject.

Note: The above is not an exhaustive description of the Buyback process or of the terms and conditions thereof and is only intended to assist the Eligible Shareholders by serving as a high level summary. The above is not intended to be and cannot be a substitute for the detailed terms and conditions contained in this Letter of Offer. All shareholders of the Company are requested to read the entire Letter of Offer and terms and conditions of the Buyback. Please consult your respective legal/tax/other advisors prior to participation in the Buyback. If you require any clarifications about actions to be taken, you should consult your Stock Broker or your investment consultant or the Manager to the Buyback i.e. Kotak Mahindra Capital Company Limited or the Registrar to the Buyback i.e. KFin Technologies Limited.

Certain figures contained in this Letter of Offer, including financial information, have been subject to rounding-off adjustments. All decimals have been rounded off to two decimal points. In certain instances, (i) the sum or percentage change of such numbers may not conform exactly to the total figure given; and (ii) the sum of the numbers in a column or row in certain tables may not conform exactly to the total figure given for that column or row. One crore equals to ten million.

As intimated in the Postal Ballot Notice dated September 25, 2025 (refer to section 12 of the explanatory statement attached to the Postal Ballot Notice – Additional Information for Holders of the Company’s American Depositary Shares), in order for the ADS holders to participate in the Buyback, they must have previously taken certain actions in order to withdraw the Equity Shares underlying the ADSs held by them in advance of the Record Date and should have become holders of Equity Shares on the Record Date. In the Postal Ballot Notice, the Company had intimated that ADS holders had approximately 49 calendar days from the date of the Postal Ballot Notice to take such steps as may be required for ADS holders to hold Equity Shares as on the Record Date. ADS holders are advised to read paragraph 22.26-22.30 of this Letter of Offer, “Participation by ADS Holders” for additional details concerning participation in the Buyback by ADS holders.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE MERITS OR FAIRNESS OF SUCH TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

1.	SCHEDULE OF ACTIVITIES	5
2.	DEFINITIONS OF KEY TERMS	6
3.	DISCLAIMER CLAUSE	11
4.	TEXT OF THE RESOLUTION PASSED AT THE BOARD MEETING	14
5.	DETAILS OF THE PUBLIC ANNOUNCEMENT	20
6.	DETAILS OF THE BUYBACK	20
7.	AUTHORITY FOR THE BUYBACK	27
8.	NECESSITY / OBJECTIVE OF THE BUYBACK	27
9.	MAXIMUM NUMBER OF EQUITY SHARES THAT THE COMPANY PROPOSES TO BUYBACK	28
10.	MAXIMUM AMOUNT REQUIRED UNDER THE BUYBACK	28
11.	MANAGEMENT DISCUSSION AND ANALYSIS OF THE LIKELY IMPACT OF THE BUYBACK ON THE COMPANY	28
12.	BUYBACK PRICE AND BASIS OF DETERMINING THE PRICE OF THE BUYBACK	31
13.	SOURCES OF FUNDS FOR THE BUYBACK	31
14.	DETAILS OF THE ESCROW ACCOUNT AND THE AMOUNT TO BE DEPOSITED THEREIN	31
15.	FIRM FINANCING ARRANGEMENTS	32
16.	CAPITAL STRUCTURE AND SHAREHOLDING PATTERN	32
17.	BRIEF INFORMATION OF THE COMPANY	34
18.	FINANCIAL INFORMATION ABOUT THE COMPANY	42
19.	STOCK MARKET DATA	45
20.	DETAILS OF STATUTORY APPROVALS	47
21.	DETAILS OF THE REGISTRAR TO THE BUYBACK AND COLLECTION CENTRES	48
22.	PROCESS AND METHODOLOGY FOR THE BUYBACK	48
23.	PROCEDURE FOR TENDER / OFFER AND SETTLEMENT	53
24.	NOTE ON TAXATION	60
25.	DECLARATION BY THE BOARD OF DIRECTORS	69
26.	AUDITOR’S CERTIFICATE	69
27.	DOCUMENTS FOR INSPECTION	73
28.	DETAILS OF THE COMPLIANCE OFFICER	73
29.	DETAILS OF THE REMEDIES AVAILABLE TO THE ELIGIBLE SHAREHOLDERS	73
30.	DETAILS OF INVESTOR SERVICE CENTRE	73
31.	DETAILS OF THE MANAGER TO THE BUYBACK	74
32.	DECLARATION BY THE DIRECTORS REGARDING AUTHENTICITY OF THE INFORMATION IN THE OFFER DOCUMENT	74
33.	OFFER FORM	75

1.	SCHEDULE OF ACTIVITIES

Sr. No.	Activity	Date	Day
1.	Date of Board Meeting approving the proposal of the Buyback	September 11, 2025	Thursday
2.	Date of declaration of results of postal ballot for special resolution by the Equity Shareholders of the Company, approving the Buyback	November 6, 2025	Thursday
3.	Date of Public Announcement for the Buyback	November 7, 2025	Friday
4.	Date of publication of the Public Announcement for the Buyback	November 10, 2025	Monday
5.	Record Date for determining the Buyback Entitlement and the names of Eligible Shareholders	November 14, 2025	Friday
6.	Last date for dispatch of Letter of Offer	November 18, 2025	Tuesday
7.	Buyback Window Opening Date	November 20, 2025	Thursday
8.	Buyback Window Closing Date	November 26, 2025	Wednesday
9.	Last date of receipt of completed Tender Forms and other specified documents including physical share certificates (if and as applicable) by the Registrar	November 26, 2025	Wednesday
10.	Last date of completion of verification by the Registrar to the Buyback	December 1, 2025	Monday
11.	Last date of providing Acceptance/ Non-acceptance of tendered Equity Shares to the Stock Exchange by the Registrar	December 2, 2025	Tuesday
12.	Last date of settlement of bids on the Stock Exchange	December 3, 2025	Wednesday
13.	Last date of return of unaccepted Equity Shares to Stock Broker/ Eligible Shareholders	December 3, 2025	Wednesday
14.	Last date of payment of consideration to Eligible Shareholders who participated in the Buyback	December 3, 2025	Wednesday
15.	Last date of extinguishment of Equity Shares	December 12, 2025	Friday

Note: Where last dates are mentioned for certain activities, such activities may happen on or before the respective last dates.

2.	DEFINITIONS OF KEY TERMS

This Letter of Offer uses certain definitions and abbreviations which, unless the context otherwise indicates or implies or specifies otherwise, shall have the meaning as provided below. References to any legislation, act, regulation, rule, guideline, policy, circular, notification or clarification shall be to such legislation, act, regulation, rule, guideline, policy, circular, notification or clarification as amended, supplemented, or re-enacted from time to time and any reference to a statutory provision shall include any subordinate legislation made from time to time under that provision.

The words and expressions used in this Letter of Offer, but not defined herein shall have the meaning ascribed to such terms under the Buyback Regulations, the Companies Act, the SEBI Act, 1992, Depositories Act, 1996 and the rules and regulations made. thereunder.

Acceptance/Accepted/Accept	Acceptance of Equity Shares tendered by Eligible Shareholders in the Buyback Offer

Acceptance Form	Tender Form

Acquisition Window	The facility for acquisition of Equity Shares through the mechanism provided by the Indian Stock Exchanges in the form of separate windows in accordance with the SEBI Circulars

Act	The Companies Act, 2013, as may be amended from time to time, along with all rules and regulations issued thereunder

Additional Equity Shares

Additional Equity Shares tendered by an Eligible Shareholder over and above the Buyback Entitlement of such Eligible Shareholder up to the extent of Equity Shares held by such Eligible Shareholder on the Record Date

ADSs or ADRs	American Depositary Shares or American Depositary Receipts

Articles	Articles of Association of the Company

Board or Board of Directors	Board of directors of the Company, which shall include any committee constituted by the Board to exercise its powers

Board Meeting	Meeting of the Board of Directors of the Company held on September 11, 2025, wherein the proposal for the Buyback was approved

BSE	BSE Limited

Buyback Committee

Buyback committee, constituted and authorized on September 11, 2025 for the purposes of the Buyback and comprising of the Chief Financial Officer, the Chief Legal Officer & Chief Compliance Officer and the Company Secretary of the Company

Buyback Entitlement or Entitlement

The number of Equity Shares that an Eligible Shareholder is entitled to tender in the Buyback, based on the number of Equity Shares held by such Eligible Shareholder on the Record Date and the ratio / percentage of Buyback applicable to such Eligible Shareholder. (Note: Since the promoters and the promoter group of the Company have declared their intention to not participate in the Buyback, Equity Shares held by them have not been considered for the purposes of computing the entitlement ratio)

Buyback or Buyback Offer or Offer

Offer to buy back up to 10,00,00,000 (Ten crore) Equity Shares each of the Company at a price of ₹ 1,800/- (Rupees One Thousand Eight Hundred only) per Equity Share for an aggregate consideration of up to ₹ 18,000 crore (Rupees Eighteen Thousand Crore only) in accordance with the Buyback Regulations and relevant provisions of the Act via the Tender Offer route

Buyback Offer Size	Number of Equity Shares proposed to be bought back multiplied by the Buyback Price, i.e., up to ₹ 18,000 Crore (Rupees Eighteen Thousand Crore only)

Buyback Window Opening Date	November 20, 2025

Buyback Window Closing Date	November 26, 2025

Buyback Period

The period commencing from the date of declaration of results of the postal ballot for special resolution i.e. November 6, 2025, until the date on which the payment of consideration to the Eligible Shareholders who have accepted the Buyback will be made

Buyback Price or Offer Price	Price at which Equity Shares will be bought back from the Eligible Shareholders, i.e., ₹ 1,800/- (Rupees One Thousand Eight Hundred only) per Equity Share

Buyback Regulations	The Securities and Exchange Board of India (Buy-Back of Securities) Regulations, 2018, as amended.

CDSL	Central Depository Services (India) Limited

Clearing Corporation	Indian Clearing Corporation Limited or the NSE Clearing Limited (formerly National Securities Clearing Corporation Limited), as applicable

Code	Internal Revenue Code of 1986, as amended in effect under U.S. Treasury Regulations

“Company” or “We” or “Us” or “Our”	Infosys Limited

Company Demat Account	A demat account of the Company designated for the Buyback to which demat shares bought back in the Buyback would be transferred

Company’s Broker	Kotak Securities Limited

Depositories	The National Securities Depository Limited and the Central Depository Services Limited

DP	Depository Participant

Designated Stock Exchange	The designated stock exchange for the Buyback, being, BSE.

Equity Share(s) or Share(s)	The Company’s fully paid-up equity share(s) of face value of ₹5/- (Rupees Five only) each

Equity Shareholder(s) or Shareholder(s)	Holders of the Equity Shares of the Company

Eligible Person(s) or Eligible Shareholder(s)

Person(s) eligible to participate in the Buyback Offer, i.e., all equity shareholders/beneficial owner(s) of Equity Shares of the Company as on Record Date, i.e., November 14, 2025, as per the records made available to the Company by Depositories as on the Record Date.

Escrow Account	Escrow account opened with the Escrow Agent in accordance with Buyback Regulations, in the name of “Infosys Ltd Buyback 2025 – Escrow Account” bearing the account number 6052691234

Escrow Agent	Kotak Mahindra Bank Limited

Escrow Agreement

The escrow agreement dated November 6, 2025, entered into between the Company, the Manager to the Buyback and the Escrow Agent, pursuant to which certain arrangement for Escrow Account is made in relation to the Buyback in accordance with the SEBI Buyback Regulations

Exchange Act	United States Securities Exchange Act of 1934

ESOP	Employee stock option plan

FEMA	Foreign Exchange and Management Act, 1999

FIIs	Foreign institutional investors

FPIs	Foreign portfolio investors

GAAR	General Anti-Avoidance Rule

General Category	Eligible Shareholders other than the Small Shareholders

IDT	Inter depository tender offer

Indian Stock Exchanges or Recognized Stock Exchanges	BSE Limited and National Stock Exchange of India Limited

IRS	Internal Revenue Service

IT Act/ Income Tax Act	Income-tax Act, 1961, as amended

Letter of Offer	This Letter of Offer dated November 18, 2025, being sent to the Eligible Shareholders

LOC	Letter of confirmation

LODR Regulations	Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015, as amended

Manager to the Buyback or Manager to the Offer	Kotak Mahindra Capital Company Limited

Management Rules	Companies (Management and Administration) Rules, 2014

Non-Resident Shareholders

Includes foreign corporate bodies (including erstwhile overseas corporate bodies), foreign institutional investors/ foreign portfolio investors, non-resident Indians, shareholders of foreign nationality and ADS holders with underlying Equity Shares upon withdrawal of such Equity Shares

NSE	National Stock Exchange of India Limited

NSDL	National Securities Depository Limited

NYSE	New York Stock Exchange

OCB	Overseas corporate bodies

Options	Employee Stock Options

Offer Period or Tendering Period	Period of five working days from the date of opening of the Buyback Offer, i.e., November 20, 2025 at 9:15 a.m. IST till its closure, i.e., November 26, 2025 at 3:30 p.m. IST (both days inclusive)

PA or Public Announcement

The Public Announcement, made in accordance with the Buyback Regulations, dated November 7, 2025, published on November 10, 2025 in all editions of Business Standard (English national daily), Business Standard (Hindi national daily), The Economic Times (English national daily), and all Karnataka editions of Prajavani (Regional language daily – Kannada), each with wide circulation and in the U.S. national edition of The New York Times.

PAN	Permanent Account Number

Postal Ballot Notice	The postal ballot notice dated September 25, 2025 sent by the Company to its shareholders for the purpose of seeking their approval for the Buyback by way of a special resolution

Promoters	Promoters as have been disclosed under the filings made by the Company under the LODR Regulations, and the Takeover Regulations

RBI	Reserve Bank of India

RoC	Registrar of Companies

RSU	Restricted stock units

Record Date

The date for the purpose of determining the entitlement and the names of the Eligible Shareholders, to whom this Letter of Offer will be sent and who are eligible to participate in the Buyback Offer in accordance with Buyback Regulations. This date shall be November 14, 2025

Registrar to the Buyback or Registrar to the Offer or Registrar and Share Transfer Agent	KFin Technologies Limited

Reserved Category	The Small Shareholders eligible to tender Equity Shares in the Buyback

SEBI	The Securities and Exchange Board of India

SEBI Circulars

Tendering of Equity Shares by Shareholders and settlement of the same, through the stock exchange mechanism as specified by SEBI in the SEBI circular bearing number CIR/ CFD/POLICYCELL/1/2015 dated April 13, 2015, read with SEBI circular CFD/DCR2/CIR/P/2016/131 dated December 9, 2016, SEBI circular SEBI/HO/CFD/DCR-III/CIR/P/2021/615 dated August 13, 2021 and SEBI circular no. SEBI/HO/CFD/PoD-2/P/CIR/2023/35 dated March 8, 2023 and such other circulars or notifications, as may be applicable, including any amendments thereof.

SEC	US Securities and Exchange Commission

Seller Member or Seller Broker	A stock broker (who is a member of the BSE and/or NSE) of an Eligible Shareholder, through whom the Eligible Shareholder wants to participate in the Buyback

SH-4	The share transfer form

Share Capital Rules	Companies (Share Capital and Debenture) Rules, 2014

Small Shareholder

An Eligible Shareholder who holds Equity Shares of market value not more than ₹ 200,000/- (Rupees Two Lakhs only), on the basis of the closing price on the Recognized Stock Exchange registering the highest trading volume as on the Record Date, i.e., November 14, 2025, i.e. holding 133 Equity Shares or below as on November 14, 2025

Shareholders	Holders of Equity Shares and includes beneficial owners thereof

Statutory Auditor	Deloitte Haskins & Sells LLP

STT	Securities Transaction Tax

Takeover Regulations	The Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 2011, as amended

Tender Form	The Form of Acceptance-cum-Acknowledgement

Tender Offer	Method of buyback as defined in Regulation 2(1)(q) read with Regulation 4(iv) of the Buyback Regulations

Transaction Costs

Expenses or transaction costs incurred or to be incurred for the Buyback, such as, brokerage, filing fees, advisory fees, intermediaries’ fees, public announcement publication expenses, printing and dispatch expenses, applicable taxes such as securities transaction tax, goods and services tax, stamp duty etc. and other incidental and related expenses

TRS	Transaction Registration Slip

U.S. or United States	The United States of America

Working Day	Unless otherwise specified, working day shall have the meaning ascribed to it under the Buyback Regulations

Certain conventions, currency of presentation, use of financial information and stock market data

Page Numbers and Paragraph Numbers

Unless otherwise stated, all references to page numbers and paragraph numbers in this Letter of Offer are to page numbers of this Letter of Offer.

Currency and Units of Presentation

All references to “Rupee(s)”, “₹”, “Rs.” Or “INR” are to Indian Rupees, the official currency of the Republic of India.

Financial and Other Data

Unless stated or the context requires otherwise, our financial information in this Letter of Offer is from the audited standalone and consolidated financial statements for the fiscal years 2023, 2024 and 2025 and audited interim condensed financial statements of the Company as at September 30, 2025 on a standalone basis and consolidated basis.

Our Company’s fiscal year commences on April 1 of each year and ends on March 31 of the next year (referred to herein as “Fiscal”, “Fiscal Year” or “FY”). All data related to financials are given in ₹ Crore unless otherwise stated.

Stock Market Data

Unless stated or the context requires otherwise, stock market data included in this Letter of Offer is derived from the websites of the Indian Stock Exchanges.

3.	DISCLAIMER CLAUSE

3.1	As required under the Buyback Regulations, a copy of this Letter of Offer has been submitted to SEBI.

3.2

It is to be distinctly understood that submission of this Letter of Offer to SEBI should not, in any way be deemed or construed that the same has been cleared or approved by SEBI. SEBI does not take any responsibility either for the financial soundness of the Company to meet the Buyback commitments or for the correctness of the statements made or opinions expressed in this Letter of Offer. The Manager to the Buyback, Kotak Mahindra Capital Company Limited has, by certificate issued to SEBI dated November 18, 2025, certified that the disclosures made in this Letter of Offer are generally adequate and are in conformity with the provisions of the Act and Buyback Regulations. This requirement is to facilitate investors to take an informed decision for tendering their Equity Shares in the Buyback.

3.3

It should also be clearly understood that while the Company is primarily responsible for the correctness, adequacy and disclosure of all relevant information in this Letter of Offer, the Manager to the Buyback is expected to exercise due diligence to ensure that the Company discharges its duty adequately in this behalf and towards this purpose, the Manager to the Buyback, Kotak Mahindra Capital Company Limited has furnished to SEBI a due diligence certificate dated November 18, 2025, in accordance with the Buyback Regulations which reads as follows:

“We have examined various documents and materials relevant to the Buyback as part of the due-diligence carried out by us in connection with the finalization of the public announcement dated November 7, 2025 for the Buyback (“Public Announcement”) which was published on November 10, 2025 and the letter of offer dated November 18, 2025 (“Letter of Offer”). On the basis of such examination and the discussions with the Company, we hereby state that:

1.	The Public Announcement and the Letter of Offer are in conformity with the documents, materials and papers relevant to the Buyback Offer;

2.

All the legal requirements connected with the said Buyback Offer including the Securities and Exchange Board of India (Buy-Back of Securities) Regulations, 2018, as amended, have been duly complied with;

3.

The disclosures in the Public Announcement and the Letter of Offer are, to the best of our knowledge, true, fair and adequate in all material respects for the Eligible Shareholders to make a well informed decision in respect of the captioned Buyback Offer;

4.	Funds used for Buyback shall be as per the provisions of the Companies Act, 2013, as amended.”

3.4

The filing of this Letter of Offer with SEBI, does not, however, absolve the Company from any liabilities under the provisions of the Act or from the requirement of obtaining such statutory or other clearances as may be required for the purpose of the proposed Buyback.

3.5

The Board of Directors declare and confirm that no information / material likely to have a bearing on the decision of Eligible Shareholders has been suppressed / withheld and / or incorporated in the manner that would amount to mis-statement / mis-representation and in the event of it transpiring at any point of time that any information / material has been suppressed / withheld and / or amounts to a mis-statement / mis-representation, the Board of Directors and the Company shall be liable for penalty in terms of the provisions of the Act and the Buyback Regulations.

3.6	The Board of Directors also declare and confirm that funds borrowed from banks and financial institutions, if any, will not be used for the Buyback.

Important Notice to All Shareholders

1)

This Letter of Offer does not and will not in any way constitute an offer to sell, or an invitation to sell, any securities, in any jurisdiction in which such offer or invitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation. This Letter of Offer has been prepared for the purposes of compliance with the Buyback Regulations. Accordingly, the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws and regulations of any jurisdiction outside of India. The Company and the Manager to the Buyback are under no obligation to update the information contained herein at any time after the date of this Letter of Offer. This Letter of Offer shall be sent through electronic mode to all the Equity Shareholders whose names appear on the register of members of the Company as of the Record Date. However, receipt of this Letter of Offer by any Equity Shareholders in a jurisdiction in which it would be illegal to make this Tender Offer, or where making this Tender Offer would require any action to be taken (including, but not restricted to, registration of this Letter of Offer under any local securities laws), shall not be treated by such Shareholders as an offer being made to them. Potential users of the information contained in this Letter of Offer are requested to inform themselves about and to observe any such restrictions. Any Eligible Shareholder who tenders his, her or its Equity Shares in the Buyback shall be deemed to have declared, represented, warranted and agreed that he, she or it is authorized under the provisions of any applicable local laws, rules, regulations and statutes to participate in the Buyback.

2)	Forward Looking Statements

This Letter of Offer contains certain forward-looking statements. These forward-looking statements generally can be identified by words or phrases such as ‘aim’, ‘anticipate’, ‘believe’, ‘expect’, ‘estimate’, ‘intend’, ‘objective’, ‘plan’, ‘project’, ‘will’, ‘will continue’, ‘will pursue’ or other words or phrases of similar import. Similarly, statements that describe our strategies, objectives, plans or goals are also forward-looking statements. All forward-looking statements are subject to risks, uncertainties and assumptions about the Company that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.

Actual results may differ materially from those suggested by forward-looking statements due to risks or uncertainties associated with expectations relating to, inter alia, regulatory changes pertaining to the industries in which the Company operates and its ability to respond to them, the Company’s ability to successfully implement its strategy, its growth and expansion, technological changes, exposure to market risks, general economic and political conditions in India or other key markets where it operates which have an impact on its business activities or investments, the monetary and fiscal policies, inflation, deflation, authorized turbulence in interest rates, foreign exchange rates, equity prices or other rates or prices, the performance of the financial markets in India and globally, changes in domestic laws, regulations and taxes and changes in competition in the industries in which the Company operates.

Certain figures contained in this Letter of Offer, including financial information, have been subject to rounding-off adjustments. All decimals have been rounded off to two decimal points. In certain instances, (i) the sum or percentage change of such numbers may not conform exactly to the total figure given; and (ii) the sum of the numbers in a column or row in certain tables may not conform exactly to the total figure given for that column or row.

Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings, including our Annual Report on Form 20-F for the fiscal year ended March 31, 2025. These filings are available at no charge at www.sec.gov. Shareholders also may obtain free copies of such documents by the Company at www.infosys.com/investors. The Company may, from time to time, make additional written and oral forward-looking statements, including statements contained in the Company’s filings with the Securities and Exchange Commission and our reports to Shareholders. In addition, please note that the date of this document is November 18, 2025 and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. The Company does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of the Company unless it is required by law.

Notice to Shareholders in the United States:

1)

The Buyback is in relation to the securities of an Indian company and is subject to Indian laws and disclosure requirements. It is important for Shareholders in the United States (U.S.) to be aware that this document is subject to tender offer laws and regulations in India, which are different from those in the U.S.; and has been prepared in accordance with Indian format and style, which differs from customary U.S. format and style. Financial information included in this Letter of Offer or in other documents relating to the Buyback has been prepared in accordance with the provisions of the Act and the Indian Accounting Standards notified under the Companies (Indian Accounting Standards) Rules, 2015, and thus may not be comparable to financial information of companies in the U.S. or other companies whose financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles. The Buyback will remain open for a fixed period of 5

Working Days as required under Regulation 9(vi) of the Buyback Regulations and not a minimum of 20 U.S. business days as prescribed by Rules 13e-4 and 14e-1 under the United States Securities Exchange Act of 1934 (“Exchange Act”). The Buyback will be conducted in the U.S. pursuant to an order granting exemptions from Rules 13e4(f)(1)(i), 13e-4(f)(3), 13e-4(f)(8)(i), and 14e-1(a) under the Exchange Act granted by the SEC, and will otherwise be in accordance with the requirements of the Exchange Act, the Act, the relevant rules framed thereunder, including the Share Capital Rules and the Management Rules, to the extent applicable, and the Buyback Regulations. For details of the exemptive relief obtained by the Company from the SEC, see the section titled “Details of Statutory Approvals” on page 47 of this Letter of Offer.

2)

The receipt of cash pursuant to the Buyback by an Eligible Shareholder may be a taxable transaction for U.S. federal income tax purposes and under applicable state and local, as well as foreign and other, tax laws. Each Eligible Shareholder is urged to consult their independent professional advisor immediately regarding the tax consequences of acceptance of the Offer.

3)

It may be difficult for Shareholders in the U.S. to enforce their rights and any claims they may have arising under the U.S. federal securities laws in connection with the Buyback, since the Company is incorporated in a country other than the U.S. and some or all of its officers and directors may be residents of a country other than the United States. Shareholders in the U.S. may not be able to sue the Company or its officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel the Company or its affiliates to subject themselves to the jurisdiction or judgment of a U.S. court.

4)

Neither the SEC nor any state securities commission of the U.S. has approved or disapproved the Buyback or passed any comment upon the adequacy or completeness of this Letter of Offer. Any representation to the contrary is a criminal offence in the U.S.

5)

The Company expresses no opinion as to whether the Eligible Shareholders should participate in the Offer and, accordingly, Eligible Shareholders are advised to consult their own advisors to consider participation in the Offer.

This Letter of Offer is being sent to Eligible Shareholders by email (and, if so requested by any shareholder (including U.S. shareholders), or if any U.S. shareholder has not registered an email address with the Depositories, or if any ADS holder (as of the date of dissemination of this Letter of Offer) so requests, a physical form shall be couriered to such shareholder’s or ADS holder’s registered postal address as available with the Company).

Disclaimer for Persons in countries other than India:

Except for the filing of this Letter of Offer with the SEC, this Letter of Offer has not been filed, registered or approved in any jurisdiction outside India. Recipients of this Letter of Offer resident in jurisdictions outside India should inform themselves of and observe any applicable legal requirements. This Buyback is not directed towards any person or entity in any jurisdiction or country where the same would be contrary to the applicable laws or regulations. This Letter of Offer does not in any way constitute an offer to sell, or an invitation to sell, any securities in any jurisdiction in which such offer or invitation is not authorized, or to any person to whom it is unlawful to make such offer, or solicitation which would subject the Company or the Manager to the Buyback to any new or additional requirements or registrations. Potential users of the information contained in this Letter of Offer are requested to inform themselves about and to observe any applicable legal requirements or restrictions.

This Letter of Offer has been prepared for the purposes of compliance with the Buyback Regulations. Accordingly, the information disclosed herein may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws and regulations of any jurisdiction outside of India. The Company and the Manager to the Buyback are under no obligation to update the information contained herein at any time after the date of this Letter of Offer except as required by law. This Letter of Offer shall be dispatched to all Eligible Shareholders as per the Buyback Regulations and such other circulars or notifications, as may be applicable. However, receipt of this Letter of Offer by any Shareholder in a jurisdiction in which it would be illegal to make this Offer, or where making this Offer would require any action to be taken (including, but not restricted to, registration of this Letter of Offer under any local securities laws), shall not be treated by such Shareholders as an offer being made to them. Any Shareholder who tenders his, her or its Equity Shares in the Buyback shall be deemed to have declared, represented, warranted and agreed that he, she or it is authorised under the provisions of any applicable local laws, rules, regulations and statutes to participate in the Buyback.

4.	TEXT OF THE RESOLUTION PASSED AT THE BOARD MEETING

The Buyback through Tender Offer has been authorised and approved by the Board of Directors at its meeting held on September 11, 2025. The text of the resolution of the Board of Directors is set out below.

Quote

“RESOLVED THAT in accordance with Article 14 of the Articles of Association of the Company and the provisions of Sections 68, 69 and 70 and all other applicable provisions, if any, of the Companies Act, 2013, as amended (the “Act”), the Companies (Share Capital and Debentures) Rules, 2014, as amended (“Share Capital Rules”), the Companies (Management and Administration) Rules, 2014, as amended (“Management Rules”) and Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015, as amended (“LODR Regulations”), including any amendments, statutory modifications or re-enactments thereof, for the time being in force and in compliance with the Securities and Exchange Board of India (Buy-back of Securities) Regulations, 2018, as amended (the “Buyback Regulations”), subject to the approval of the members of the Company by way of special resolution and subject to such other approvals, permissions and sanctions, as may be necessary, including approval from the shareholders by way of a special resolution and exemptive relief from the U.S. Securities and Exchange Commission on certain aspects of U.S. federal securities laws applicable to the Buyback, and subject to any modifications and conditions, if any, as may be prescribed by the appropriate authorities while granting such approvals, permissions, sanctions and exemptions, which may be agreed to by the Board of Directors of the Company (hereinafter referred to as the “Board”, which expression includes any committee duly constituted by the Board to exercise its powers, and/or the powers conferred by this resolution), and subject to such conditions and modifications as may be prescribed or imposed by such government, regulatory, statutory or appropriate authorities, the Board hereby approves the buyback by the Company of its fully paid-up equity shares of face value of ₹ 5 (Rupee Five) each (“Equity Shares”), from the shareholders of the Company, as on the record date, to be determined by the Board (“Record Date”), on a proportionate basis, at a price of ₹ 1,800/- (Rupees One Thousand Eight Hundred only) per Equity Share (“Buyback Price”) and for an amount of up to ₹ 18,000 crore (Rupees Eighteen Thousand crore only) (“Buyback Offer Size”), representing 24.31% and 21.68% of the aggregate of the total paid-up share capital and free reserves of the Company based on the latest audited interim condensed financial statements of the Company as at June 30, 2025 on a standalone basis and consolidated basis (“Buyback”). The Buyback Offer Size does not include any expenses or transaction costs incurred or to be incurred for the Buyback, such as, brokerage, filing fees, advisory fees, intermediaries’ fees, public announcement publication expenses, printing and dispatch expenses, applicable taxes such as securities transaction tax, goods and services tax, stamp duty etc. and other incidental and related expenses (“Transaction Costs”). The Buyback period shall commence from the date of declaration of results of the postal ballot for special resolution until the last date on which the payment of consideration for the Equity Shares bought back by the Company is made (“Buyback Period”), in accordance with, and consonance, with the provisions contained in the Buyback Regulations, the Act, Share Capital Rules, the Management Rules and the LODR Regulations.

RESOLVED FURTHER THAT the Board / Buyback Committee may, till 1 (one) working day prior to the Record Date, increase the Buyback Price and decrease the number of Equity Shares proposed to be bought back under the Buyback, such that there is no change in the Buyback Offer Size, in terms of Regulation 5(via) of the SEBI Buyback Regulations.

RESOLVED FURTHER THAT all of the equity shareholders of the Company as on Record Date will be eligible to participate in the Buyback, including holders of American Depositary Shares (“ADSs”) of the Company who cancel any of their ADSs and withdraw the underlying Equity Shares prior to the Record Date such that they become equity shareholders of the Company as on the Record Date. Such ADS holders will be able to re-deposit against the creation of ADSs any of such Equity Shares that are not tendered in the Buyback, or if tendered, are not accepted in the Buyback.

RESOLVED FURTHER THAT the Company, to the extent legally permissible, implement the Buyback using the “Mechanism for acquisition of shares through Stock Exchange” notified by Securities and Exchange Board of India (“SEBI”) vide circular CIR/CFD/POLICYCELL/1/2015 dated April 13, 2015 read with SEBI circular CFD/DCR2/P/2016/131 dated December 9, 2016, SEBI circular SEBI/HO/CFD/DCR-III/CIR/P/615 dated August 13, 2021 and SEBI circular SEBI/HO/CFD/PoD-2/P/CIR/2023/35 dated

March 8, 2023, and such other circulars or notifications, as may be applicable, including any amendments thereof as amended (“SEBI Circulars”), and the Company shall approach BSE and/or the NSE for facilitating the same and subject to decision of the Board/ Buyback committee, one of BSE and NSE shall act as the designated stock exchange.

RESOLVED FURTHER THAT the Company shall implement the Buyback out of its free reserves and securities premium account of the Company or such other source as may be permitted by the Buyback Regulations or the Act, and the Buyback shall be undertaken through the tender offer route through the Indian stock exchanges, on such terms and conditions as the Board may deem fit.

RESOLVED FURTHER THAT it is hereby recorded that with the Buyback Offer Price and the Buyback Offer Size as approved above, the resultant Buyback Equity Shares shall be 10,00,00,000 (Ten crore) fully paid-up shares representing 2.41% of the fully paid up share capital.

RESOLVED FURTHER THAT the amount required by the Company for the Buyback is intended to be met out of the Company’s current surplus and/or cash balances and/or cash available from internal accruals and on such terms and conditions as the Board may decide from time to time at its absolute discretion.

RESOLVED FURTHER THAT the Company may buyback its Equity Shares from all the existing shareholders holding Equity Shares of the Company on a proportionate basis, provided that 15% (fifteen percent) of the number of Equity Shares which the Company proposes to Buyback or number of Equity Shares entitled as per the shareholding of small shareholders, who hold shares or other specified securities whose market value, on the basis of closing price of shares or other specified securities, on the recognised stock exchange in which highest trading volume in respect of such securities, as on record date is not more than ₹ 2,00,000 (Rupees Two lacs), as per the Buyback Regulations (“Small Shareholders”) as on the Record Date, whichever is higher, shall be reserved for the Small Shareholders, as prescribed under Regulation 6 of the Buyback Regulations and in case the shares tendered are less than the reservation the same shall be adjusted in the general category, in accordance with Buyback Regulations.

RESOLVED FURTHER THAT the Buyback of Equity Shares from non-resident members of the Company, including Foreign Corporate Bodies (including erstwhile Overseas Corporate Bodies), Foreign Institutional Investors (FIIs)/Foreign Portfolio Investors, members of foreign nationality, and ADS holders with underlying Equity Shares consequent to the withdrawal of such Equity Shares, if any, etc., shall be subject to the Foreign Exchange Management Act, 1999 and rules and regulations framed thereunder, if any, Income Tax Act, 1961 and rules and regulations framed thereunder, the Depository Receipts Scheme, 2014, as applicable, and shall be subject to such approvals if, and to the extent necessary or required from the concerned authorities including approvals from the Reserve Bank of India (“RBI”) under the Foreign Exchange Management Act, 1999 and the rules, regulations framed thereunder, if any, and such approvals shall be required to be taken by such non-resident shareholders.

RESOLVED FURTHER THAT a Buyback Committee comprising the Chief Financial Officer, the Chief Legal Officer & Chief Compliance Officer and the Company Secretary of the Company be and is hereby constituted. The Buyback Committee is hereby authorized to do all such acts, deeds and things as may be necessary, expedient or proper with regard to the implementation of the Buyback, including, but not limited to, the following:

1.	To seek all regulatory approvals, if any.

2.

To initiate all necessary actions for preparation and amendments of notice to the general meeting or the postal ballot notice, as applicable, issue of the public announcement, letter of offer and other related documents;

3.

To intimate all necessary actions with respect to opening, operating and closure of necessary accounts including escrow account with a bank, issuing bank guarantee, availing banking credit facility from bank/s (non-fund based limits and/or fund based limits), or depositing acceptable securities with appropriate margin with the merchant bankers, entering into agreement(s);

4.	To decide and announce the Record Date and entitlement ratio for the purpose of Buyback.

5.	To file the public announcement, the certificates for declaration of solvency, letter of offer and other related documents;

6.

To make any corrections, amendments, deletions, additions to the public announcement advertisements, letter of offer or any other documents in relation to the Buyback and filing / publishing / submitting the revised public announcement and any other public notices or other documents in relation to the Buyback, as required by relevant authorities;

7.

To deal with Indian Stock Exchanges (including their clearing corporations) where the equity shares of the Company are listed, and to sign, execute and deliver such documents as may be necessary or desirable in connection with implementation of the Buyback using the “Mechanism for acquisition of shares through Stock Exchange” notified by SEBI vide circular CIR/CFD/POLICYCELL/1/2015 dated April 13, 2015 read with SEBI circular CFD/DCR2/CIR/P/2016/131 dated December 9, 2016 and SEBI circular SEBI/HO/CFD/DCRIII/CIR/P/2021/615 dated August 13, 2021 and SEBI/HO/CFD/PoD-2/P/CIR/2023/35 dated March 8, 2023 including any further amendments thereof.

8.

To give any information, explanation, declarations and confirmations in relation to the public announcement or this letter of offer and any other advertisements, as may be required by the relevant authorities including SEBI and U.S. Securities and Exchange Commission (“SEC”);

9.	To decide on the time-table from the opening of the offer till the extinguishment of the shares.

10.

To decide the ‘designated stock exchange’ for the Buyback for the implementation of the Buyback and making decisions in connection with and settlement of the remuneration for such persons/ intermediaries/agencies including the payment of commission, brokerage, fee, charges etc.

11.	To carry out management discussion and analysis on the likely impact of the Buyback on the Company’s earnings, public holdings, holdings of NRIs/FIIs, etc., and change in management structure.

12.	To withdraw, postpone or to decide not to proceed with the Buyback prior to publishing the public announcement for the Buyback;

13.	To address any queries that may arise in relation to the implementation of the Buyback;

14.	To sign and execute the documents as may be necessary with regard to the Buyback;

15.	To finalize the terms of the Buyback such as finalizing the date of opening and closing of the Buyback;

16.	To extinguish the share certificates and filing of certificates of extinguishment in connection with the Buyback on behalf of the Board, within the time limit specified under the Buyback Regulations;

17.	To make and file ‘Compliance Certificate’ as required under the Buyback Regulations;

18.	To establish Investor Service Centre/s;

19.

To verify offer/acceptances received, finalize the basis of acceptance, issue rejection letters, if any, make payment to the shareholders for the consideration for shares bought back pursuant to the Buyback, determine and make payment of taxed in connection with the Buyback;

20.	To file ‘Return of Buyback’ with Registrar of Companies, SEBI and other statutory authorities;

21.	To maintain ‘Register of Securities bought back’;

22.	To take appropriate action for the removal of difficulties if any and to decide on all matters in connection with or incidental to, the implementation of the Buyback;

23.	To authorize the merchant bankers, Registrar or other agencies appointed for the purpose of buyback to carry out any of the above activities;

24.

To sign, execute and deliver such documents as may be necessary or desirable in connection with or incidental to the Buyback including, but not limited to, certified copies of all resolutions passed by the Board in connection with the Buyback; and

25.	To do all such acts, deeds, matters and things as it may in its absolute discretion, deem necessary, expedient, usual or proper.

RESOLVED FURTHER THAT the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer & Chief Compliance Officer and the Company Secretary of the Company be and is hereby authorized to represent the Company before the Ministry of Corporate Affairs, the SEBI, the SEC, the stock exchanges on which the Equity Shares of the Company are listed viz., the Stock Exchanges and the NYSE or any other agencies connected with the Buyback and to sign and submit all forms, letters, documents or other papers, including certified copies of all resolutions passed by the Board in connection with the Buyback that may be required for the implementation of the Buyback.

RESOLVED FURTHER THAT the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer & Chief Compliance Officer and the Company Secretary of the Company be and are hereby authorised severally to do all such acts and things that may be necessary or incidental for signing and filing of forms, payment of fees etc. and to do all such other acts, things and deeds, as may be required for the aforesaid purpose.

RESOLVED FURTHER THAT the Buyback Committee be and is hereby authorized to do all such acts, deeds, matters and things as it may, in its absolute discretion deem necessary, expedient or proper, for the implementation of the Buyback, including but not limited to appointment of merchant bankers, brokers, lawyers, depository participants, escrow agents, bankers, advisors, registrars, scrutinizers, consultants, representatives, intermediaries, agencies, printers, advertisement agency, as may be required, for the implementation of the Buyback; carrying out incidental documentation as also to make applications to the appropriate authorities for requisite approvals and to initiate all necessary actions for preparation and issue of various documents, opening of accounts including issuing public announcement, extinguishment of share certificates and ‘Certificate of Extinguishment’ required to be filed in connection with the Buyback on behalf of the Board and such other undertakings, agreements, papers, documents and correspondence as may be necessary for the implementation of the Buyback to the SEBI, RBI, Government of India, SEC, BSE Limited (“BSE”) and National Stock Exchange of India Limited (“NSE”) (collectively referred to as “Indian Stock Exchanges”), New York Stock Exchange (“NYSE”), Registrar of Companies, Depositories and/or other authorities.

RESOLVED FURTHER THAT for the purpose of giving effect to this resolution and subject to applicable law and approval of the Buyback by the members, the Buyback Committee shall have the power and authority to accept and make any alteration(s), modification(s) to the terms and conditions, delegate all or any of the authorities conferred upon it to any officer(s) and/or representatives of the Company, in order to give effect to the aforesaid resolutions and to revoke and substitute such delegation / sub-delegation of authority from time to time as well as to give such directions as may be necessary or desirable, to settle any questions, difficulties or doubts that may arise and generally, to do all acts, deeds, matters and things as it may, in its absolute discretion, deem necessary, expedient, usual or proper in relation to or in connection with or for matters consequential to the Buyback without seeking any further consent or approval of the Board or otherwise to the end and intent that the Board shall be deemed to have given its approval thereto expressly by the authority of this resolution.

RESOLVED FURTHER THAT the quorum for a meeting of the Buyback Committee shall be any two members and the Buyback

Committee may regulate its own proceedings and meet as often as required or decide through circular resolutions, to discharge its functions.

RESOLVED FURTHER THAT the Buyback Committee will report from time to time to the Board or its Committee the status/progress of actions taken by the Buyback Committee concerning the Buyback.

RESOLVED FURTHER THAT nothing contained hereinabove shall confer any right on the part of any member to offer, or any obligation on the part of the Company or the Board to buyback any shares and/or impair any power of the Company or the Board to terminate any process in relation to such Buyback if so permissible by law.

RESOLVED FURTHER THAT the Board confirms that it has made a full enquiry into the affairs and prospects of the Company and has formed the opinion –

1.

That immediately following the date of the board meeting held on September 11, 2025 and the date of the members’ resolution for approving the Buyback, there will be no grounds on which the Company can be found unable to pay its debts.

2.

That as regards the Company’s prospects for the year immediately following the date of the board meeting held on September 11, 2025 as well as for the year immediately following the date of passing of the members’ resolution and having regard to the Board’s intentions with respect to the management of the Company’s business during that year and to the amount and character of the financial resources, which will, in the Board’s view, be available to the Company during that year, the Company will be able to meet its liabilities as and when they fall due and will not be rendered insolvent within a period of one year from the date of the board meeting and also from the date of passing of the members’ resolution.

3.

In forming its opinion aforesaid, the Board has taken into account the liabilities (including prospective and contingent liabilities) as if the Company were being wound up under the provisions of the Act and the Insolvency and Bankruptcy Code, 2016, as amended.

RESOLVED FURTHER THAT the Board hereby confirms that:

1.	All the Equity Shares for Buyback are fully paid-up;

2.

Subject to applicable law, the Company shall not issue any shares or other specified securities including by way of bonus issue till the expiry of the Buyback Period, except in discharge of subsisting obligations through stock option schemes, or conversion of preference shares or debenture into Equity Shares. Relevant details and the potential impact of such subsisting obligations shall be disclosed in the public announcement;

3.	Subject to applicable law, the Company shall not raise further capital for a period of one year from the expiry of the Buyback Period, except in discharge of subsisting obligations;

4.

The Company, as per the provisions of Section 68(8) of the Act, will not make any further issue of the same kind of shares or other securities including allotment of new shares under Section 62(1)(a) of the Act or other specified securities within a period of six months after the completion of the Buyback except by way of bonus shares or equity shares issued in order to discharge subsisting obligations such as conversion of warrants, stock option schemes, sweat equity or conversion of preference shares or debentures into Equity Shares;

5.	The Company shall not buyback locked-in Equity Shares and non-transferable equity shares till the pendency of the lock-in or till the Equity Shares become transferable;

6.

The Company shall not buyback its equity shares from any person through negotiated deal whether on or off the stock exchanges or through spot transactions or through any private arrangement in the implementation of the Buyback;

7.

There are no defaults subsisting in the repayment of deposits, interest payment thereon, redemption of debentures or interest thereon or redemption of preference shares or payment of dividend or repayment of any term loans or interest payable thereon to any financial institution or banking company, as the case may be;

8.	That the Company has been in compliance with Sections 92, 123, 127 and 129 of the Act;

9.	That funds borrowed from Banks and Financial Institutions will not be used for the Buyback;

10.

The aggregate amount of the Buyback i.e. ₹ 18,000 crore (Rupees Eighteen Thousand crore only) does not exceed 25% of the total paid-up capital and free reserves of the Company as per the audited interim condensed standalone and the consolidated financial statements of the Company as on June 30, 2025;

11.

The number of equity shares proposed to be purchased under the Buyback i.e. 10,00,00,000 (Ten crore), does not exceed 25% of the total number of equity shares in the paid-up equity share capital as on June 30, 2025;

12.	The Company shall not make any offer of buyback within a period of one year reckoned from the date of expiry of the Buyback Period, subject to applicable laws;

13.

The Buyback will not be in contravention of Regulation 4(vii) of Buyback Regulations, i.e. the Company has not made the offer of Buyback within a period of one year reckoned from the date of expiry of buyback period of the preceding offer of buyback;

14.	There is no pendency of any scheme of amalgamation or compromise or arrangement pursuant to the provisions of the Act, as on date;

15.	The Company shall earmark and make arrangements for adequate sources of funds for the purpose of the Buyback in accordance with the Buyback Regulations;

16.	The Company will not directly or indirectly purchase its own Equity Shares: or other specified securities:
a.	Through any subsidiary company including its own subsidiary companies; or
b.	Through any investment company or group of investment companies.

17.	Consideration of the Equity Shares bought back by the Company will be paid only by way of cash;

18.	The Buyback will not result in delisting of the Equity Shares from BSE Limited and National Stock Exchange of India Limited;

19.

As on date, the ratio of the aggregate of secured and unsecured debts owed by the Company is not and shall not be more than twice the paid-up share capital and free reserves based on lower of the audited interim condensed standalone or consolidated financial statements of the Company as on June 30, 2025;

20.	The buyback offer shall not be withdrawn once the public announcement is made;

21.

The Company shall transfer from its free reserves or securities premium account and/ or such sources as may be permitted by law, a sum equal to the nominal value of the Equity Shares purchased through the Buyback to the capital redemption reserve account and the details of such transfer shall be disclosed in its subsequent audited financial statements;

22.

The Company shall ensure consequent reduction of its share capital post Buyback and the Equity Shares bought back by the Company will be extinguished and physically destroyed (if applicable) in the manner prescribed under the Buyback Regulations and the Act within the specified timelines; and

23.	The Company does not have any outstanding debt from lenders. Accordingly, the Company is not required to obtain the prior consent of its lenders for breach of any covenant with such lenders.

RESOLVED FURTHER THAT in terms of Buyback Regulations, in the event of non-fulfilment of the obligations under the Buyback Regulations by the Company, the escrow account in full or in part shall be forfeited and distributed pro rata amongst the security-holders who accepted the offer, and balance, if any, shall be utilized for investor protection in accordance with Buyback Regulations.”

Unquote

5.	DETAILS OF THE PUBLIC ANNOUNCEMENT

5.1

In accordance with Regulation 7(i) of the Buyback Regulations, the Company has made the Public Announcement dated November 7, 2025, which was published in the following newspapers on November 10, 2025:

Sr. No.	Name of the Newspaper	Language	Edition
1.	Business Standard	English and Hindi	All editions
2.	Prajavani	Kannada	All Karnataka editions
3.	The Economic Times	English	All editions

5.2

The Public Announcement was issued within 2 (two) Working Days from the date of declaration of results of the postal ballot i.e. November 6, 2025, for special resolution passed by the Equity Shareholders approving the Buyback.

5.3

The Company will publish further notices or corrigenda, if any, in the above mentioned newspapers. A copy of the Public Announcement dated November 7, 2025, published on November 10, 2025 is available on the website of SEBI (www.sebi.gov.in), Company (www.infosys.com), NSE (www.nseindia.com), BSE (www.bseindia.com), Registrar to the Buyback (www.kfintech.com) and the Manager to the Buyback (https://investmentbank.kotak.com).

5.4

On the date of the Public Announcement and within one business day of the date of the dispatch of the Postal Ballot Notice, the Company had placed advertisements and on the date of dispatch of this Letter of Offer it shall place an advertisement in the print edition of The New York Times to draw the attention of U.S. shareholders to enable their participation in the Buyback.

5.5

After dispatch of this Letter of Offer, the Company will publish an advertisement in all English and Hindi editions of Business Standard (English and Hindi national daily), and all English editions of The Economic Times, (English national daily), all Karnataka editions of Prajavani (Regional language Kannada daily) to inform the Eligible Shareholders about the completion of dispatch of Letter of Offer. The dispatch advertisement will also include the link for shareholders to check their entitlement under the Buyback.

6.	DETAILS OF THE BUYBACK

6.1

The Buyback has been authorized by a resolution of the Board of Directors on September 11, 2025. The Board had sought approval of the shareholders of the Company for Buyback, by a special resolution, through notice of postal ballot dated September 25, 2025 (“Postal Ballot Notice”), the results of which were announced on November 6, 2025. The shareholders of the Company have approved the Buyback by special resolution. The details of the Buyback are set out below:

Name of the Company	Infosys Limited

Maximum number of Equity Shares proposed to be bought back pursuant to	The Company proposes to buyback up to 10,00,00,000 (Ten crore) Equity Shares of face value of ₹ 5 (Rupees five only) each of the Company.

the Buyback

Number of Equity Shares proposed to be bought back pursuant to the Buyback as a percentage of the existing paid-up equity share capital of the Company

Buyback of up to 10,00,00,000 (Ten crore) Equity Shares representing up to 2.41% of the of the total number of Equity shares in the existing total paid-up Equity share capital of the Company on a standalone basis.

Buyback Offer Price	The Equity Shares of the Company are proposed to be bought back at a price of ₹ 1,800/- (Rupees One Thousand Eight Hundred only) per Equity Share.

Applicable regulations of SEBI and provisions of the Act, in accordance with which the Buyback is made

The Buyback is being undertaken in terms of Chapter III of the Buyback Regulations through tender offer route and in accordance with other applicable provisions of the Buyback Regulations, the SEBI Circulars, LODR Regulations and Sections 68, 69, 70 and other applicable provisions, if any, of the Act, and the relevant rules framed thereunder, including the Share Capital Rules and the Management Rules, to the extent applicable.

Methodology for the Buyback

The Equity Shares shall be bought back on a proportionate basis from all the Eligible Shareholders, including holders of ADS of the Company, who cancel any of their ADS and withdraw the underlying Equity Shares prior to the Record Date, such that they become equity shareholders of the Company as on the Record Date through the “Tender Offer” route, as prescribed under the Buyback Regulations, and subject to applicable laws, facilitated through the stock exchange mechanism as specified by SEBI in the SEBI Circulars. In this regard, the Company will request BSE and NSE to provide the acquisition window for facilitating tendering of Equity Shares under the Buyback. For the purposes of this Buyback, BSE will be the Designated Stock Exchange.

Buyback Offer Size and its percentage with respect to the total paid-up equity share capital and free reserves and percentage with respect to net worth of the Company

Aggregate consideration of up to ₹ 18,000 Crore (Rupees Eighteen Thousand Crore only) being up to 24.31% and 21.68% of the aggregate of fully paid-up Equity Share capital and free reserves based on the latest audited interim condensed financial statements of the Company as at June 30, 2025 on a standalone basis and consolidated basis, respectively, which is within the prescribed limit of 25% under the Act and Regulation 4(i) of the Buyback Regulations. The Buyback Offer Size does not include any expenses or transaction costs incurred or to be incurred for the Buyback, such as, brokerage, filing fees, advisory fees, intermediaries’ fees, public announcement, publication expenses, printing and dispatch expenses, applicable taxes such as securities transaction tax, goods and services tax, stamp duty etc. and other incidental and related expenses.

Other Information

Under applicable Indian laws, holders of ADS will not be eligible to tender ADSs in the Buyback. As intimated in the Postal Ballot Notice dated September 25, 2025 (refer to section 12 of the explanatory statement attached to the Postal Ballot Notice – Additional Information for Holders of the Company’s American Depositary Shares), in order for the ADS holders to participate in the Buyback, they must have previously taken certain actions in order to withdraw the Equity Shares underlying the ADSs held by them in advance of the Record Date and should have become holders of Equity Shares on the Record Date. In the Postal Ballot Notice, the Company had intimated that ADS holders had approximately 49 calendar days from the date of the Postal Ballot Notice to take such steps as may be required for ADS holders to hold Equity Shares as on the Record Date. ADS holders are advised to read paragraph 22.26 – 22.30 of this Letter of Offer, “Participation by ADS Holders” for additional details concerning participation in the Buyback by ADS holders.

6.2	The Equity Shares of the Company are listed on NSE and BSE. Further, the ADS of the Company are listed on the New York Stock Exchange.

6.3

The Buyback from the Eligible Shareholders who are Non-Resident Shareholders, shall be subject to such approvals, if any and to the extent necessary or required from the concerned authorities, including approvals from the RBI under the FEMA and that such approvals shall be required to be taken by such Non-Resident Shareholders.

6.4	The Buyback would involve reservation for Small Shareholders which will be 15% of the number of Equity Shares that the Company proposes to Buyback, or their entitlement, whichever is higher.

6.5	Aggregate shareholding of the promoters and promoter group as on the date of the Public Announcement i.e. November 7, 2025:

Sr. No.	Name	Number of Equity Shares Held	Shareholding Percentage (%)
A. Promoters
1.	Sudha Gopalakrishnan	9,53,57,000	2.30
2.	Rohan Murty	6,08,12,892	1.46
3.	Nandan M Nilekani	4,07,83,162	0.98
4.	Akshata Murty	3,89,57,096	0.94
5.	Asha Dinesh	3,85,79,304	0.93
6.	Sudha N Murty	3,45,50,626	0.83
7.	Rohini Nilekani	3,43,35,092	0.83
8.	Dinesh Krishnaswamy	3,24,79,590	0.78
9.	S Gopalakrishnan	3,18,53,808	0.77
10.	Shreyas Shibulal	1,99,29,860	0.48
11.	Narayana Murthy	1,51,45,638	0.36
12.	Meghana Gopalakrishnan	1,48,34,928	0.36
13.	Nihar Nilekani	1,26,77,752	0.31
14.	Shruti Shibulal	87,05,651	0.21
15.	Janhavi Nilekani	85,89,721	0.21
16.	Deeksha Dinesh	76,46,684	0.18
17.	Divya Dinesh	76,46,684	0.18
18.	S D Shibulal	52,08,673	0.13
19.	Kumari Shibulal	49,45,935	0.12

Total (A)		51,30,40,096	12.35

B. Promoter group
20.	Milan Shibulal Manchanda	61,06,302	0.15
21.	Nikita Shibulal Manchanda	61,06,302	0.15
22.	Gaurav Manchanda	57,73,233	0.14
23.	Bhairavi Madhusudhan Shibulal	54,27,875	0.13
24.	Tanush Nilekani Chandra	33,56,017	0.08
25.	Ekagrah Rohan Murty	15,00,000	0.04
26.	Shray Chandra	7,19,424	0.02

Total (B)		2,89,89,153	0.70

Total (A+B)		54,20,29,249	13.05

6.6

Aggregate shareholding of the directors of the promoters as on the date of the Public Announcement i.e November 7, 2025 where the promoter is a company: The Company does not have any corporate promoter.

6.7	The aggregate shareholding of the directors and key managerial personnel of the Company as on the date of the Public

Announcement i.e. November 7, 2025:

Sr. No.	Name	Designation	Number of Equity Shares Held	Shareholding Percentage (%)
A. Directors
1.	Nandan M. Nilekani	Chairman and Non-Executive and Non- Independent Director (Promoter)	4,07,83,162	0.98
2.	Salil Parekh	Chief Executive Officer and Managing Director	13,79,460	0.03
3.	D. Sundaram	Lead Independent Director	Nil	Nil
4.	Michael Gibbs	Independent Director	Nil	Nil
5.	Bobby Parikh	Independent Director	7,747	0.00
6.	Chitra Nayak	Independent Director	Nil	Nil
7.	Govind Iyer	Independent Director	Nil	Nil
8.	Helene Auriol Potier	Independent Director	Nil	Nil
9.	Nitin Paranjpe	Independent Director	Nil	Nil

Total (A)			4,21,70,369	1.02

B. Key managerial personnel
1.	Jayesh Sanghrajka	Chief Financial Officer	1,04,055	0.00
2.	Inderpreet Sawhney	Chief Legal Officer and Chief Compliance Officer	Nil	Nil
3.	A.G.S. Manikantha	Company Secretary	17,829	0.00
4.	Shaji Mathew	Chief Human Resources Officer	2,65,114	0.01

Total (B)			3,86,998	0.01

Total (A+B)			4,25,57,367	1.02

6.8	The aggregate American Depositary Receipts (“ADRs”) held by the directors and key managerial personnel of the Company as on the date of the Public Announcement i.e. November 7, 2025:

Sr. No.	Name	Designation	Number of ADRs Held	Shareholding Percentage (%)
1.	Inderpreet Sawhney	Chief Legal Officer and Chief Compliance Officer	1,90,008	0.00

Total			1,90,008	0.00

Note: Each ADR represents one underlying equity share

6.9

The aggregate Restricted Stock Units (“RSUs”) and Employee Stock Options (“Options”) held by the directors and key managerial personnel of the Company as on the date of the Public Announcement i.e. November 7, 2025:

Sr. No.	Name	Designation	Type of stock incentive	Unvested
1.	Salil Parekh	Chief Executive Officer and Managing Director	Equity RSUs	3,78,164

Total (A)				3,78,164

2.	Jayesh Sanghrajka	Chief Financial Officer	Equity RSUs	83,656	(1)
			Equity Options	53,020
3.	Inderpreet Sawhney	Chief Legal Officer and Chief Compliance Officer	ADR RSUs	1,65,581	(2)
			ADR Options	1,36,060
4.	A.G.S. Manikantha	Company Secretary	Equity RSUs	7,364

Sr. No.	Name	Designation	Type of stock incentive	Unvested
			Equity Options	6,100
5.	Shaji Mathew	Chief Human Resources Officer	Equity RSUs	55,418	(3)
			Equity Options	42,190

Total (B)				5,49,389

Total (A+B)				9,27,553

Notes:

1.	Excludes 10,383 RSUs which have been exercised and are pending for allotment.
2.	Excludes 16,746 RSUs which have been exercised and are pending for allotment.
3.	Excludes 5,402 RSUs which have been exercised and are pending for allotment.

6.10

No Equity Shares of the Company have been purchased/sold by any Promoter / Promoter Group, directors and key managerial personnel of the Company during the period from the 12 months preceding the date of the Public Announcement and till the date of this Letter of Offer, except for the following transactions:

Sr. No.	Name	Aggregate no. of Equity Shares purchased or sold	Nature of Transaction	Maximum price per Equity Share (₹)	Date of maximum price	Minimum price per Equity Share (₹)	Date of minimum price
A.Promoter and Promoter Group
1.	Shruti Shibulal	59,68,113	Purchase	1,657.00	March 11, 2025	1,574.00	March 12, 2025
2.	Gaurav Manchanda	(59,68,113)	Sale	1,657.00	March 11, 2025	1,574.00	March 12, 2025
3.	Bhairavi Madhusudhan Shibulal	8,330	Gift Received	NA	January 24, 2025	NA	January 24, 2025
4.	Shreyas Shibulal	(8,330)	Gift Given	NA	January 24, 2025	NA	January 24, 2025
5.	Shreyas Shibulal	703	Purchase	1,719.95	March 6, 2025	1,680.95	March 7, 2025
B.Directors
6.	Salil Parekh	(25,500)	Sale	1511.70	May 6, 2025	1,509.00	May 6, 2025
		(1,07,729)	Sale#	1,904.50	February 7, 2025	1,506.20	May 7, 2025
		3,37,801	Exercise of RSUs	5.00	May 28, 2025	5.00	May 28, 2025

Sr. No.	Name	Aggregate no. of Equity Shares purchased or sold	Nature of Transaction	Maximum price per Equity Share (₹)		Date of maximum price	Minimum price per Equity Share (₹)		Date of minimum price
7.	Bobby Parikh	860	Purchase	1,596.64	*	June 13, 2025	1,596.64	*	June 13, 2025
C. Key managerial personnel
8.	Jayesh Sanghrajka	24,390	Exercise of RSUs	5.00		September 10, 2025	5.00		September 10, 2025
		3,438	Exercise of Equity Options	997.50		October 30, 2025	997.50		October 30, 2025
		3,438	Exercise of Equity Options allotted pursuant to bonus issue	Nil		October 30, 2025	Nil		October 30, 2025
		(10,986)	Sale#	1,904.50		February 7, 2025	1,483.10		April 25, 2025
9.	A.G.S. Manikantha	1,622	Exercise of RSUs	5.00		August 20, 2025	5.00		August 20, 2025
10.	Shaji Mathew	12,819	Exercise of RSUs	5.00		September 10, 2025	5.00		September 10, 2025
.		(1,780)	Sale#	1,904.50		February 7, 2025	1,874.00		November 12, 2024

#	Represents sale in connection with exercise of RSUs
*	Represents average purchase price

6.11

No ADRs of the Company have been purchased / sold by directors and key managerial personnel of the Company during the 12 months preceding the date of the Public Announcement and till the date of this Letter of Offer, except for the following transactions:

Sr. No.	Name	Aggregate no. of RSUs and Options purchased or sold	Nature of Transaction	Maximum price		Date of maximum price	Minimum price		Date of minimum price
1.	Inderpreet Sawhney	49,938	Exercise of ADR RSUs	₹	5.00	August 27, 2025	₹	5.00	August 27, 2025
		(13,286)	Sale#		$22.17	November 12, 2024		$17.87	May 2, 2025

#Represents sale in connection with exercise of RSUs

6.12

Details of RSUs and Options exercised by directors and key managerial personnel of the Company during the 12 months preceding the date of the Public Announcement and till the date of this Letter of Offer:

Sr. No.	Name	Aggregate no. of RSUs and Options exercised		Nature of Transaction	Maximum price per Equity Share/ ADR (₹)	Date of maximum price	Minimum price per Equity Share/ ADR (₹)	Date of minimum price
1.	Salil Parekh	337,801		Exercise of RSUs	5.00	May 28, 2025	5.00	May 28, 2025
2.	Jayesh Sanghrajka	24,390	(1)	Exercise of RSUs	5.00	September 10, 2025	5.00	September 10, 2025
		3,438		Exercise of Equity Options	997.50	October 30, 2025	997.50	October 30, 2025
		3,438		Exercise of Equity Options allotted pursuant to bonus issue	Nil	October 30, 2025	Nil	October 30, 2025
3.	A.G.S. Manikantha	1,622		Exercise of RSUs	5.00	August 20, 2025	5.00	August 20, 2025
4.	Shaji Mathew	12,819	(2)	Exercise of RSUs	5.00	September 10, 2025	5.00	September 10, 2025
5.	Inderpreet Sawhney	49,938	(3)	Exercise of ADR RSUs	5.00	August 27, 2025	5.00	August 27, 2025

Notes:

1.	Excludes 10,383 RSUs which have been exercised and are pending for allotment.

2.	Excludes 5,402 RSUs which have been exercised and are pending for allotment.
3.	Excludes 16,746 RSUs which have been exercised and are pending for allotment.

6.13	Intention of promoter and promoter group to participate in Buyback:

6.13.1

In terms of the Buyback Regulations, under the tender offer route, the Promoter and Promoter Group have the option to participate in the Buyback. In this regard, the Promoter and Promoter Group of the Company have expressed their intention of not participating in the Buyback vide their letters dated September 14, 2025, September 16, 2025, September 17, 2025, September 18, 2025, and September 19, 2025.

6.13.2	The date and price of the acquisition and other details of the Equity Shares held by the promoter and promoter group who are intending to tender their shares: Not applicable.

6.14

Pursuant to the proposed Buyback and depending on the response to the Buyback, the voting rights of the Promoters and Promoter Group in the Company which constitutes 13.05% as on date of the Public Announcement, may change. We confirm that after the completion of the Buyback, the public shareholding of the Company shall not fall below the minimum level required as per Regulation 38 of the LODR Regulations. Any such change in the voting rights of the Promoters and Promoter Group post conclusion of buyback will not result in any change in control over the Company.

7.	AUTHORITY FOR THE BUYBACK

7.1

This Buyback is being undertaken in accordance with Article 14 of the Articles of Association of the Company, Sections 68, 69, 70 and other applicable provisions, if any, of the Act, the relevant rules framed thereunder, including the Share Capital Rules, and the Management Rules, to the extent applicable, and the Buyback Regulations.

7.2

Given the Company’s class of securities registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended, and the shareholding of U.S. residents by way of ADSs and Equity Shares, it was necessary for the Company to seek and obtain exemptive relief from the SEC on certain aspects of the tender offer procedures, due to conflicting regulatory requirements between Indian and U.S. laws for tender offer buybacks, and the same has been obtained post the Board’s approval for the Buyback.

7.3

This Buyback is further subject to approvals, permissions and sanctions as may be necessary, from time to time from statutory, regulatory or governmental authorities as required under applicable laws, including but not limited from RBI, SEBI and/or the Indian Stock Exchanges.

7.4

The Board at its meeting dated September 11, 2025 passed a resolution approving the Buyback of Equity Shares of the Company and sought approval of its Shareholders, by a special resolution, through a Postal Ballot Notice dated September 25, 2025. The Shareholders of the Company have approved the Buyback by way of a special resolution, through the postal ballot concluded on November 4, 2025.

8.	NECESSITY / OBJECTIVE OF THE BUYBACK

8.1

The Buyback is being undertaken by the Company after taking into account the strategic and operational cash needs in the medium term and the need for returning surplus funds to the members in an effective and efficient manner in line with its capital allocation policy. The financial parameters / internal factors that shall be considered include, but are not limited to:

•	Expected cash requirements of the Company towards working capital, investments in AI and other areas, capital expenditure in technology and infrastructure etc.;

•	Investments required towards execution of the Company’s strategy;

•	Funds required for any acquisitions that the Board may approve;

•	Minimum cash required for contingencies or unforeseen events;

•	Any other significant developments that require cash investments

8.2

The expected cash generation and strong balance sheet position of the Company allows it to reward its members, while retaining sufficient capital for business requirements. Since 2017, the Company has undertaken multiple buybacks, which, along with regular and special dividends has enabled the Company to distribute the surplus cash to shareholders in a predictable and efficient manner.

8.3

As of June 30, 2025, the Company had consolidated cash and investments (comprising of cash and cash equivalents, current and non- current investments excluding investments in equity and preference shares and others) of ₹ 45,204 crore.

8.4	The Buyback is being undertaken for the following reasons:

•	The Buyback will help the Company to return surplus cash to its members, in line with the stated Capital Allocation Policy;

•

The Buyback is expected to improve return on equity through distribution of cash and improve earnings per share by reduction in the equity base in the long term, thereby leading to long term increase in members’ value;

•

The Buyback gives an option to all the members of the Company as on the Record Date, either to sell their Equity Shares and receive cash or not to sell their Equity Shares and get a resultant increase in their percentage shareholding in the Company post the Buyback, without additional investment; and

•

The Buyback, which is being implemented through the Tender Offer route would involve allocating to the Small Shareholders the higher of: (a) the number of shares entitled as per their shareholding; or (b) 15% of the number of shares to be bought back, as per Regulation 6 of the Buyback Regulations. The Company believes that this reservation for small shareholders would benefit a large number of the Company’s public shareholders, who would be classified as “Small Shareholders”.

8.5

As per the stated Capital Allocation Policy, “Effective from financial year 2025, the Company expects to continue its policy of returning approximately 85% of the free cash flow cumulatively over a 5-year period through a combination of semi-annual dividends and/or share buyback/ special dividends, subject to applicable laws and requisite approvals, if any”. Under this policy, the Company expects to progressively increase its annual Dividend Per Share (excluding special dividend if any). In line with the above Capital Allocation Policy, the Buyback is expected to create long term value for the shareholders with a reduction in the equity base.

9.	MAXIMUM NUMBER OF EQUITY SHARES THAT THE COMPANY PROPOSES TO BUYBACK

9.1

The indicative number of Equity Shares at the Buyback Price and the Buyback Offer Size bought back would be 10,00,00,000 (Ten crore) Equity Shares, comprising approximately 2.41% of the total paid-up equity share capital of the Company as of June 30, 2025 (on a standalone basis).

10.	MAXIMUM AMOUNT REQUIRED UNDER THE BUYBACK

10.1

The amount of funds required for the Buyback will aggregate to ₹ 18,000 crore (Rupees Eighteen Thousand Crore only), being 24.31% and 21.68% of the aggregate of the total paid-up share capital and free reserves of the Company on a standalone and consolidated basis, respectively, which is less than 25% of the aggregate of the total paid-up share capital and free reserves of the Company based on the latest audited interim condensed financial statements of the Company as at June 30, 2025 on a standalone basis and consolidated basis.

10.2

The Buyback Offer Size does not include any expenses or transaction costs incurred or to be incurred for the Buyback, such as, brokerage, filing fees, advisory fees, intermediaries’ fees, public announcement publication expenses, printing and dispatch expenses, applicable taxes such as securities transaction tax, goods and services tax, stamp duty etc. and other incidental and related expenses.

10.3

The funds for the implementation of the proposed Buyback will be sourced out of the free reserves and securities premium account of the Company or such other source as may be permitted by the Buyback Regulations or the Act. Borrowed funds from banks and financial institutions, if any, will not be used for the Buyback.

11.	MANAGEMENT DISCUSSION AND ANALYSIS OF THE LIKELY IMPACT OF THE BUYBACK ON THE

COMPANY

11.1

The Company believes that the Buyback is not likely to cause any material impact on the profitability or earnings of the Company except to the extent of reduction in the amount available for investment, which the Company could have otherwise deployed towards generating investment income until eventual distribution to shareholders as per the Capital Allocation Policy. Assuming full response to the Buyback, the funds deployed by the Company towards the Buyback would be up to ₹ 18,000 Crore (Rupees Eighteen Thousand Crore only), excluding Transaction Costs. This shall impact the investment income earned by the Company, on account of the reduced amount of funds available for investments.

11.2

In terms of the SEBI Buyback Regulations, under the Tender Offer route, the Promoter and Promoter Group have an option to participate in the Buyback. In this regard, the Promoter and Promoter group have expressed their intention to not participate in the Buyback vide their letters dated September 14, 2025, September 16, 2025, September 17, 2025, September 18, 2025 and September 19, 2025. Assuming participation in the Buyback is to the extent of 100% (full acceptance) from all the other Eligible Shareholders up to their Buyback Entitlement, the aggregate shareholding of the Promoters and members of the Promoter Group after the completion of the Buyback shall increase to 13.37% of the post- Buyback total paid-up Equity Share capital of the Company from 13.05% of the pre-Buyback total paid-up Equity Share capital of the Company (as on the date of the Public Announcement), and the aggregate shareholding of the public in the Company shall change to 86.63% of the post- Buyback total paid-up Equity Share capital of the Company from 86.95% of the pre- Buyback total paid-up Equity Share capital of the Company.

11.3	The Buyback is not expected to result in a change in control or otherwise affect the existing management structure of the Company.

11.4

Consequent to the Buyback and based on the number of Equity Shares bought back from the Non-Resident Shareholders, Indian financial institutions, banks, mutual funds and the public including other bodies corporate, the shareholding of each such person shall undergo a change. The FIIs/FPIs are advised to ensure that their investment in the Company continues to be within the limit prescribed under applicable laws, post completion of the Buyback.

11.5	The Company believes that the Buyback will not impact the growth opportunities of the Company.

11.6

The Buyback is expected to improve return on equity through distribution of cash and improve earnings per share by reduction in the equity base in the long term, thereby leading to long term increase in members’ value.

11.7

As on the date of this Letter of Offer, the Company does not have any outstanding debt from lenders. Accordingly, the Company confirms that the ratio of the aggregate of secured and unsecured debts owed by the Company is not and shall not be more than twice the paid-up share capital and free reserves based on lower of the audited interim condensed standalone or consolidated financial statements of the Company as on June 30, 2025.

11.8	The Company shall not raise further capital for a period of 1 (one) year from the expiry of the Buyback Period except in discharge of its subsisting obligations.

11.9

Subject to applicable law, the Company shall not issue any Equity Shares or other specified securities including by way of bonus issue till the expiry of the Buyback Period, except in discharge of subsisting obligations through conversion of stock option schemes into equity shares. As on the date of the Public Announcement, 5,24,185 RSUs are vested, which may get converted to Equity Shares during the Buyback Period.

11.10

There are no defaults subsisting in the repayment of deposits or interest payment thereon, redemption of debentures or interest payment thereon or payment of dividend due to any shareholder, or repayment of any term loans or interest payable thereon to any financial institution or banking company, in the last three years.

11.11	The Company is not undertaking the Buyback so as to delist its shares from the Indian Stock Exchanges.

11.12	Salient financial parameters pursuant to the Buyback based on the audited standalone and consolidated financial statements of the Company are set out below:

Standalone

Parameters (based on audited standalone financial statements as at March 31, 2025)	Pre-Buyback	Post- Buyback*
Basic Earnings per share (in ₹) (1)	61.58	63.10
Diluted Earnings per share (in ₹) (2)	61.46	62.98
Book value per share (₹) (3)	210.27	171.05
Return on net worth (in %)(4)	30.35%	38.59%
Debt-equity ratio (5)	NA	NA
Price Earnings Ratio(6)	25.5x	24.9x
Net worth (₹ in Crores)	87,332	69,332

*

The Post Buyback parameters are calculated by reducing the net worth by the proposed Buyback amount (assuming full acceptance), without factoring in transaction costs viz. brokerage, applicable taxes such as buyback tax, securities transaction tax, goods and service tax, stamp duty, etc and by reducing outstanding shares by proposed no. of buyback of equity shares i.e. 10,00,00,000.

Notes:

(1)

Basic Earnings per Share = Profit after Tax / Weighted Average Basic Number of Shares outstanding for the year Less proposed no. of buyback of equity shares i.e. 10,00,00,000 (only for post buyback ratio).

(2)

Diluted Earnings per Share = Profit after Tax / Weighted. Average Dilutive Number of Shares outstanding for the year Less proposed no. of buyback of equity shares i.e. 10,00,00,000 (only for post buyback ratio).

(3)	Book value per Share = Net Worth / Number of Shares outstanding at the end of the year Less proposed no. of buyback of equity shares i.e. 10,00,00,000 (only for post buyback ratio).
(4)	Return on Net Worth = Profit after tax /Average Net Worth Less Proposed amount of buyback of equity shares of the company i.e. ₹ 18,000 crore (only for post buyback ratio)
(5)	Debt-Equity Ratio = Total Debt/Total Equity. Debt- Equity ratio is not applicable as the Company has no borrowings
(6)	Price Earnings Ratio= NSE closing price on NSE as on March 28, 2025/Basic Earnings per share (Post buyback revised EPS for post Buyback ratio)

Consolidated

Parameters (based on audited consolidated financial statements as at March 31, 2025)	Pre-Buyback	Post- Buyback*
Basic Earnings per share (in ₹) (1)	64.50	66.10
Diluted Earnings per share (in ₹) (2)	64.34	65.93
Book value per share as at (₹) (3)	231.24	192.45
Return on net worth (in %)(4)	29.05%	36.11%
Debt-equity ratio (5)	NA	NA
Price Earnings Ratio(6)	24.4x	23.8x
Net worth (₹ in Crores)	95,818	77,818

*

The Post Buyback parameters are calculated by reducing the net worth by the proposed Buyback amount (assuming full acceptance), without factoring in transaction costs viz. brokerage, applicable taxes such as buyback tax, securities transaction tax, goods and service tax, stamp duty, etc and by reducing outstanding shares by proposed no. of buyback of equity shares i.e. 10,00,00,000.

Notes:

(1)

Basic Earnings per Share = Profit Attributable to Owners of the company / Weighted Average Basic Number of Shares outstanding for the year Less proposed no. of buyback of equity shares i.e. 10,00,00,000 (only for post buyback ratio).

(2)

Diluted Earnings per Share = Profit after tax attributable to equity shareholders / Weighted Average Dilutive Number of Shares outstanding for the year Less proposed no. of buyback of equity shares i.e. 10,00,00,000 (only for post buyback ratio).

(3)	Book value per Share = Net Worth / Number of Shares outstanding at the end of the year Less proposed no. of buyback of equity shares i.e. 10,00,00,000 (only for post buyback ratio).
(4)	Return on Net Worth = Profit Attributable to Owners of the company/ Average Net Worth Less Proposed amount of buyback of equity shares of the company i.e. ₹ 18,000 crore (only for post buyback ratio)
(5)	Debt-Equity Ratio = Total Debt/Total Equity. Debt- Equity ratio is not applicable as the Company has no borrowings

(6)	Price Earnings Ratio= NSE closing price on NSE as on March 28, 2025/Basic Earnings per share (Post buyback revised EPS for post Buyback ratio)

12.	BUYBACK PRICE AND BASIS OF DETERMINING THE PRICE OF THE BUYBACK

12.1

The Equity Shares of the Company are proposed to be bought back at a price of ₹ 1,800/- (Rupees One Thousand Eight Hundred only) per Equity Share (“Buyback Price”). The Buyback Price has been arrived at after considering various factors including, but not limited to, the trends in the volume weighted average market prices of the Equity Shares on BSE and NSE where the Equity Shares are listed, price earnings ratio, impact on other financial parameters and the possible impact of the Buyback on the earnings per Equity Share. Further, in accordance with Regulation 5(via) of the Buyback Regulations, the Board/Buyback Committee may increase the Buyback Price and decrease the number of Equity Shares proposed to be bought back provided that there is no change in the Buyback Offer Size, till one working day prior to the Record Date fixed for the purpose of Buyback.

In line with the recent market practice in relation to buybacks, the Buyback Price represents:

•

Premium of 15.60% and 16.99% to the volume weighted average market price of the Equity Shares on BSE and NSE, respectively, during the three months period ending September 8, 2025, being the date of the intimation to the stock exchanges regarding the proposal of buyback being considered at Board Meeting.

•

Premium of 20.78% and 20.67% to the volume weighted average market price of the Equity Shares on BSE and NSE, respectively, during the two weeks period ending September 8, 2025, being the date of the intimation to the stock exchanges regarding the proposal of buyback being considered at Board Meeting.

•

Premium of 25.64% and 25.62% over the closing price of the Equity Shares on BSE as well as NSE, respectively, as on September 8, 2025, being the date of intimation to the stock exchanges regarding the proposal of buyback being considered at Board Meeting.

13.	SOURCES OF FUNDS FOR THE BUYBACK

13.1

Assuming full acceptance, the funds that would be utilised by the Company for the purpose of the Buyback would amount to ₹ 18,000 crore (Rupees Eighteen Thousand Crore Only) excluding the Transaction Costs.

13.2

The funds for the implementation of the proposed Buyback will be sourced out of the free reserves of the Company (including securities premium) or such other source as may be permitted by the Buyback Regulations or the Act.

13.3

This Buyback is not likely to cause any material impact on the earnings of the Company, except for the cost of financing the Buyback, being a temporary reduction in the treasury income that the Company could have otherwise earned on the funds deployed till the time such funds were distributed to shareholders as per the Capital Allocation Policy.

13.4

The Company shall transfer from its free reserves, a sum equal to the nominal value of the equity shares so bought back to the Capital Redemption Reserve Account and details of such transfer shall be disclosed in its subsequent audited financial statements.

13.5	The borrowed funds from banks and financial institutions, if any, will not be used for the Buyback.

14.	DETAILS OF THE ESCROW ACCOUNT AND THE AMOUNT TO BE DEPOSITED THEREIN

14.1	In accordance with Regulation 9(xi) of the Buyback Regulations, an Escrow Agreement has been entered into amongst the Company, the Manager and the Escrow Agent.

14.2

In accordance with the Buyback Regulations and pursuant to the Escrow Agreement, the Company has opened an Escrow Account in the name and style “Infosys Ltd Buyback 2025 – Escrow Account” bearing account number 6052691234 with the Escrow Agent having its registered office at Mumbai.

14.3

In accordance with the Regulation 9(xi) of the Buyback Regulations, the Company has deposited a sum of ₹ 1815,00,00,000/- (Rupees One Thousand Eight Hundred and Fifteen Crore Only) in the Escrow Account, which is the aggregate of 25% up to ₹ 100 crore (Rupees One Hundred Crore only) and 10% thereafter of the Buyback Offer Size in accordance with the Buyback Regulations. In accordance with the Buyback Regulations, the Manager to the Buyback is empowered under the Escrow

Agreement to operate the Escrow Account.

14.4

In accordance with Regulation 10 of the Buyback Regulations, the Company shall immediately after the closure of the Tendering Period deposit the amount of consideration payable to the Eligible Shareholders in a special escrow account with the Escrow Agent. Such consideration would be the aggregate of up to 90% of the amount lying in the Escrow Account and the balance amount payable to the Eligible Shareholders and will constitute the entire sum due and payable as consideration for the Buyback in terms of the Buyback Regulations.

15.	FIRM FINANCING ARRANGEMENTS

15.1

The Company has identified and earmarked funds for the purpose of fulfilment of the obligations of the Company under the Buyback. Such earmarked funds, together with funds provided for escrow arrangements, are in excess of the Buyback Offer Size.

15.2

Based on the resolution of the Buyback Committee dated November 7, 2025 in this regard, and other facts/ documents, Deloitte Haskins & Sells LLP, Statutory auditors of the Company (Firm Registration number 117366W/W-100018), Chartered Accountants, have certified, vide their letter dated November 7 , 2025, that the Company has made firm financing arrangements for fulfilling the obligations under the Buyback.

15.3

Based on the aforementioned certificate, the Manager to the Buyback confirmed that they are satisfied that firm arrangements for fulfilling the obligations under the Buyback are in place and that the Company has the ability to implement the Buyback in accordance with the Buyback Regulations.

16.	CAPITAL STRUCTURE AND SHAREHOLDING PATTERN

16.1	The present capital structure (as on the date of this Letter of Offer) of the Company is set out below:

		Aggregate value (in ₹ crore)
A	AUTHORISED SHARE CAPITAL
	480,00,00,000 Equity Shares of face value ₹5/- each	2,400
B	ISSUED, SUBSCRIBED AND PAID-UP CAPITAL BEFORE THE BUYBACK
	415,44,01,349 fully paid-up Equity Shares of face value ₹5/- each	2,077

16.2	The Company confirms that there are no outstanding preference shares, partly paid-up Equity Shares or calls in arrears.

16.3	As on the date of the Public Announcement, 5,24,185 RSUs are vested, which may get converted to Equity Shares during the Buyback Period.

16.4

Subject to applicable law, the Company shall not issue any shares or other specified securities including by way of bonus issue till the expiry of the Buyback Period, except in discharge of subsisting obligations through conversion of stock option schemes into equity shares. Relevant details and the potential impact of such subsisting obligations have been disclosed in the public announcement.

16.5	The details of buyback programs undertaken by the Company in the last 3 (three) years are as set out below:

Opening Date	Closing Date	Method of Buyback	Equity Shares bought back	Last date of payment of consideration
December 7, 2022	February 13, 2023	Open market route	6,04,26,348	February 13, 2023

16.6

Pursuant to the proposed Buyback and depending on the response to the Buyback, the voting rights of the Promoters and Promoter Group in the Company as on date of the Public Announcement, may change. We confirm that after the completion of the Buyback, the public shareholding of the Company shall not fall below the minimum level required as per Regulation 38 of the LODR Regulations. Any such change in the voting rights of the Promoters post conclusion of buyback will not result in any change in control over the Company.

16.7	The Company confirms that covenants with lenders are not being breached pursuant to the Buyback, as there are no outstanding facilities availed by the Company as on the date of this Letter of Offer.

16.8	Assuming full acceptance in the Buyback, the issued, subscribed and paid-up equity share capital of the Company after the completion of the Buyback Offer would be as set out below:

		Aggregate value (in ₹ crore)
A	AUTHORISED SHARE CAPITAL
	480,00,00,000 Equity Shares of face value ₹5/- each	2,400
B	ISSUED, SUBSCRIBED AND PAID-UP CAPITAL AFTER THE BUYBACK
	405,44,01,349 fully paid-up Equity Shares of face value ₹5/- each	2,027

Note: The above table does not include any issuance of shares due to Company discharging its subsisting obligation.

16.9	There is no pending scheme of amalgamation or compromise or arrangement pursuant to any provisions of the Act.

16.10

The shareholding pattern of the Company (i) pre-Buyback as on the Record Date; and (ii) after the completion of the Buyback (assuming full acceptance of Equity Shares in the Buyback as per the Buyback Regulations) is set out below:

		Pre-Buyback		Post-Buyback#
Sr. No.	Shareholder Category	Number of shares	% shareholding	Number of shares		% shareholding
1	Promoter and Promoter Group	54,20,29,249	13.05	54,20,29,249	*	13.37
2	Indian Financial Institutions/ Banks/ Mutual Funds			3,51,23,72,100		86.63
	Indian Financial Institutions	69,88,98,050	16.82
	Banks	32,04,470	0.08
	Mutual Funds	88,71,83,475	21.36

	Sub Total	1,58,92,85,995	38.26

3	FII/ FPI/ NRIs/ ADRs/ Foreign Nationals and OCB
	FII/FPI	1,11,09,80,627	26.74
	NRIs	4,16,25,721	1.00
	ADRs	33,44,38,878	8.05
	Foreign Nationals and Overseas Corporate Bodies	1,58,75,142	0.38

	Sub Total	1,50,29,20,368	36.17

4	Indian Public, Corporates and others	52,01,65,737	12.52

	Total	4,15,44,01,349	100.00	4,05,44,01,349		100.00

#	Assuming full acceptance of Equity Shares in the Buyback as per the Buyback Entitlement.

*

Given that the Promoter and Promoter Group have expressed their intention not to participate in the Buyback, the Equity Shares held by members of the Promoter and Promoter Group are expected to remain same pre-buyback and post-buyback. Moreover, shares held by the Promoter and Promoter Group shall not be considered for computing the entitlement ratio.

17.	BRIEF INFORMATION OF THE COMPANY

17.1	History and Overview of the Company

17.1.1	Infosys is a global leader in next generation digital services and consulting.

17.1.2

The Company was incorporated on July 2, 1981, in Maharashtra, India, as “Infosys Consultants Private Limited”, a private limited company under the Indian Companies Act, 1956. The Company’s name was changed to “Infosys Technologies Private Limited” in April 1992 and to “Infosys Technologies Limited” in June 1992, when the Company became a public limited company. In June 2011, the Company changed its name from “Infosys Technologies Limited” to “Infosys Limited”, following approval of the name change by the Board, shareholders and the Indian regulatory authorities. The registered office of the Company is at Electronics City, Hosur Road, Bengaluru 560 100, India. The name change was intended to reflect the transition from a provider of technology services to a business transformation partner to its clients. The Company made an initial public offering of equity shares in India in February 1993, which were listed on the stock exchanges in India in June 1993. The Company completed the initial public offering of ADSs in the United States in 1999. In 2003, 2005 and 2006, the Company completed sponsored secondary offerings of ADSs in the United States on behalf of the shareholders. Each of the 2005 and 2006 sponsored secondary offerings also included a public offering without listing (POWL) in Japan. In 2008, the Company was selected as an original component member of ‘The Global Dow’, a world-wide stock index made up of 150 leading blue-chip stocks. Following the voluntary delisting from the NASDAQ Global Select Market on December 11, 2012, the Company began trading of its ADSs on the NYSE on December 12, 2012, under the ticker symbol INFY. On February 20, 2013, the Company also listed its ADSs on the Euronext Paris and Euronext London markets, under the ticker symbol INFY. Infosys voluntarily delisted its ADSs from Euronext Paris and London on July 5, 2018. The primary reason for voluntary delisting from Euronext Paris and London was the low average daily trading volume of Infosys ADSs on these exchanges, which was not commensurate with the related administrative expenses. Infosys ADSs continue to be listed on the NYSE under the symbol “INFY” and investors continue to trade their ADSs on the NYSE.

17.1.3	Overview of the Company

(a)

Infosys is a global leader in next generation digital services and consulting, focusing on delivering AI, cloud and other digital solutions for specific industries in more than 59 countries. Infosys is an enterprise AI partner of choice for its clients as they navigate their business transformation. Infosys enables its clients with an AI-first foundation. Infosys also empower the business with enterprise AI, cloud, and other digital technologies at scale to deliver unprecedented levels of performance and customer delight. Infosys’ always-on learning approach drives their continuous improvement through building and transferring skills, expertise, and ideas from its innovation ecosystem. Infosys is deeply committed to being a well-governed, environmentally sustainable organization where diverse talent thrives in an inclusive workplace.

(b)	The Company’s solutions are classified as Digital and Core.

Digital:

•	Experience

•	Insight
•	Innovate

•	Accelerate
•	Assure

Core:

•	Application management services

•	Proprietary application development services

•	Independent validation solutions

•	Product engineering and management

•	Infrastructure management services

•	Traditional enterprise application implementation

•	Support and integration services

•	Business Process Management

17.2	Growth of Business

17.2.1

For the financial years ended March 31, 2025, 2024 and 2023, the Company recorded standalone revenue from operations of ₹ 136,592 crore, ₹ 128,933 crore and ₹ 124,014 crore, respectively, and standalone profit after tax of ₹ 25,568 crore, ₹ 27,234 crore, and ₹ 23,268 crore, respectively. The year-on-year growth of standalone revenue and standalone profit after tax for the year ended March 31, 2025 was 5.94% and -6.12%, respectively.

17.2.2

For the six months ended September 30, 2025, the company recorded standalone revenue from operations of ₹ 72,182 crore and standalone profit after tax of ₹ 13,874 crore. The year-on-year growth of standalone revenue and standalone profit after tax for the six months ended September 30, 2025 as compared to same period in the previous year was 6.87% and 10.28%, respectively.

17.2.3

For the financial years ended March 31, 2025, 2024 and 2023, the Company recorded consolidated revenue of ₹ 162,990 crore, ₹ 153,670 crore and ₹ 146,767 crore, respectively, and consolidated profit after tax of ₹ 26,750 crore, ₹ 26,248 crore, and ₹ 24,108 crore, respectively. The year-on-year growth of consolidated revenue and consolidated profit after tax for the year ended March 31, 2025 was 6.06% and 1.91%, respectively.

17.2.4

For the six months ended September 30, 2025, the company recorded consolidated revenue from operations of ₹ 86,769 crore and consolidated profit after tax of ₹ 14,300 crore. The year-on-year growth of consolidated revenue and consolidated profit after tax for the six months ended September 30, 2025 as compared to same period in the previous year was 8.06% and 10.94%, respectively.

17.2.5	For the financial year ended March 31, 2025, 57.9% of the consolidated revenue came from North America, 29.8% came from Europe, 3.1% came from India and 9.2% came from the rest of the world.

17.2.6	For the six months ended September 30, 2025, 56.35 % of the consolidated revenue came from North America, 31.65% came from Europe, 3.00 % came from India and 9.00 % came from the rest of the world.

17.3	The history of the Equity Share capital of the Company is set out below:

Date of Allotment	No. of shares allotted / (extinguished)	Face Value (₹)	Amount (₹)	Average Issue Price (₹)	Type of Issue (IPO/FPO/ Preferential Issue/ Scheme/ Bonus/ Rights Issue etc.)	Cumulative Equity Share Capital
						Cumulative capital (No. of shares)	Cumulative Capital (₹)
July 6, 1981	4	10	40	10	Subscribers to Memorandum	4	40
October 12, 1981	996	10	9,960	10	Issued for cash	1,000	10,000
September 17, 1983	35,000	10	3,50,000	10	Issued for cash	36,000	3,60,000
February 20, 1986	14,000	10	1,40,000	10	Issued for cash	50,000	5,00,000
November 28, 1986	50,000	10	5,00,000	NA	Bonus Issue in the ratio 1:1	1,00,000	10,00,000
June 25, 1987	50,000	10	5,00,000	10	Issued for cash	1,50,000	15,00,000
June 28, 1988	50,000	10	5,00,000	10	Issued for cash	2,00,000	20,00,000
March 15, 1989	2,00,000	10	20,00,000	NA	Bonus Issue in the ratio 1:1	4,00,000	40,00,000
March 31, 1989	2,500	10	25,000	10	Issued for cash	4,02,500	40,25,000
March 22, 1990	5,500	10	55,000	10	Issued for cash	4,08,000	40,80,000
August 16, 1990	8,000	10	80,000	10	Issued for cash	4,16,000	41,60,000
January 28, 1991	4,16,000	10	41,60,000	NA	Bonus Issue in the ratio 1:1	8,32,000	83,20,000
March 5, 1992	68,500	10	6,85,000	10	Issued for cash	9,00,500	90,05,000
March 25, 1992	9,00,500	10	90,05,000	NA	Bonus Issue in the ratio 1:1	18,01,000	1,80,10,000
April 20, 1992	51,100	10	5,11,000	10	Issued for cash	18,52,100	1,85,21,000
November 30, 1992	1,24,000	10	12,40,000	80	Rights issue	19,76,100	1,97,61,000
February 23, 1993 (a)	13,76,000	10	1,37,60,000	95	IPO	33,52,100	3,35,21,000
1994-95 (b)	5,55,000	10	55,50,000	450	Preferential allotment	39,07,100	3,90,71,000

Date of Allotment	No. of shares allotted / (extinguished)	Face Value (₹)	Amount (₹)	Average Issue Price (₹)	Type of Issue (IPO/FPO/ Preferential Issue/ Scheme/ Bonus/ Rights Issue etc.)	Cumulative Equity Share Capital
						Cumulative capital (No. of shares)	Cumulative Capital (₹)
October 15, 1994(c)	33,51,500	10	3,35,15,000	NA	Bonus Issue in the ratio 1:1	72,58,600	7,25,86,000
1996-97	1,000	10	10,000	100	ESOP allotment-1994 Stock Option Plan	72,59,600	7,25,96,000
1997-98	7,49,000	10	74,90,000	100	ESOP allotment-1994 Stock Option Plan	80,08,600	8,00,86,000
September 12, 1997 (d)	80,08,600	10	8,00,86,000	NA	Bonus Issue in the ratio 1:1	1,60,17,200	16,01,72,000
March 5, 1999(e)	1,60,17,200	10	16,01,72,000	NA	Bonus Issue in the ratio 1:1	3,20,34,400	32,03,44,000
March 11, 1999(f)	10,35,000	10	1,03,50,000	2,868	Shares underlying ADRs	3,30,69,400	33,06,94,000
February 11, 2000(g)	3,30,69,400	NA	0	NA	Stock Split in the ratio 2:1	6,61,38,800	33,06,94,000
1999-2000	11,900	5	59,500	1,481	ESOP Allotment-1998 Stock Option Plan	6,61,50,700	33,07,53,500
2000-01	6,217	5	31,085	3,041	ESOP Allotment-1998 Stock Option Plan	6,61,56,917	33,07,84,585
2000-01	1,200	5	6,000	4,065	ESOP Allotment-1999 Stock Option Plan	6,61,58,117	33,07,90,585
2001-02	27,983	5	1,39,915	1,640	ESOP Allotment-1998 Stock Option Plan	6,61,86,100	33,09,30,500
2001-02	30	5	150	4,065	ESOP Allotment-1999 Stock Option Plan	6,61,86,130	33,09,30,650
2002-03	44,770	5	2,23,850	2,283	ESOP Allotment-1998 Stock Option Plan	6,62,30,900	33,11,54,500
2002-03	12,178	5	60,890	2,710	ESOP Allotment-1999 Stock Option Plan	6,62,43,078	33,12,15,390
2003-04	1,29,435	5	6,47,175	2,660	ESOP Allotment-1998 Stock Option Plan	6,63,72,513	33,18,62,565
2003-04	2,68,543	5	13,42,715	3,271	ESOP Allotment-1999 Stock Option Plan	6,66,41,056	33,32,05,280
July 3, 2004 (h)	20,06,04,102	5	100,30,20,510	NA	Bonus Issue in the ratio 3:1	26,72,45,158	133,62,25,790
2004-05	5,69,579	5	28,47,895	1,731	ESOP Allotment-1998 Stock Option Plan	26,78,14,737	133,90,73,685
2004-05	27,55,812	5	1,37,79,060	1,241	ESOP Allotment-1999 Stock Option Plan	27,05,70,549	135,28,52,745

Date of Allotment	No. of shares allotted / (extinguished)	Face Value (₹)	Amount (₹)	Average Issue Price (₹)	Type of Issue (IPO/FPO/ Preferential Issue/ Scheme/ Bonus/ Rights Issue etc.)	Cumulative Equity Share Capital
						Cumulative capital (No. of shares)	Cumulative Capital (₹)
2005-06	6,85,702	5	34,28,510	1,586	ESOP Allotment-1998 Stock Option Plan	27,12,56,251	135,62,81,255
2005-06	42,98,729	5	2,14,93,645	1,072	ESOP Allotment-1999 Stock Option Plan	27,55,54,980	137,77,74,900
July 15, 2006 (i)	27,68,43,176	5	138,42,15,880	NA	Bonus Issue in the ratio 1:1	55,23,98,156	276,19,90,780
2006-07	22,00,938	5	1,10,04,690	860	ESOP Allotment-1998 Stock Option Plan	55,45,99,094	277,29,95,470
2006-07	1,66,10,768	5	8,30,53,840	572	ESOP Allotment-1999 Stock Option Plan	57,12,09,862	285,60,49,310
2007-08	5,00,465	5	25,02,325	775	ESOP Allotment-1998 Stock Option Plan	57,17,10,327	285,85,51,635
2007-08	2,85,431	5	14,27,155	634	ESOP Allotment-1999 Stock Option Plan	57,19,95,758	285,99,78,790
2008-09	4,55,586	5	22,77,930	890	ESOP Allotment-1998 Stock Option Plan	57,24,51,344	286,22,56,720
2008-09	3,78,699	5	18,93,495	620	ESOP Allotment-1999 Stock Option Plan	57,28,30,043	286,41,50,215
2009-10	6,14,071	5	30,70,355	854	ESOP Allotment-1998 Stock Option Plan	57,34,44,114	286,72,20,570
2009-10	3,81,078	5	19,05,390	821	ESOP Allotment-1999 Stock Option Plan	57,38,25,192	286,91,25,960
2010-11	1,88,675	5	9,43,375	600	ESOP Allotment-1998 Stock Option Plan	57,40,13,867	287,00,69,335
2010-11	1,37,692	5	6,88,460	823	ESOP Allotment-1999 Stock Option Plan	57,41,51,559	287,07,57,795
2011-12	49,590	5	2,47,950	734	ESOP Allotment-1998 Stock Option Plan	57,42,01,149	287,10,05,745
2011-12	28,852	5	1,44,260	643	ESOP Allotment-1999 Stock Option Plan	57,42,30,001	287,11,50,005
2012-13	6,165	5	30,825	2,121	ESOP Allotment-1999 Stock Option Plan	57,42,36,166	287,11,80,830
December 4, 2014 (j)	57,42,36,166	5	287,11,80,830	NA	Bonus Issue in the ratio 1:1	114,84,72,332	574,23,61,660
June 18, 2015 (k)	114,84,72,332	5	574,23,61,660	NA	Bonus Issue in the ratio 1:1	229,69,44,664	1148,47,23,320
December 27, 2017(l)	(11,30,43,478)	5	(56,52,17,390)	1,150	Buyback	2,18,39,01,186	10,91,95,05,930

Date of Allotment	No. of shares allotted / (extinguished)	Face Value (₹)	Amount (₹)	Average Issue Price (₹)	Type of Issue (IPO/FPO/ Preferential Issue/ Scheme/ Bonus/ Rights Issue etc.)	Cumulative Equity Share Capital
						Cumulative capital (No. of shares)	Cumulative Capital (₹)
2017-18	2,13,071	5	10,65,355	245	ESOP Allotment-2015 Stock Incentive Plan	2,18,41,14,257	10,92,05,71,285
2018-19	77,233	5	3,86,165	5	ESOP Allotment-2015 Stock Incentive Plan (Pre-Bonus)	2,18,41,91,490	10,92,09,57,450
September 6, 2018(m)	2,18,41,91,490	5	10,92,09,57,450	NA	Bonus Issue in the ratio 1:1	4,36,83,82,980	21,84,19,14,900
2018-19	5,48,464	5	27,42,320	57	ESOP Allotment-2015 Stock Incentive Plan (Post-Bonus)	4,36,89,31,444	21,84,46,57,220
2018-19(n)	(1,26,52,000)	5	(6,32,60,000)	747	Buyback	4,35,62,79,444	21,78,13,97,220
2019-20(n)	(9,78,67,266)	5	(48,93,36,330)		Buyback	4,25,84,12,178	21,29,20,60,890
2019-20	5,80,388	5	29,01,940	45	ESOP Allotment-Stock Incentive Plans	4,25,89,92,566	21,29,49,62,830
2020-21	16,68,280	5	83,41,400	48	ESOP Allotment-Stock Incentive Plans	4,26,06,60,846	21,30,33,04,230
2021-22	18,85,132	5	94,25,660	58	ESOP Allotment-Stock Incentive Plans	4,26,25,45,978	21,31,27,29,890
2021-22(o)	(5,58,07,337)	5	(27,90,36,685)	1,649	Buyback	4,20,67,38,641	21,03,36,93,205
2022-23	22,47,751	5	1,12,38,755	132	ESOP Allotment-Stock Incentive Plans	4,20,89,86,392	21,04,49,31,960
2022-23(p)	(6,04,26,348)	5	(30,21,31,740)	1,539	Buyback	4,14,85,60,044	20,74,28,00,220
2023-24	23,07,420	5	1,15,37,100	5	ESOP Allotment-Stock Incentive Plans	4,15,08,67,464	20,75,43,37,320
2024-25	23,95,991	5	1,19,79,955	13	ESOP Allotment-Stock Incentive Plans	4,15,32,63,455	20,76,63,17,275
April 1, 2025 – November 10, 2025	11,37,894	5	56,89,470	5	ESOP Allotment-Stock Incentive Plans	4,15,44,01,349	20,77,20,06,745

Notes:

(a)

In February 1993, the Company made a public issue of 13,76,000 Equity Shares of ₹ 10 each at a premium of ₹ 85 per share. The public issue was fully subscribed and the allotment was made on April 29, 1993.

(b)

Date of board meeting: April 28, 1994. During fiscal 1995, the Company placed 5,50,000 Equity Shares at the rate of ₹ 450 per Equity Share on a preferential basis with FIIs, FIs, mutual funds and institutional funds.

(c)	Date of board meeting: April 28, 1994.
(d)	Date of board meeting: April 8, 1997.
(e)	Date of board meeting: December 23, 1998.
(f)

During the fiscal 1999, 10,35,000 Equity Shares of par value of ₹ 10 each were issued under the ADS program at US$68 per Equity Share. The ADSs were listed on the NASDAQ. The Company’s ADSs representing the Equity Shares are currently listed on the NYSE, following the Company’s voluntary delisting from the NASDAQ Global Select Market on December 11, 2012.
(g)

Date of board meeting: November 29, 1999. The Company announced a stock-split (i.e., subdivision of every Equity Share of par value of ₹ 10 each into two Equity Shares of par value of ₹ 5 each) on November 29, 1999 and the same was effected in February 2000.

(h)	Date of board meeting: April 13, 2004.
(i)	Date of board meeting: April 14, 2006.
(j)	Date of board meeting: October 10, 2014.
(k)	Date of board meeting: April 24, 2015.
(l)	Date of board meeting: August 19, 2017.
(m)	Date of board meeting: July 13, 2018.
(n)	Date of board meeting: January 11, 2019.
(o)	Date of board meeting: April 14, 2021.
(p)	Date of board meeting: October 13, 2022.
*	For ESOP allotment, average issue price represents the average exercise price of the options exercised during the period, adjusted for bonus issues/splits wherever applicable.

17.4	The details regarding the Board of Directors as on the date of the Public Announcement i.e. November 7, 2025:

Sr. No.	Name, Occupation, DIN and Age (in years)	Qualifications	Date of Appointment/ Re-appointment	Designation	Other Directorships**
1	Nandan M. Nilekani Occupation: Professional Age: 70 years DIN: 00041245	Bachelor of Technology from IIT, Bombay	August 24, 2017	Chairman and Non-Executive and Non-Independent Director (Promoter)

•

Avanti Finance Private Limited

•

R. Tehmurasp Investment Company Private Limited

•

Indian Institute for Human Settlements

•

Ekstep Foundation

•

Fundamentum Investment Advisors LLP

•

NCAER - Governing Body – President

•

Bharat Inclusion Initiative I CIIE IIM Ahmedabad -Advisory Committee, Member

•

United Nations Economic Commission for Africa (ECA) - Advisory Board, Member

•

The American Academy of Arts and Sciences -International Honorary Member

•

Open Network for Digital Commerce (ONDC) - Member, Advisory Council

•

The Tamil Nadu Governing Council on Climate Change – Member

•

Infosys Science Foundation - Trustee

2	Salil Parekh Occupation: Professional Age: 61 years DIN: 01876159	Master of Engineering degree in Computer Science and Mechanical Engineering from Cornell University, and a Bachelor of Technology degree in Aeronautical Engineering from the Indian Institute of Technology, Bombay	Date of appointment: January 02, 2018 Date of re-appointment: July 01, 2022	Chief Executive Officer and Managing Director	• Infosys Compaz Pte Ltd • Infosys Foundation - Trustee • USISPF (U.S.-India Strategic Partnership Forum) • Infosys Science Foundation - Trustee • Advance CT Foundation Inc.

Sr. No.	Name, Occupation, DIN and Age (in years)	Qualifications	Date of Appointment/ Re-appointment	Designation	Other Directorships**
3	D. Sundaram Age: 72 years Occupation: Professional DIN: 00016304	Master of Management Sciences from University of Madras, Fellow member of the Institute of Cost Accountants of India, and Advanced Management Program from Harvard Business School	Date of appointment: July 14, 2017 Date of reappointment: July 14, 2022	Lead Independent Director

•

TVS Capital Funds Private Limited

•

Crompton Greaves Consumer Electricals Limited

•

Schneider Electric India Pvt Ltd

•

Zurich Kotak General Insurance Company (India) Limited

•

Credila Financial Services Limited

•

Schneider Electric Infrastructure Limited

4	Michael Gibbs Age: 68 years Occupation: Professional DIN: 08177291	Bachelor of Science in Business Administration from Oklahoma State University and Executive Management Program at Penn State University	Date of appointment: July 13, 2018 Date of reappointment: July 13, 2021	Independent Director	Nil

5	Bobby Parikh Age: 61 years Occupation: Professional DIN: 00019437	Bachelor of Commerce from University of Mumbai and Chartered Accountant from the Indian Institute of Chartered Accountants of India	Date of appointment: July 15, 2020 Date of reappointment: July 15, 2023	Independent Director

•

Biocon Limited

•

Biocon Biologics Limited

•

BMR Business Solutions Private Limited

•

Indostar Capital Finance Limited

•

Avaana Capital Advisors LLP

•

Bobby Parikh Associates

•

K Raheja corp Investment Managers Private Limited

•

Biocon Biologics UK Limited

•

Biosimilars Newco Limited

•

Biosimilar Collaborations Ireland Limited

•

Auxilium Holdings

•

Biocon Biologics Inc, USA

6	Chitra Nayak Age: 62 years Occupation: Professional DIN: 09101763	MBA with Honors from Harvard Business School, Master of Science from Cornell University, and a Bachelor of Technology in Chemical Engineering from the Indian Institute of Technology, Madras	Date of appointment: March 25, 2021 Date of reappointment: March 25, 2024	Independent Director	• 1414 ventures - Venture Partner • VIMO, Inc. • Vymo – Advisor • BCG - Executive/Expert Advisor

7	Govind Iyer Age: 63 years Occupation: Professional DIN: 00169343	Bachelor of Engineering from Regional Engineering College, Trichy and MBA from The Wharton School, University of Pennsylvania.	Date of appointment: January 12, 2023	Independent Director	• Ashland Plastics Private Limited • Comtrade Leasing and Investment • Karmayogi Bharat • SVP Philanthropy Foundation • ICVA Foundation • Social Venture Partners International

Sr. No.	Name, Occupation, DIN and Age (in years)	Qualifications	Date of Appointment/ Re-appointment	Designation	Other Directorships**
• The Rockefeller Foundation – Trustee • GVI Associates LLP • WITHYA HR FUND LLP

8	Helen Auriol Potier Age: 62 years Occupation: Professional DIN: 10166891	Master of Science in Engineering from Telecom Paris and an Executive MBA from INSEAD	Date of appointment: May 26, 2023	Independent Director	• Accor S.A. • Randstad N.V. • Oddo BHF S.C.A. • Alinerom S.C.I.

9	Nitin Paranjpe Age: 62 years Occupation: Professional DIN: 00045204	Bachelor of engineering from Pune University and Master of Management Studies from Jamnalal Bajaj Institute of Management	Date of appointment: January 1, 2024	Independent Director	• Hindustan Unilever Limited • Heineken N.V. • Chinmaya Vishwavidyalaya - Advisory Council Member • WeSchool - Member Innovation Advisory Board • Indian School of Business

**	This refers to directorships in Companies and Body Corporates

17.5	The details of changes in the Board of Directors during the last 3 (three) years from the date of the Public Announcement i.e. November 7, 2025:

Name of the Director	Appointment / Resignation / Cessation	Effective Date	Reasons
Nitin Paranjpe	Appointment	January 1, 2024	Appointed as Independent Director
Helene Auriol Potier	Appointment	May 26, 2023	Appointed as Independent Director
Uri Levine	Cessation	April 19, 2023	Completion of tenure
Kiran Mazumdar-Shaw	Cessation	March 22, 2023	Completion of tenure
Govind Iyer	Appointment	January 12, 2023	Appointed as Independent Director

17.6

The Buyback will not result in any benefit to any Director of the Company except to the extent of the cash consideration received by them from the Company pursuant to their participation in the Buyback in their capacity as Equity Shareholders of the Company and the change in their shareholding as per the response received in the Buyback, as a result of the extinguishment of Equity Shares and resultant reduction in the Equity Share capital after the completion of the Buyback.

17.7

The address of each Key Managerial Personnel and director of the Company, strictly for the purpose of the Buyback, is as follows: C/o Infosys Limited, Electronics City, Hosur Road, Bengaluru 560 100, India. For any communications relating to the Buyback, the director and KMP can be contacted at Company address.

18.	FINANCIAL INFORMATION ABOUT THE COMPANY

18.1	The Company prepares its financial statements in accordance with Indian Accounting Standards prescribed under Section 133 of the Act, read with the relevant rules issued thereunder (“Ind AS”).

18.2

The brief financial information of the Company as extracted from the audited standalone and consolidated financial statements of the Company for the last 3 (three) financial years ended March 31, 2025, March 31, 2024, and March 31, 2023 and audited interim condensed standalone and consolidated financial statements for the six-month period ended September 30, 2025 are set out below:

Excerpts from the standalone financial statements (as per Ind AS)

(₹ in Crore unless otherwise stated)

Particulars	For the six-month period ended September 30, 2025	Year ended
		March 31, 2025	March 31, 2024	March 31, 2023
Revenue from Operations	72,182	1,36,592	1,28,933	1,24,014
Other Income	3,151	4,782	7,417	3,859
Total income	75,333	1,41,374	1,36,350	1,27,873
Total Expenses (excluding finance cost and depreciation and amortization expenses)	54,886	1,03,093	97,176	93,320
Finance cost(1)	108	221	277	157
Depreciation and amortization expenses	1,209	2,619	2,944	2,753
Profit before tax	19,130	35,441	35,953	31,643
Tax expenses (including deferred tax)	5,256	9,873	8,719	8,375
Profit after tax	13,874	25,568	27,234	23,268
Other comprehensive income	22	105	287	(268)
Total comprehensive income for the period	13,896	25,673	27,521	23,000
Equity share capital	2,077	2,076	2,075	2,074
Other equity	90,481	85,256	79,101	65,671
Net worth	92,558	87,332	81,176	67,745
Total Debt	NIL	NIL	NIL	NIL

Notes:

(1)	Finance cost is on account of Leases.

Excerpts from the consolidated financial statements (as per Ind AS)

(₹ in Crore unless otherwise stated)

Particulars	For the six-month period ended September 30, 2025	Year ended
		March 31, 2025	March 31, 2024	March 31, 2023
Revenue from Operations	86,769	1,62,990	1,53,670	146,767
Other Income	2,024	3,600	4,711	2,701
Total income	88,793	1,66,590	1,58,381	1,49,468
Total Expenses (excluding finance cost and depreciation and amortization expenses)	66,289	1,23,754	1,17,245	1,11,637
Finance cost(1)	211	416	470	284
Depreciation and amortization expenses	2,323	4,812	4,678	4,225
Profit before tax	19,970	37,608	35,988	33,322
Tax expenses (including deferred tax)	5,670	10,858	9,740	9,214
Profit after tax	14,300	26,750	26,248	24,108
Other comprehensive income	1,895	459	520	514
Total comprehensive income for the period	16,195	27,209	26,768	24,622
Profit attributable to
Owners of the company	14,285	26,713	26,233	24,095
Non-controlling interests	15	37	15	13
Total comprehensive income attributable to
Owners of the company	16,165	27,167	26,754	24,598
Non-controlling interests	30	42	14	24
Equity share capital	2,074	2,073	2,071	2,069
Other equity	1,01,256	93,745	86,045	73,338
Net worth(2)	1,03,330	95,818	88,116	75,407
Total Debt	NIL	NIL	NIL	NIL

Notes:

(1)	Finance cost is on account of Leases.

(2)	“Net worth” is total equity attributable to equity holders of the company.

Key financial ratios:

Basis Standalone financial statements (as per Ind AS)

Particulars	For the six-month period ended September 30, 2025		Year ended
			March 31, 2025	March 31, 2024	March 31, 2023
Basic Earnings per share (₹)	33.40	(1)	61.58	65.62	55.48
Diluted Earnings per share (₹)	33.36	(1)	61.46	65.56	55.42
Book value per share (₹) (2)	222.80		210.27	195.56	163.30
Return on net worth (%)(3)	30.64%		30.35%	36.58%	33.96%
Debt-equity ratio	NA		NA	NA	NA

Notes:

(1)	Not annualized;
(2)	Book value per Share = Net Worth/ Number of Shares outstanding at the end of the period;
(3)	Return on Net Worth = Profit after tax (Last twelve months) / Average Net Worth.

Basis consolidated financial statements (as per Ind AS)

Particulars	For the six-month period ended September 30, 2025		Year ended
			March 31, 2025	March 31, 2024	March 31, 2023
Basic Earnings per share (₹)	34.47	(1)	64.50	63.39	57.63
Diluted Earnings per share (₹)	34.41	(1)	64.34	63.29	57.54
Book value per share (₹) (2)	249.27		231.24	212.84	182.30
Return on net worth (%)(3)	29.02%		29.05%	32.08%	31.97%
Debt-equity ratio	NA		NA	NA	NA

Notes:

(1)	Not annualized;
(2)	Book value per Share = Net Worth/ Number of Shares outstanding at the end of the period;
(3)	Return on Net Worth = Profit Attributable to Owners of the company (Last twelve months) / Average Net Worth.

Additional information- Based on consolidated financial statements in US Dollars as per International Financial Reporting Standards (IFRS)

Excerpts from the Statement of Profit and Loss

(USD in millions, except per equity share data)

Particulars	For the six-month period ended September 30, 2025	Year ended
		March 31, 2025	March 31, 2024	March 31, 2023
Revenues	10,018	19,277	18,562	18,212
Cost of sales	6,933	13,405	12,975	12,709
Gross profit	3,085	5,872	5,587	5,503
Operating expenses:
Selling and marketing expenses	512	898	842	776
Administrative expenses	480	903	911	902
Total operating expenses	992	1,801	1,753	1,678
Operating profit	2,093	4,071	3,834	3,825

Particulars	For the six-month period ended September 30, 2025	Year ended
		March 31, 2025	March 31, 2024	March 31, 2023
Other income, net	234	425	568	335
Finance Cost	24	49	56	35
Profit before income taxes	2,303	4,447	4,346	4,125
Income tax expense	654	1,285	1,177	1,142
Net profit	1,649	3,162	3,169	2,983
Total Other comprehensive income / (loss) net of tax	(209)	(186)	(82)	(727)
Total comprehensive income	1,440	2,976	3,087	2,256
Earnings per equity share:
Basic ($)	0.40	0.76	0.77	0.71
Diluted ($)	0.40	0.76	0.76	0.71

Excerpts from the Statement of Assets and Liabilities

Particulars	As at September 30, 2025	Year ended
		March 31, 2025	March 31, 2024	March 31, 2023
Equity Share Capital	325	325	325	325
Net Worth/ Shareholders Equity	11,634	11,205	10,559	9,172
Total Debt	NIL	NIL	NIL	NIL

#	Net worth is total equity attributable to equity holders of the Company.

19.	STOCK MARKET DATA

19.1

The Equity Shares are currently traded under the trading code(s) 500209 at BSE and INFY at NSE. The ISIN of the Equity Shares is INE009A01021. The ADSs of the Company are listed on the New York Stock Exchange.

19.2	The closing market price of the Equity Shares in the last 3 (three) years (April to March period) preceding the date of the Public Announcement on the Indian Stock Exchanges is set out below:

NSE:

Period	High			Low			Average (₹) (3)	Total Volume Traded in the period (No. of shares)
	High (₹)(1)	Date of High	No. of Equity Shares Traded	Low (₹) (2)	Date of Low	No. of Equity Shares Traded
April 1, 2024 to March 31, 2025	2,006.45	13-Dec-24	53,62,693	1,358.35	4-Jun-24	1,37,36,134	1,747.49	174,61,31,444
April 1, 2023 to March 31, 2024	1,733.00	6-Feb-24	76,94,265	1,185.30	17-Apr-23	5,31,71,705	1,446.28	161,98,83,328
April 1, 2022 to March 31, 2023	1,910.30	1-Apr-22	61,71,518	1,355.00	26-Sep-22	94,14,587	1,520.17	159,19,24,527

Source: www.nseindia.com

(1)	High of daily high prices
(2)	Low of daily low prices
(3)	Arithmetic average of daily closing prices

BSE:

Period	High			Low			Average (₹) (3)	Total Volume Traded in the period (No. of shares)
	High (₹) (1)	Date of High	No. of Equity Shares Traded	Low (₹) (2)	Date of Low	No. of Equity Shares Traded
April 1, 2024 to March 31, 2025	2,006.80	13-Dec-24	1,82,861	1,359.10	4-Jun-24	10,16,378	1,747.38	6,63,78,025
April 1, 2023 to March 31, 2024	1,731.00	6-Feb-24	2,02,887	1,215.45	25-Apr-23	4,32,726	1,446.29	9,30,41,208
April 1, 2022 to March 31, 2023	1,909.95	1-Apr-22	1,89,288	1,355.50	26-Sep-22	6,23,407	1,520.14	10,04,02,716

Source: www.bseindia.com

(1)	High of daily high prices
(2)	Low of daily low prices
(3)	Arithmetic average of daily closing prices

19.3	The monthly closing market prices during the 6 (six) months preceding the date of the Public Announcement and number of Equity Shares traded on the Indian Stock Exchanges is set out below:

NSE:

Period	High			Low			Average (₹) (3)	Total Volume Traded in the period (No. of shares)
	High (₹) (1)	Date of High	No. of Equity Shares Traded	Low (₹) (2)	Date of Low	No. of Equity Shares Traded
Nov 1, 2025 - Nov 10, 2025	1,520.00	10-Nov-25	97,87,975	1,449.10	07-Nov-25	87,65,759	1,482.08	4,06,60,416
Oct - 2025	1,552.00	23-Oct-25	2,03,58,624	1,427.40	01-Oct-25	62,50,692	1,485.46	15,06,66,525
Sep - 2025	1,555.00	18-Sep-25	93,31,945	1,428.30	8-Sep-25	38,11,567	1,491.90	18,09,53,126
Aug - 2025	1,539.00	25-Aug-25	1,06,94,531	1,414.00	11-Aug-25	66,25,368	1,464.26	17,18,42,862
July- 2025	1,649.00	2-Jul-25	86,53,641	1,482.50	28-Jul-25	64,39,855	1,581.56	15,85,32,995
June - 2025	1,647.40	17-Jun-25	76,22,083	1,535.60	3-Jun-25	68,53,403	1,596.23	14,49,90,624
May - 2025	1,632.00	12-May-25	1,13,72,857	1,494.10	9-May-25	44,78,653	1,557.95	14,83,79,234

Source: www.nseindia.com

(1)	High of daily high prices
(2)	Low of daily low prices
(3)	Arithmetic average of daily closing prices

BSE:

Period	High			Low			Average (₹) (3)	Total Volume Traded in the period (No. of shares)
	High (₹) (1)	Date of High	No. of Equity Shares Traded	Low (₹) (2)	Date of Low	No. of Equity Shares Traded
Nov 1, 2025 - Nov 10, 2025	1,520.00	10-Nov-25	6,64,564	1,449.35	07-Nov-25	4,02,284	1,482.31	25,93,265
Oct - 2025	1,545.70	23-Oct-25	11,33,053	1,427.35	01-Oct-25	9,00,662	1,485.37	86,65,923
Sep - 2025	1,554.80	18-Sep-25	6,61,566	1,428.35	8-Sep-25	1,44,710	1,491.78	84,36,892
Aug - 2025	1,539.00	25-Aug-25	5,30,569	1,414.50	11-Aug-25	1,30,477	1,464.26	61,90,180
July - 2025	1,649.00	2-Jul-25	4,66,445	1,482.70	28-Jul-25	2,87,153	1,581.61	98,92,704
June - 2025	1,647.70	17-Jun-25	20,67,483	1,535.35	3-Jun-25	11,90,530	1,596.11	88,53,159
May - 2025	1,632.00	12-May-25	3,02,933	1,491.20	9-May-25	75,913.00	1,557.93	58,94,905

Source: www.bseindia.com

(1)	High of daily high prices
(2)	Low of daily low prices
(3)	Arithmetic average of daily closing prices

Notice of the Board Meeting convened to consider the proposal of the Buyback was given to the Indian Stock Exchanges on September 8, 2025. The Board, at its meeting held on September 11, 2025, approved the proposal for the Buyback at a price of ₹ 1,800/- (Rupees One Thousand Eight Hundred only) per Equity Share and the intimation was sent to NSE and BSE on the same day.

The closing market price of the Equity Shares on NSE and BSE, during this period, are summarised below.

Event	Date	NSE (₹)	BSE (₹)
Notice of the Board Meeting convened to consider the proposal of the Buyback	September 8, 2025	1,432.90	1,432.65
1 Trading Day Post-Notice of Board Meeting	September 9, 2025	1,504.30	1,504.75
1 Trading Day Prior to Board Meeting	September 10, 2025	1,532.60	1,532.65
Board Meeting Date	September 11, 2025	1,509.70	1,509.50
1 Trading Day Post-Board Meeting	September 12, 2025	1,525.60	1,525.55
Date of publication of Public Announcement	November 10, 2025	1,513.50	1,514.60

20.	DETAILS OF STATUTORY APPROVALS

20.1

The Board, at its meeting held on September 11, 2025, approved the proposal for the Buyback. The shareholders of the Company approved the Buyback, by way of a special resolution, through a postal ballot by remote e-voting, the results of which were announced on November 6, 2025.

20.2	The Buyback Offer is subject to approval, if any required, under the provisions of the Act, the Buyback Regulations and/or such other applicable rules and regulations in force for the time being.

20.3

The Buyback from each Eligible Shareholder is subject to all statutory consents and approvals as may be required by such Eligible Shareholder under applicable laws and regulations. The relevant Eligible Shareholder shall be solely responsible for obtaining all such statutory consents and approvals (including, without limitation the approvals from the RBI and/or SEBI, if any) as may be required by them in order to tender their Equity Shares to the Company pursuant to the Buyback. An Eligible Shareholder would be required to provide copies of all such consents and approvals obtained by them to the Registrar to the Buyback.

20.4

The Buyback of Equity Shares from Non-Resident Shareholders will be subject to approvals, if any, of the appropriate authorities, including Reserve Bank of India (RBI), as may be required. Non-Resident Shareholders must obtain all approvals if required to tender their Equity Shares held by them in this Buyback (including without limitation, approval from the RBI). It is the obligation of such Non-Resident Shareholders, to obtain such approvals (if required) and submit such approvals along with the Tender Form, so as to enable them to tender Equity Shares in the Buyback and for the Company to purchase such Equity Shares tendered. The Company will have the right to make payment to the Eligible Shareholders in respect of whom no prior RBI approval is required and not accept Equity Shares from the Eligible Shareholders in respect of whom prior RBI approval is required in the event copies of such approvals are not submitted.

20.5

Non-Resident Shareholders (excluding OCBs) permitted under general permission under the consolidated Foreign Direct Investment policy issued by the Government of India read with applicable regulations issued under FEMA, are not required to obtain approvals from RBI.

20.6

By agreeing to participate in the Buyback, each Eligible Shareholder (including each Non-Resident Shareholder) undertakes to complete all relevant regulatory/statutory filings and compliances to be made by it under applicable law, including filing of Form FC-TRS. Further, by agreeing to participate in the Buyback, each Eligible Shareholder hereby (a) authorises the Company to take all necessary action, solely to the extent required, and if necessary, to be undertaken by the Company, for making any regulatory/statutory filings and compliances, including Form FC-TRS, if necessary, on behalf of such Shareholder; and (b) undertakes to provide the requisite assistance to the Company for making any such regulatory /statutory filings and compliances.

20.7

Given the Company’s class of securities registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended, and the shareholding of U.S. residents by way of ADSs and Equity Shares, it was necessary for the Company to seek and obtain exemptive relief from the SEC on certain aspects of the tender offer procedures, due to conflicting regulatory requirements between Indian and U.S. laws for tender offer buybacks, and the same has been obtained post the Board’s approval for the Buyback.

20.8	As of the date of this Letter of Offer, there is no other statutory or regulatory approval required to implement the Buyback

Offer, other than that indicated above. If any statutory or regulatory approval becomes applicable subsequently, the Buyback will be subject to such statutory or regulatory approval(s). In the event of any delay in receipt of any statutory / regulatory approvals, changes to the proposed timetable of the Buyback Offer, if any, shall be intimated to the Indian Stock Exchanges.

20.9

The Buyback from the Eligible Shareholders who are residents outside India including foreign corporate bodies (including erstwhile overseas corporate bodies), foreign portfolio investors, non-resident Indians, members of foreign nationality, if any, shall be subject to the FEMA and rules and regulations framed thereunder, if any, Income Tax Act, 1961 and rules and regulations framed thereunder, as applicable, and also subject to the receipt/provision by such Eligible Shareholders of such approvals, if and to the extent necessary or required from concerned authorities including, but not limited to, approvals from the RBI under the FEMA and rules and regulations framed thereunder, if any.

20.10

The reporting requirements for Non-Resident Shareholders under RBI, FEMA, as amended and any other rules, regulations, guidelines, for remittance of funds, shall be made by the Eligible Shareholders and/or the shareholder’s broker through which the Eligible Shareholder places the bid.

20.11

In case of non-receipt of the completed tender form and other documents, but receipt of Equity Shares in the accounts of the Clearing Corporations and a valid bid in the exchange bidding system, the bid by such Eligible Shareholder shall be deemed to have been accepted.

20.12	The Company does not have any outstanding debt from lenders. Accordingly, the Company is not required to obtain the prior consent of its lenders for breach of any covenant with such lenders

21.	DETAILS OF THE REGISTRAR TO THE BUYBACK AND COLLECTION CENTRES

21.1

Eligible Shareholders who wish to tender their Equity Shares in the Buyback can send the Tender Form by registered post / speed post or hand deliver the same, along with the TRS generated by the exchange bidding system along with all relevant documents by super-scribing the envelope as “Infosys Limited – Buyback 2025”, to the Registrar to the Buyback at its office set out below, so that the same are received not later than Buyback Window Closing Date i.e. November 26, 2025 (by 5 p.m. IST):

KFin Technologies Limited

Unit: Infosys Limited, Selenium, Tower B, Plot No. 31 and 32, Gachibowli, Financial District, Nanakramguda, Serilingampally, Hyderabad 500 032, Telangana, India Toll Free Number: +91 18003094001

Tel: +91 40 6716 2222;

Fax: +91 40 2343 1551

Toll Free Number: +91 18003094001

Contact person: Mr. M. Murali Krishna

Email: infosys.buyback2025@kfintech.com

Investor Grievance Email: einward.ris@kfintech.com

Website: www.kfintech.com

SEBI Registration Number: INR000000221

Validity period: Permanent

Corporate Identity Number: L72400MH2017PLC444072

In case of any query, the shareholders may contact the Registrar during working hours i.e. 10:00 a.m. and 5:30 p.m. on all working days except Saturday, Sunday and public holidays.

For the Eligible Shareholders holding Equity Shares in demat form, the Tender Form and TRS are not required to be submitted to the Company, Manager to the Buyback or the Registrar to the Buyback. After the confirmation of lien marked in demat account of the Eligible Shareholders to the Clearing Corporation and a valid bid in the exchange bidding system, the bid for buyback shall be deemed to have been accepted for Eligible Shareholders holding the equity shares in demat form.

21.2

ELIGIBLE SHAREHOLDERS ARE REQUESTED TO NOTE THAT THE TENDER FORM, TRS AND OTHER RELEVANT DOCUMENTS SHOULD NOT BE SENT TO THE COMPANY OR TO THE MANAGER TO THE BUYBACK. ELIGIBLE SHAREHOLDERS ARE ADVISED TO ENSURE THAT THE TENDER FORM, TRS AND OTHER RELEVANT DOCUMENTS ARE COMPLETE IN ALL RESPECTS OTHERWISE THE SAME ARE LIABLE TO BE REJECTED.

22.	PROCESS AND METHODOLOGY FOR THE BUYBACK

22.1

The Company proposes to buyback Equity Shares for an amount of ₹ 18,000 crore (Rupees Eighteen Thousand Crore only) at a price of ₹ 1,800/- (Rupees One Thousand Eight Hundred only) per Equity Share payable in cash, comprising of a purchase of 10,00,00,000 (Ten Crore) Equity Shares aggregating up to 2.41% of the fully paid-up equity share capital of the Company

(on a standalone basis), from the Eligible Shareholders on a proportionate basis through a Tender Offer, pursuant to Article 14 of the Articles of Association of the Company, Sections 68, 69 and 70 and other applicable provisions, if any, of the Act, the relevant rules framed thereunder including the Share Capital Rules, to the extent applicable, and the Buyback Regulations. The Buy-back Size represents 24.31% and 21.68% of the aggregate of the total paid-up share capital and free reserves of the Company based on the latest audited interim condensed financial statements of the Company as at June 30, 2025 on a standalone basis and consolidated basis, respectively. The Equity Shareholders approved the Buyback by way of a special resolution through postal ballot, the results of which were announced on November 6, 2025. This Buyback is further subject to approvals, permissions and sanctions as may be necessary, from time to time from statutory, regulatory or governmental authorities as required under applicable laws, including but not limited from RBI, SEBI and/or the Indian Stock Exchanges

22.2

The Buyback is open to all Eligible Shareholders (including ADS holders who submitted their desired number of ADSs to the Depositary and withdrew the underlying Equity Shares such that they are holding Equity Shares as of the Record Date) and beneficial owners of the Company holding Equity Shares either in physical or electronic form, as on the Record Date.

22.3

The Company expresses no opinion as to whether Eligible Shareholders should participate in the Buyback and, accordingly, Eligible Shareholders are advised to consult their own advisors to consider participation in the Buyback.

22.4

The aggregate shareholding of the Promoters and Promoter Group as at the date of the Public Announcement and this Letter of Offer is 54,20,29,249 Equity Shares which represents 13.05% of the existing equity share capital of the Company. In terms of the SEBI Buyback Regulations, under the Tender Offer route, the Promoter and Promoter Group have an option to participate in the Buyback. In this regard, the Promoter and Promoter group have expressed their intention to not participate in the Buyback vide their letters dated September 14, 2025, September 16, 2025, September 17, 2025, September 18, 2025, and September 19, 2025.

22.5

Assuming participation in the Buyback is to the extent of 100% (full acceptance) from all the other Eligible Shareholders up to their Buyback Entitlement, the aggregate shareholding of the Promoters and members of the Promoter Group after the completion of the Buyback shall increase to 13.37% of the post- Buyback total paid-up Equity Share capital of the Company from 13.05% of the pre-Buyback total paid-up Equity Share capital of the Company (as on the date of the Public Announcement)

Record Date and Ratio of Buyback as per the Buyback Entitlement in each Category:

22.6

The Company has fixed November 14, 2025, as the Record Date for the purpose of determining the Buyback Entitlement and the names of the Equity Shareholders, who are eligible to participate in the Buyback.

22.7	The Equity Shares to be bought back pursuant to the Buyback are divided into 2 (two) categories:

22.7.1	Reserved category for Small Shareholders (“Reserved Category”); and

22.7.2	General category for all other Eligible Shareholders (“General Category”).

22.8

As defined in the Buyback Regulations, a “Small Shareholder” is an Eligible Shareholder who holds Equity Shares having market value, on the basis of closing price on BSE or NSE, on which the highest trading volume in respect of the Equity Shares on the Record Date was recorded, of not more than ₹ 2,00,000 (Rupees Two Lakh only). As on the Record Date, the closing price on NSE, the stock exchange having the highest trading volume, was ₹ 1,502.80 per Equity Share. Accordingly, all Eligible Shareholders holding not more than 133 Equity Shares as on the Record Date are classified as ‘Small Shareholders’ for the purpose of the Buyback.

22.9

Based on the aforementioned definition, there are 25,85,684 Small Shareholders of the Company with an aggregate shareholding of 8,25,43,948 Equity Shares as on the Record Date, which constitutes 1.99 % of the outstanding number of equity shares of the Company and 82.54% of the maximum number of Equity Shares which are proposed to be bought back as part of this Buyback.

22.10	In accordance with Regulation 6 of the Buyback Regulations, the reservation for the Small Shareholders will be the higher of:

22.10.1	Fifteen percent (15%) of the number of Equity Shares which the Company proposes to buy back i.e. 15% of 10,00,00,000 (Ten crore) Equity Shares which is 1,50,00,000 Equity Shares; or

22.10.2	The number of Equity Shares entitled as per their shareholding as on the Record Date (i.e. (8,25,43,948 / 361,23,72,100) x 10,00,00,000) which is 22,85,034 Equity Shares.

22.11

Since the Promoters and Promoter Group of the Company have declared their intention to not participate in the Buyback, Equity Shares held by them have not been considered for the purposes of computing the entitlement ratio.

22.12

Based on the above analysis and in accordance with Regulation 6 of the Buyback Regulations, 1,50,00,000 Equity Shares have been reserved for the Small Shareholders (“Reserved Portion”) and accordingly, the General Category for all other

Eligible Shareholders shall consist of 8,50,00,000 Equity Shares (“General Portion”).

22.13	Based on the above Buyback Entitlements, the ratio of Buyback for both categories is set out below:

Category of Eligible Shareholder	Ratio of Buyback (i.e. Buyback Entitlement)
Reserved category for Small Shareholders	2 Equity Shares for every 11 Equity Share held on the Record Date
General category for all other Eligible Shareholders	17 Equity Shares for every 706 Equity Share held on the Record Date

Note: The above ratio of Buyback is approximate and provides indicative Buyback Entitlement. Any computation of the Buyback Entitlement using the above Buyback ratio may provide a slightly different number than the actual entitlement due to rounding-off. The actual Buyback Entitlement factor for Small Shareholders under the Reserved Category is 18.17213782892960% and for other shareholders under the General Category is 2.40804924035293%. Also, the numbers arrived at using the actual Buyback Entitlement may not conform exactly to the Buyback Entitlement printed in the Tender Form due to rounding-off of the factor.

Fractional Entitlements

22.14

If the Buyback Entitlement under the Buyback, after applying the abovementioned ratios to the Equity Shares held on Record Date is not in the multiple of 1 (one) Equity Share, then the fractional entitlement shall be ignored for computation of Buyback Entitlement to tender Equity Shares in the Buyback for both categories of Eligible Shareholders.

22.15

On account of ignoring the fractional entitlement, those Small Shareholders who hold 5 or less Equity Shares as on Record Date will be dispatched a Tender Form with zero entitlement. Such Small Shareholders may tender Additional Equity Shares as part of the Buyback and will be given preference in the Acceptance of one Equity Share, if such Small Shareholders have tendered Additional Equity Shares. The Company shall make best efforts subject to Buyback Regulations in accepting Equity Shares tendered by such Eligible Shareholders to the extent possible and permissible.

Basis of Acceptance of Equity Shares validly tendered in the Reserved Category for Small Shareholders

22.16

Subject to the provisions contained in this Letter of Offer, the Company will accept the Equity Shares tendered in the Buyback by the Small Shareholders in the Reserved Category in the following order of priority:

22.16.1

Acceptance of 100% Equity Shares from Small Shareholders in the Reserved Category, who have validly tendered their Equity Shares to the extent of their Buyback Entitlement or the number of Equity Shares tendered by them, whichever is less.

22.16.2

After the Acceptance as described in Paragraph 22.16.1 above, in case there are any Equity Shares left to be bought back from Small Shareholders in the Reserved Category, the Small Shareholders who were entitled to tender zero Equity Shares (on account of fractional entitlement), and have tendered Additional Equity Shares as part of the Buyback, shall be given preference and one Equity Share each from such Additional Equity Shares shall be bought back in the Reserved Category.

22.16.3

After the Acceptance as described in Paragraph 22.16.1 and 22.16.2 above, in case there are any Equity Shares left to be bought back in the Reserved Category, the Additional Equity Shares tendered by the Small Shareholders over and above their Buyback Entitlement, shall be accepted in proportion of the Additional Equity Shares tendered by them and the Acceptance per Small Shareholder shall be made in accordance with the Buyback Regulations. Valid Acceptances per Small Shareholder shall be equal to the Additional Equity Shares validly tendered by the Small Shareholder divided by the total Additional Equity Shares validly tendered and multiplied by the total pending number of Equity Shares to be accepted in Reserved Category. For the purpose of this calculation, the Additional Equity Shares taken into account for such Small Shareholders, from whom one Equity Share has been Accepted in accordance with the Paragraph 22.16.2, shall be reduced by one.

Adjustment for fractional results in case of proportionate Acceptance, as described above:

22.17

For any Small Shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not a multiple of one and the fractional Acceptance is greater than or equal to 0.50, then the fraction would be rounded off to the next higher integer.

22.18

For any Small Shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of one and the fractional Acceptance is less than 0.50, then the fraction shall be ignored.

Basis of Acceptance of Equity Shares validly tendered in the General Category

22.19

Subject to the provisions contained in this Letter of Offer, the Company will accept the Equity Shares tendered in the Buyback by all other Eligible Shareholders in the General Category in the following order of priority:

22.19.1

Acceptance of 100% Equity Shares from other Eligible Shareholders in the General Category who have validly tendered their Equity Shares, to the extent of their Buyback Entitlement, or the number of Equity Shares tendered by them, whichever is less.

22.19.2

After the Acceptance as described in Paragraph 22.19.1 above, in case there are any Equity Shares left to be bought back in the General Category, the Additional Equity Shares tendered by the other Eligible Shareholders over and above their Buyback Entitlement shall be Accepted in proportion of the Additional Equity Shares tendered by them and the acceptances per shareholder shall be made in accordance with the Buyback Regulations, i.e. valid acceptances per shareholder shall be equal to the Additional Equity Shares validly tendered by the Eligible Shareholders divided by the total Additional Equity Shares validly tendered in the General Category and multiplied by the total pending number of Equity Shares to be Accepted in General Category.

Adjustment for fractional results in case of proportionate acceptance as described above:

22.20

For any Eligible Shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of one and the fractional Acceptance is greater than or equal to 0.50, then the fraction would be rounded off to the next higher integer. For any Eligible Shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of one and the fractional Acceptance is less than 0.50, then the fraction shall be ignored.

Basis of Acceptance of Equity Shares between categories

22.21

In case there are any Equity Shares left to be bought back in one category (“Partially Filled Category”) after Acceptance in accordance with the above described methodology for both the categories, and there are additional unaccepted validly tendered Equity Shares in the second category (“Over Tendered Category”), then the further Additional Equity Shares in the Over Tendered Category shall be Accepted proportionately (i.e., valid Acceptances per Eligible Shareholder shall be equal to the additional outstanding Equity Shares validly tendered by an Eligible Shareholder in the Over Tendered Category divided by the total additional outstanding Equity Shares validly tendered in the Over Tendered Category and multiplied by the total pending number of Equity Shares to be bought back in the Partially Filled Category).

22.22

If the Partially Filled Category is the General Category, and the Over Tendered Category is the Reserved Category for Small Shareholders, then any Small Shareholder, for the purpose of this calculation, the Additional Equity Shares tendered by such Small Shareholders, from whom one Equity Share has been Accepted in accordance with paragraph 22.21 shall be reduced by one Equity Share.

22.23	Adjustment for fraction results in case of proportionate Acceptance, as described in paragraph 22.21 above:

22.23.1

For any Eligible Shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of one and the fractional Acceptance is greater than or equal to 0.50 (zero point five), then the fraction would be rounded off to the next higher integer.

22.23.2

For any Eligible Shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of one and the fractional Acceptance is less than 0.50 (zero point five), then the fraction shall be ignored.

Clubbing of Entitlement

22.24

In order to ensure that the same Eligible Shareholder(s) with multiple demat accounts/folios do not receive a higher entitlement under the Small Shareholder category, the Company will club together the Equity Shares held by such shareholders with a common PAN for determining the category (Small Shareholder or General) and entitlement under the Buyback. In case of joint shareholding, the Company will club together the Equity Shares held in cases where the sequence of the PANs of the joint shareholders is identical and where the PANs of all joint shareholders are not available, the Registrar will check the sequence of the names of the joint holders and club together the Equity Shares held in such cases where the name of joint shareholders are identical. In case of physical shareholders, where the sequence of PANs is identical and where the PANs of all joint shareholders are not available, the Registrar to the Buyback will check the sequence of the names of the joint holders and club together the Equity Shares held in such cases where the sequence of the PANs and name of joint shareholders are identical. The shareholding of institutional investors like mutual funds, pension funds/trusts and insurance companies etc., with common PAN will not be clubbed together for determining the category and will be considered separately, where these Equity Shares are held for different schemes and have a different demat account nomenclature based on information prepared by the Registrar and Transfer Agent as per the shareholder records received from the Depositories. Further, the Equity Shares held under the category of “clearing members” or “corporate body margin account” or “corporate body –broker” as per the beneficial position data as on the Record Date, with common PAN, are not proposed to be clubbed together for determining their entitlement and will be considered separately, where these Equity Shares are assumed to be held on behalf of clients.

Miscellaneous

22.25	For avoidance of doubt, it is clarified that:

22.25.1	The Eligible Shareholders are advised to tender Equity Shares from their respective demat accounts/ folios in which they are holding the Equity Shares as on the Record Date;

22.25.2

The Equity Shares accepted under the Buyback from each Eligible Shareholder, in accordance with the paragraphs above, shall not exceed the number of Equity Shares tendered by the respective Eligible Shareholders;

22.25.3

The Equity Shares accepted under the Buyback from each Eligible Shareholder, in accordance with the paragraphs above, shall not exceed the number of Equity Shares held by respective Eligible Shareholder as on the Record Date; and

22.25.4

The Equity Shares tendered by any Eligible Shareholder over and above the number of Equity Shares held by such Eligible Shareholder as on the Record Date shall not be considered for the purpose of acceptance in accordance with the paragraphs above.

22.25.5

In case of any practical issues, resulting out of rounding-off of Equity Shares or otherwise, the Board or Buyback Committee authorized by the Board will have the authority to decide such final allocation with respect to such rounding-off or any excess of Equity Shares or any shortage of Equity Shares after allocation of Equity Shares as set out in the process described this Section 22.

Participation by ADS Holders

22.26

ADS holders will not be eligible to tender ADSs in the Buyback. As intimated by the Company in the Postal Ballot Notice dated September 25, 2025 (refer to section (12) of the explanatory statement attached to the Postal Ballot Notice –Additional Information for Holders of the Company’s American Depositary Shares), in order for ADS holders to participate in the Buyback, they must have previously taken certain actions in order to withdraw the Equity Shares underlying the ADSs held by them in advance of the Record Date and should have become holders of Equity Shares on the Record Date. They, therefore, needed to (i) apply for and obtain a PAN from the Indian Income Tax Department to allow them to directly hold Equity Shares, (ii) establish an account with a bank, broker or other nominee in India sufficiently in advance of the Record Date to receive Equity Shares in electronic/ dematerialized form and set up a broker account in India to effect the transactions in the Equity Shares (an “Indian Demat account (Subtype DR) and a Brokerage Account”) prior to the Record Date, and (iii) submit their desired number of ADSs to Deutsche Bank Trust Company Americas, as ADR depositary (the “Depositary”) for cancellation along with proper cancellation instructions in each case sufficiently in advance of the Record Date and withdraw the underlying Equity Shares such that they are holding Equity Shares of the Company as of the Record Date. As a holder of Equity Shares as of the Record Date, they can tender into the Buyback any or all such withdrawn Equity Shares in accordance with the terms of the Buyback when the Tendering Period for the Buyback commences.

22.27

ADS holders who cancelled any ADSs and withdrew the underlying Equity Shares, such that they became holders of Equity Shares as of the Record Date will be allocated an entitlement that is dependent on the number of Equity Shares held as of the Record Date.

22.28

Equity Shares trade on the NSE and the BSE and cannot be traded on the NYSE. There is no guarantee that any ADS holder who submitted ADSs for cancellation and withdrawal of the underlying Equity Shares will have any or all of such Equity Shares accepted in the Buyback. The Company had received an intimation from the SEBI in 2017 that the Depository Receipt Scheme, 2014 issued by the Government of India was presently in vogue. Since the Depository Receipt Scheme, 2014 has not been amended with respect to conversion or reconversion of the depository receipts, the same advice holds true. In terms of the scheme, the conversion of ADSs into Equity Shares and vice versa is available to the Company. Accordingly, the re-deposit of the withdrawn Equity Shares against the creation of ADS will be in accordance with the provisions of the Depository Scheme, 2014 and the terms of the ADSs.

22.29

If an ADS holder withdrew Equity Shares underlying his or her ADSs after the ADS postal ballot cut-off date and prior to the last date of the Tendering Period, such ADS holder will be able to re-deposit against the creation of ADSs any of such Equity Shares that are not tendered in the Buyback, or if tendered, are not accepted in the Buyback, and receive in return ADSs representing such re-deposited Equity Shares if such ADS holder has such Equity Shares delivered to the Custodian for the Depositary (along with ADS issuance instructions) on or prior to 30 days after expiration of the Tendering Period. The Depositary has agreed to waive the ADS issuance fee that would otherwise be payable in connection with the issuance of ADSs representing such re-deposited Equity Shares during such 30-day period.

22.30

Withdrawn Equity Shares for which the aforementioned re-deposit does not occur and / or instruction is not given within such 30-day period, as well as Equity Shares withdrawn prior to the ADS postal ballot cut-off date or after the last day of the Tendering Period, may only be re-deposited against the creation of ADSs to the extent a specified maximum number of outstanding ADSs would not be exceeded. Accordingly, the Company cannot assure ADS holders that such Equity Shares will be able to be re-deposited against the creation of ADSs. In addition, in these circumstances, the ADS issuance fee would not be waived with respect to the issuance of ADSs representing such Equity Shares.

23.	PROCEDURE FOR TENDER / OFFER AND SETTLEMENT

23.1

The Buyback is open to all Eligible Shareholders who hold Equity Shares either in physical form or dematerialized form as on the Record Date and includes holders of ADSs who submitted the desired number of ADSs to the Depositary for cancellation and withdrew the underlying Equity Shares from the American Depositary Receipt program no later than the Record Date. The Company will effect the Buyback through a Tender Offer, on a proportionate basis. This Letter of Offer and Tender Form shall be sent through electronic means to Eligible Shareholder(s) who have registered their email ids with the Depositories / the Company and via speed post or courier to Equity Shareholders in the United States who have not registered their email ids with the Depositories / the Company. In case of non-receipt of Letter of Offer and the Tender Form, please follow the procedure mentioned in Paragraph 23.11. In case an Eligible Shareholder requests for a copy of this Letter of Offer in physical form, the same shall be provided by the Company.

23.2

The Company will not accept any Equity Shares offered in the Buyback which are under any restraint order of a court/ any competent authority for transfer/sale of such Equity Shares and/ or title in respect of which is otherwise under dispute or where loss of share certificates has been notified to the Company and the duplicate share certificates have not been issued either due to such request being under process as per the provisions of law or otherwise. In accordance with Regulation 24(v) of the Buyback Regulations, the Company shall not buyback locked-in Equity Shares and non-transferable Equity Shares until the pendency of the lock-in or until such Equity Shares become transferable. The Company shall also not Accept the Equity Shares offered for Buyback where the title to such Equity Shares is under dispute or otherwise not clear.

23.3

The Company will accept Equity Shares validly tendered for the Buyback by the Eligible Shareholders, on the basis of their Buyback Entitlement and also Additional Equity Shares, if any tendered by the Eligible Shareholders will be accepted as per paragraph 22.21 above.

23.4

Eligible Shareholders will have to tender their Equity Shares from the same demat account in which they were holding such Equity Shares as on the Record Date, and in case of multiple demat accounts, Eligible Shareholders are required to tender the applications separately from each demat account. In case of any changes in the demat account in which the Equity Shares were held as on Record Date, such Eligible Shareholders should provide sufficient proof of the same to the Registrar and such tendered Equity Shares may be accepted subject to appropriate verification and validation by the Registrar. The Board or the Buyback Committee authorised by the Board will have the authority to decide such final allocation in case of non-receipt of sufficient proof by such Eligible Shareholder.

For

the Clearing Corporation to make a payout of more than ₹ 50,00,00,000 (Rupees Fifty Crore only), a Legal Entity Identifier (LEI) number of the Eligible Shareholder will have to be provided. Accordingly, an Eligible Shareholder who is tendering shares of value more than ₹ 50,00,00,000 (Rupees Fifty Crore only) will have to provide LEI number with the relevant supporting documents such as the LEI registration certificate to the Registrar through email at infosys.buyback2025@kfintech.com latest by 5 pm on the Buyback Window Closing Date.

23.5

As disclosed in Section 22 (Process and Methodology of Buyback) above, the Equity Shares proposed to be bought as a part of the Buyback are divided into 2 (two) categories; (i) Reserved Category for Small Shareholders, and (ii) the General Category for other Eligible Shareholders; and the Buyback Entitlement of an Eligible Shareholders in each category shall be calculated accordingly.

23.6

After accepting the Equity Shares tendered on the basis of Buyback Entitlement, Equity Shares left to be bought as a part of the Buyback, if any, in one category shall first be accepted, in proportion to the Equity Shares tendered, over and above their Buyback Entitlement, by Eligible Shareholders in that category, and thereafter, from Eligible Shareholders who have tendered over and above their Buyback Entitlement, in any other category.

23.7

All purchases pursuant to the Offer will be paid for in Indian rupees, including to holders of Equity Shares who are resident outside India. Payment of consideration shall be made within five (5) Working Days of the closure of the Buyback Window Closing Date as required by the Buyback Regulations. Accordingly, the Registrar will process the bids under the Offer as promptly as practicable after the closure of the Offer, and the Company expects to start making payments for accepted bids as promptly as practicable and within five (5) Working Days after the Buyback Window Closing Date.

23.8	Eligible Shareholders’ participation in the Buyback is voluntary. Eligible Shareholders may choose to participate, in part or in full, and receive cash in lieu of the Equity Shares accepted under the Buyback, or they may choose not to participate and enjoy a resultant increase in their percentage shareholding, after the completion of the Buyback, without any additional investment. Eligible Shareholders may also tender a part of their Buyback Entitlement. Eligible Shareholders also have the option of tendering Additional Equity Shares (i.e. Equity Shares over and above their Buyback Entitlement) and participate in the shortfall created due to non-participation of some other Eligible Shareholders, if any. The acceptance of any Equity Shares tendered in excess of the Buyback Entitlement by the Eligible Shareholder shall be in terms of procedure outlined herein. In case any Eligible Shareholder or any person claiming to be an Eligible Shareholder cannot participate in the Buyback Offer for any reason, the Company, the Manager and Registrar to the Buyback and their officers shall not be liable in any manner for such non-participation.

23.9

The maximum tender under the Buyback by an Eligible Shareholder cannot exceed the number of Equity Shares held by such Eligible Shareholder as on the Record Date. In case the Eligible Shareholder holds Equity Shares through multiple demat accounts, the tender through a demat account cannot exceed the number of Equity Shares held in that demat account as on the Record Date.

23.10

The Buyback shall be implemented using the “Mechanism for acquisition of shares through Stock Exchange pursuant to Tender-Offers under Takeovers, Buy Back and Delisting” pursuant to the SEBI Circulars, and following the procedure prescribed in the Act, the Buyback Regulations and as may be determined by the Board (including the committee authorized to complete the formalities of the Buyback) and on such terms and conditions as may be permitted by law from time to time.

THE NON-RECEIPT OF THE LETTER OF OFFER BY, OR ACCIDENTAL OMISSION TO DISPATCH THE LETTER OF OFFER TO ANY PERSON WHO IS ELIGIBLE TO RECEIVE THE SAME TO PARTICIPATE IN THE BUYBACK, SHALL NOT INVALIDATE THE BUYBACK OFFER IN ANY WAY. PLEASE NOTE THAT THE COMPANY SHALL ACCEPT EQUITY SHARES VALIDLY TENDERED FOR THE BUYBACK OFFER ON THE BASIS OF THEIR HOLDING AND ENTITLEMENT AS APPEARING IN THE RECORDS OF THE COMPANY AS ON THE RECORD DATE.

23.11	In case of non-receipt of the Letter of Offer and the Tender Form:

23.11.1	In case the Eligible Shareholder holds Equity Shares in dematerialised form:

If Eligible Shareholder(s) who have been sent this Letter of Offer through electronic means wish to obtain a physical copy of this Letter of Offer, they may send a request in writing to the Company or Registrar at the address or email id mentioned at the cover page of this Letter of Offer stating name, address, number of Equity Shares held on Record Date, client ID number, DP name / ID, beneficiary account number, and upon receipt of such request, a physical copy of this Letter of Offer shall be provided to such Eligible Shareholder. An Eligible Shareholder may participate in the Buyback by downloading the Tender Form from the website of the Company (i.e. https://www.infosys.com/investors/shareholder-services/buyback-2025.html), NSE (www.nseindia.com), BSE (www.bseindia.com), the Registrar to the Buyback (i.e. www.kfintech.com), or the Manager to the Buyback (i.e. https://investmentbank.kotak.com) or by providing his / her / its application in writing on a plain paper, signed by all Eligible Shareholders (in case of joint holding), stating name and address of the Eligible Shareholder(s), number of Equity Shares held as on the Record Date, Client ID number, DP Name, DP ID, beneficiary account number and number of Equity Shares tendered for the Buyback. For details in relation to the procedure for tending in the Buyback, please follow the procedure specified in Paragraph 23.25.

23.11.2	In case the Eligible Shareholder holds Equity Shares in physical form:

An Eligible Shareholder may participate in the Buyback by downloading the Tender Form from the website of the Company (i.e. https://www.infosys.com/investors/shareholder-services/buyback-2025.html), NSE (www.nseindia.com), BSE (www.bseindia.com), the Registrar to the Buyback (i.e. https://kosmic.kfintech.com/karisma/buybackofferv2.aspx), or the Manager to the Buyback (i.e. https://investmentbank.kotak.com) or by providing his / her / its application in writing on a plain paper signed by all Eligible Shareholders (in case of joint holding) stating name, address, folio number, number of Equity Shares held, Equity Share certificate number, number of Equity Shares tendered for the Buyback and the distinctive numbers thereof, enclosing the original Equity Share certificate(s), copy of Eligible Shareholder’s PAN card(s) and executed share transfer form in favour of the Company. The transfer Form (SH- 4) can be downloaded from the website of the Company (i.e. www.infosys.com), NSE (www.nseindia.com), BSE (www.bseindia.com), the Registrar to the Buyback (i.e. https://kosmic.kfintech.com/karisma/buybackofferv2.aspx ), or the Manager to the Buyback (i.e. https://investmentbank.kotak.com). Eligible Shareholders must ensure that the Tender Form, along with the TRS and requisite documents, reach the Registrar to the Buyback not later the Buyback Window Closing Date i.e. November 26, 2025 (by 5 p.m.). If the signature(s) of the Eligible Shareholders provided in the plain paper application differs from the specimen signature(s) recorded with the Registrar of the Company or are not in the same order (although attested), such Tender Forms are liable to be rejected under this Buyback. For details in relation to the procedure for tending in the Buyback, please follow the procedure specified in Paragraph 23.26.

23.12

The Company shall accept Equity Shares validly tendered by the Eligible Shareholder(s) in the Buyback on the basis of their shareholding as on the Record Date and the Buyback Entitlement. Eligible Shareholder(s) who intend to participate in the Buyback using the “plain paper” option as mentioned above are advised to confirm their Buyback Entitlement from the Registrar to the Buyback, before participating in the Buyback.

23.13

Please note that Eligible Shareholder(s) who intend to participate in the Buyback will be required to approach their respective Stock Broker(s) (along with the complete set of documents for verification procedures in case of Equity Shares held in physical form) and have to ensure that their bid is entered by their respective Stock Broker(s) in the electronic platform to be made available by the Indian Stock Exchanges before the Buyback Window Closing Date, otherwise the same are liable to be rejected.

23.14

The acceptance of the Buyback made by the Company is entirely at the discretion of the Eligible Shareholders of the Company. The Company does not accept any responsibility for the decision of any Eligible Shareholder to either participate or to not participate in the Buyback. The Company will not be responsible in any manner for any loss of Equity Share certificate(s) and other documents during transit and the Eligible Shareholders are advised to adequately safeguard their interest in this regard.

23.15

For implementation of the Buyback, the Company has appointed Kotak Securities Limited as the registered broker to the Company (“Company’s Broker”) to facilitate the process of tendering of Equity Shares through the stock exchange mechanism for the Buyback and through whom the purchases and settlements on account of the Buyback would be made by the Company. The contact details of the Company’s Broker are as follows:

Kotak Securities Limited

27 BKC, C 27, G Block, Bandra Kurla Complex, Bandra (E), Mumbai – 400 051

Contact Person: Tabrez Anwar

Phone: 1800 209 9191

Email: service.securities@kotak.com

SEBI Registration: INZ000200137

23.16

The Company shall request BSE and NSE, to provide a separate acquisition window (“Acquisition Window”) to facilitate placing of sell orders by Eligible Shareholders who wish to tender their Equity Shares in the Buyback. For the purposes of this Buyback, BSE has been appointed as the ‘Designated Stock Exchange’. The details of the Acquisition Window will be specified by Indian Stock Exchanges from time to time.

23.17	All Eligible Shareholders, through their respective Stock Broker(s) will be eligible and responsible to place orders in the Acquisition Window.

23.18	All Eligible Shareholders can enter orders for Equity Shares in demat form as well as Equity Shares in physical form.

23.19

During the Tendering Period, the order for selling the Equity Shares shall be placed by the Eligible Shareholders through their respective Stock Broker(s) during normal trading hours of the secondary market.

23.20

In the event the Stock Broker of any Eligible Shareholder is not registered with BSE / NSE as a trading member / stock broker, then that Eligible Shareholder can approach any BSE/NSE registered stock broker and can register himself by using quick unique client code (UCC) facility through the registered stock broker (after submitting all details as may be required by such registered stock broker in compliance with applicable law). In case the Eligible Shareholder is unable to register himself by using quick UCC facility through any other registered stock broker, then that Eligible Shareholder may approach the Company’s Broker to place their bids, subject to completion of ‘know your customer’ requirements as required by the Company’s Broker.

23.21

The Buyback Regulations do not restrict Eligible Shareholders from placing multiple bids and modifying bids, therefore, modification/cancellation of orders and multiple bids from a single Eligible Shareholder will only be allowed during the Tendering Period of the Buyback. Multiple bids made by a single Eligible Shareholder for selling Equity Shares shall be clubbed and considered as “one bid” for the purposes of Acceptance. Eligible Shareholders are requested to consult their respective Stock Brokers regarding the same.

23.22	The cumulative quantity tendered shall be made available on Indian Stock Exchanges’ websites at www.bseindia.com and

www.nseindia.com, throughout the Tendering Period, and will be updated at specific intervals during the Tendering Period.

23.23	All documents sent by the Eligible Shareholders will be at their own risk. Eligible Shareholders are advised to adequately safeguard their interests in this regard.

23.24

The reporting requirements for Non-Resident Shareholders under FEMA and any other rules, regulations, guidelines by the RBI, for remittance of funds, shall be made by the Eligible Shareholders and/ or the Stock Brokers through which the Eligible Shareholder places the order/bid.

23.25	Procedure to be followed by Eligible Shareholders holding Equity Shares in dematerialised form:

23.25.1

Eligible Shareholders who desire to tender their Equity Shares in the electronic form under the Buyback would have to do so through their respective stock broker(s) by indicating to such stock broker(s) the details of Equity Shares they intend to tender under the Buyback.

23.25.2	The stock broker(s) would be required to place an order/bid on behalf of the Eligible Shareholder(s) who wish to tender Equity Shares in the Buyback using the Acquisition Window of BSE / NSE.

23.25.3

The lien shall be marked in the demat account of the Eligible Shareholder for the shares tendered in Tender Offer. Details of shares marked as lien in the demat account of the Eligible Shareholder shall be provided by the Depositories to Clearing Corporations.

23.25.4

In case, the shareholders demat account is held with one depository and clearing member pool and Clearing Corporation account is held with other depository, shares shall be blocked in the shareholders demat account at source depository during the tendering period. Inter depository tender offer (the “IDT”) instructions shall be initialled by the eligible shareholders at source depository to clearing member/ Clearing Corporation account at target depository. Source depository shall block the shareholder’s securities (i.e., transfers from free balance to blocked balance) and send IDT message to target depository for confirming creation of lien. Details of shares blocked in the shareholders demat account shall be provided by the target depository to the Clearing Corporation.

23.25.5

For custodian participant orders for demat Equity Shares, early pay-in is mandatory prior to confirmation of order by custodian. The custodian shall either confirm or reject the orders not later than the time provided by the Indian Stock Exchanges on the last day of the tendering period i.e. the Buyback Window Closing Date (“Buyback Window Closing Date”). Thereafter, all unconfirmed orders shall be deemed to be rejected. For all confirmed custodian participant orders, order modification by the concerned stock broker(s) shall revoke the custodian confirmation and the revised order shall be sent to the custodian again for confirmation.

23.25.6

Upon placing the bid, the stock broker(s) shall provide a TRS generated by the exchange bidding system to the Eligible Shareholder. The TRS will contain the details of order submitted such as Bid ID No., Application No., DP ID, Client ID, number of Equity Shares tendered etc. In case of non-receipt of the completed tender form and other documents, but lien marked on Equity Shares and a valid bid in the exchange bidding system, the bid by such Eligible Shareholder shall be deemed to have been accepted.

23.25.7

Eligible Shareholders shall also provide all relevant documents, which are necessary to ensure transferability of the Equity Shares in respect of the tender form to be sent. Such documents may include (but not be limited to):

(i)	Duly attested power of attorney, if any person other than the Eligible Shareholder has signed the tender form;

(ii)	Duly attested death certificate and succession certificate/ legal heirship certificate, in case any Eligible Shareholder has expired; and

(iii)	In case of companies, the necessary certified corporate authorizations (including board and/ or general meeting resolutions).

23.25.8

It is clarified that in case of demat Equity Shares, submission of tender form and TRS is not required. After the receipt of the demat Equity Shares by the Clearing Corporation and a valid bid in the exchange bidding system, the Buyback shall be deemed to have been accepted, for Eligible Shareholders holding Equity Shares in demat form.

23.25.9

The Eligible Shareholders will have to ensure that they keep the DP account active and unblocked to receive credit in case of return of Equity Shares due to rejection or due to prorated Buyback decided by the Company. Further, Eligible Shareholders will have to ensure that they keep the bank account attached with the DP account active and updated to receive credit remittance due to acceptance of Buyback of shares by the Company. In the event if any Equity Shares are tendered to Clearing Corporation, excess dematerialized Equity Shares or unaccepted dematerialized Equity Shares, if any, tendered by the Eligible Shareholders would be returned to them by Clearing Corporation. If the security transfer instruction is rejected in the depository system, due to any issue then such securities will be transferred to the shareholder broker’s depository pool account for onward transfer to the Eligible Shareholder. In case of custodian participant orders, excess dematerialized shares or unaccepted dematerialized shares, if any, will be refunded to the respective custodian depository pool account.

23.25.10

In case the Equity Shares are held on repatriation basis, the Eligible Shareholder, being a Non-Resident Shareholder, should obtain and enclose a letter from its authorised dealer / bank confirming that at the time of acquiring such Equity Shares, payment for the same was made by such Eligible Shareholder, from the appropriate account as specified by RBI in its approval. In case the Eligible Shareholder, being a Non- Resident Shareholder, is not in a position to produce the said certificate, the Equity Shares would be deemed to have been acquired on non-repatriation basis, and in that case, the Eligible Shareholder shall submit a consent letter addressed to the Company, allowing the Company to make the payment on a non-repatriation basis in respect of the valid Equity Shares accepted under the Buyback.

23.26	Procedure to be followed by Eligible Shareholders holding Equity Shares in physical form:

23.26.1

Eligible Shareholders who are holding physical Equity Shares and intend to participate in the Buyback will be required to approach their respective stock broker(s) along with the complete set of documents for verification procedures to be carried out including the (i) original Equity Share certificate(s), (ii) valid share transfer form(s) i.e. Form SH-4 duly filled and signed by the transferors (i.e. by all registered Eligible Shareholders in same order and as per the specimen signatures registered with the Company) and duly witnessed at the appropriate place authorizing the transfer in favour of the Company, (iii) self-attested copy of the Eligible Shareholder’s PAN Card, (iv) the tender form (duly signed by all Eligible Shareholders in case the Equity Shares are in joint names) the same order in which they hold Equity Shares, and (v) any other relevant documents such as, but not limited to, duly attested power of attorney, corporate authorization (including board resolution/specimen signature), notarized copy of death certificate and succession certificate or probated will, if the original Eligible Shareholder has deceased, etc., as applicable. In addition, if the address of the Eligible Shareholder has undergone a change from the address registered in the Register of Members of the Company, the Eligible Shareholder would be required to submit a self-attested copy of address proof consisting of any one of the following documents: valid Aadhar card, voter identity card or passport.

23.26.2

Based on the aforesaid documents, the concerned Stock Broker shall place the bid on behalf of Eligible Shareholders holding Equity Shares in physical form and intending to tender Equity Shares in the Buyback using the Acquisition Window of BSE/ NSE. Upon placing the bid, the Stock Broker shall provide a TRS generated by the exchange bidding system to the Eligible Shareholder. The TRS will contain the details of order submitted like folio number, Equity Share certificate number, distinctive number, number of Equity Shares tendered, etc.

23.26.3

The Stock Broker / Eligible Shareholder who places a bid for physical Equity Shares is required to deliver the original Equity Share certificate(s) and documents (as mentioned in Paragraph 23.11.2) along with TRS generated by stock exchange bidding system upon placing of bid, either by registered post or courier or hand delivery to Registrar to the Buyback, at its office provided in Paragraph 30 below, within 2 (two) days of bidding by stock broker. However, in case the bids are placed by the stock broker during the last two days of the tendering period, the stock broker/Eligible Shareholder shall ensure that documents reach the Registrar on or before the Buyback Window Closing Date. The envelope should be super scribed as “Infosys Limited – Buyback 2025”. One copy of the TRS will be retained by Registrar to the Buyback and it will provide acknowledgement of the same to the Stock Broker / Eligible Shareholder.

23.26.4

Eligible Shareholders holding physical Equity Shares should note that physical Equity Shares will not be accepted unless the complete set of documents is submitted. Acceptance of the physical Equity Shares for Buyback by the Company shall be subject to verification as per the Buyback Regulations and any further directions issued in this regard. The Registrar to the Buyback will verify such bids based on the documents submitted on a daily basis and till such time BSE/NSE shall display such bids as ‘unconfirmed physical bids’. Once the Registrar to the Buyback confirms the bids it will be treated as ‘Confirmed Bids’.

23.26.5

In case any Eligible Shareholder has submitted Equity Shares in physical form for dematerialization, such Equity Shareholders should ensure that the process of getting the Equity Shares dematerialized is completed well in time so that they can participate in the Buyback before Buyback Window Closing Date.

23.26.6	In case the Equity Shares are held on repatriation basis, the Eligible Shareholder, being a Non-Resident Shareholder,

should obtain and enclose a letter from its authorised dealer / bank confirming that at the time of acquiring such Equity Shares, payment for the same was made by such Eligible Shareholder, from the appropriate account as specified by RBI in its approval. In case the Eligible Shareholder, being a Non- Resident Shareholder, is not in a position to produce the said certificate, the Equity Shares would be deemed to have been acquired on non-repatriation basis, and in that case, the Eligible Shareholder shall submit a consent letter addressed to the Company, allowing the Company to make the payment on a non-repatriation basis in respect of the valid Equity Shares accepted under the Buyback.

23.26.7

If any of the above stated documents (as applicable) are not enclosed along with the tender form, the Equity Shares tendered by Eligible Shareholders, being Non-Resident Shareholders, under the Buyback are liable to be rejected

For Equity Shares held by Eligible Shareholders, being Non-Resident Shareholders of Equity Shares (Read with Section 20 “DETAILS OF THE STATUTORY APPROVALS”)

i.

While tendering their Equity Shares under the Buyback, all Eligible Shareholders, being Non-Resident Shareholders of Equity Shares (excluding FPIs/FIIs) shall also enclose a copy of the permission received by them from RBI, if applicable, to acquire the Equity Shares held by them.

ii.

In case the Equity Shares are held on repatriation basis, the Non-Resident Eligible Shareholder shall obtain and enclose a letter from its authorized dealer/bank confirming that at the time of acquiring the said Equity Shares, payment for the same was made by the non-resident Eligible Shareholder from the appropriate account (e.g. NRE a/c.) as specified by RBI in its approval. In case the Non-Resident Eligible Shareholder is not in a position to produce the said certificate, the Equity Shares would be deemed to have been acquired on non-repatriation basis and in that case the Non-Resident Eligible Shareholder shall submit a consent letter addressed to the Company allowing the Company to make the payment on a non-repatriation basis in respect of the valid Equity Shares Accepted under the Buyback.

iii.	Eligible Shareholders who are FIIs/FPIs should also enclose a copy of their SEBI registration certificate.

If any of the above stated documents, as applicable, are not enclosed along with the Tender Form, the Equity Shares tendered under the Buyback are liable to be rejected.

The participation of the Eligible Shareholders in the Buyback is entirely at the discretion of the Eligible Shareholders. The Company does not accept any responsibility for the decision of any Eligible Shareholder to either participate or to not participate in the Buyback. The Company will not be responsible in any manner for any loss of share certificate(s) and other documents during transit and the Eligible Shareholders are advised to adequately safeguard their interest in this regard.

23.27	Acceptance of orders

The Registrar to the Buyback shall provide details of order acceptance to Clearing Corporation within specified timelines.

23.28	Method of Settlement

23.28.1	The settlement of trade(s) shall be carried out in the manner similar to settlement of trade(s) in the secondary market.

23.28.2

The Company will transfer the consideration pertaining to the Buyback (net of tax deducted at source) to the Clearing Corporation’s bank account through the Company’s Broker as per the secondary market mechanism, as per the prescribed schedule. For demat Equity Shares accepted under the Buyback, the Clearing Corporation will make direct funds pay-out to the respective Eligible Shareholders’ bank account linked to its demat account. If bank account details of any Eligible Shareholder holding Equity Shares in dematerialized form are not available or if the fund transfer instruction is rejected by the RBI or relevant bank, due to any reasons, then the amount payable to the Eligible Shareholders will be transferred to the concerned Stock Brokers’ account for onward transfer to such Eligible Shareholder holding Equity Shares in dematerialized form.

23.28.3

In case of certain client types viz. NRI, foreign clients etc. (where there are specific RBI and other regulatory requirements pertaining to funds pay-out) who do not opt to settle through custodians, the funds pay-out would be given to their respective Stock Broker’s settlement accounts for releasing the same to the respective Eligible Shareholder’s account. For this purpose, the client type details would be collected from the Depositories, whereas funds payout pertaining to the bids settled through custodians will be transferred to the settlement bank account of the custodian, each in accordance with the applicable mechanism prescribed by Indian Stock Exchanges and the Clearing Corporation from time to time.

23.28.4

For the Eligible Shareholders holding Equity Shares in physical form, the funds pay-out would be given to their respective Stock Broker’s settlement accounts for releasing the same to the respective Eligible Shareholder’s account.

23.28.5

Details in respect of shareholder’s entitlement for Tender Offer process will be provided to the Clearing Corporation by the Company or Registrar to the Buyback. On receipt of the same, Clearing Corporations will cancel the excess or unaccepted blocked shares in the demat account of the shareholder. On settlement date, all blocked shares mentioned in the accepted bid will be transferred to the Clearing Corporations.

23.28.6

In the case of inter depository, Clearing Corporations will cancel the excess or unaccepted shares in target depository. Source depository will not be able to release the lien without a release of IDT message from target depository. Further, release of IDT message shall be sent by target depository either based on cancellation request received from Clearing Corporations or automatically generated after matching with bid accepted detail as received from the Company or the Registrar to the Buyback. Post receiving the IDT message from target depository, source Depository will cancel/release excess or unaccepted block shares in the demat account of the shareholder. Post completion of the Tendering Period and receiving the requisite details viz., demat account details and accepted bid quantity, source depository shall debit the securities as per the communication/message received from target depository to the extent of accepted bid shares from shareholder’s demat account and credit it to Clearing Corporation settlement account in target depository on settlement date.

23.28.7

The Equity Shares bought back in the dematerialized form would be transferred directly to the demat account of the Company opened for the Buyback (“Company Demat Account”) provided it is indicated by the Company’s Broker or it will be transferred by the Company’s Broker to the Company Demat Account on receipt of the Equity Shares from the clearing and settlement mechanism of the Indian Stock Exchanges.

23.28.8	In relation to the physical Equity Shares:

a.

If physical Equity Shares tendered by Eligible Shareholders are not accepted, the share certificate would be returned to such Eligible Shareholders by registered post or by ordinary post or courier at the Eligible Shareholders’ sole risk. The Company also encourages Eligible Shareholders holding physical shares to dematerialize their physical shares.

23.28.9

If however, only a portion of the physical shares held by an Eligible Shareholder is accepted in the Buyback then the Company shall instead of issuing a split share certificate towards the unaccepted shares, issue a Letter of Confirmation (“LOC”) in accordance with SEBI Circular No. SEBI/HO/MIRSD/MIRSD_RTAMB/P/CIR/2022/8 dated January 25, 2022, as amended, with respect to the new consolidated share certificate for the unaccepted Equity Shares tendered in the Buyback. The LOC shall be dispatched to the address registered with the RTA. The RTA shall retain the original share certificate and deface the certificate with a stamp “Letter of Confirmation Issued” on the face / reverse of the certificate to the extent of the excess physical shares. The LOC shall be valid for a period of 120 days from the date of its issuance, within which the Equity Shareholder shall be required to make a request to their depository participant for dematerializing the physical Equity Shares. In case the Equity Shareholder fails to submit the demat request within the aforementioned period, the RTA shall credit the physical Equity Shares to a separate demat account of the Company opened for the said purpose. The lien marked against unaccepted Equity Shares will be released, if any, or would be returned by registered post or by ordinary post or courier (in case of physical shares) at the Eligible Shareholders’ sole risk. Eligible Shareholders should ensure that their depository account is maintained till all formalities pertaining to the Buyback are completed.

23.28.10

The Stock Broker would issue contract note for the Equity Shares accepted under the Buyback. The Company’s Broker would also issue a contract note to the Company for the Equity Shares accepted under the Buyback.

23.28.11

Equity Shareholders who intend to participate in the Buyback should consult their respective stock broker for payment to them of any cost, applicable taxes, charges and expenses (including brokerage) that may be levied by the Stock Broker upon the selling Eligible Shareholder for tendering Equity Shares in the Buyback (secondary market transaction). The Manager to the Buyback and the Company accept no responsibility to bear or pay any additional cost, applicable taxes, charges and expenses (including brokerage) levied by the stock broker, and such costs will be incurred solely by the Eligible Shareholders.

23.28.12

The Equity Shares lying to the credit of the Company Demat Account and the Equity Shares bought back and accepted in physical form will be extinguished in the manner and following the procedure prescribed in the Buyback Regulations.

23.29	Rejection Criteria

The Equity Shares tendered by Eligible Shareholders would be liable to be rejected on the following grounds.

For Eligible Shareholders holding shares in the dematerialized form if:

i.	The Shareholder is not an Eligible Shareholder of the Company as on the Record Date;

ii.

There exists any restraint order of a Court/any other competent authority for transfer/disposal/ sale or where loss of share certificates has been notified to the Company or where the title to the Equity Shares is under dispute or otherwise not clear or where any other restraint subsists.

For Eligible Shareholders holding Equity Shares in the physical form if:

i.

The documents mentioned in the Tender Form for Eligible Shareholders holding Equity Shares in physical form are not received by the Registrar on or before the close of business hours of November 26, 2025 (by 5 p.m. IST);

ii.

If there is any other company’s share certificate enclosed with the Tender Form instead of the share certificate of the Company. Please note that the share certificates stating face value of ₹ 10 each were cancelled and no longer valid. Equity Shares tendered by Eligible Shareholders holding share certificates of ₹ 10 each would be rejected if these share certificates are enclosed with the Tender Form;

iii.	If the transmission of Equity Shares is not completed, and the Equity Shares are not in the name of the Eligible Shareholders;

iv.	If the Eligible Shareholders bid the Equity Shares but the Registrar does not receive the physical Equity Share certificate; or

v.	In the event the signature in the Tender Form and Form SH-4 do not match as per the specimen signature recorded with Company or Registrar.

vi.	If the Shareholder is not an Eligible Shareholder of the Company on the Record Date;

vii.	If there is a name mismatch in the share certificate of the Shareholder;

viii.	If the Eligible Shareholder has made a duplicate bid, only the duplicated bid will be liable to be rejected; or

ix.

There exists any restraint order of a Court/any other competent authority for transfer/disposal/sale or where loss of share certificates has been notified to the Company or where the title to the Equity Shares is under dispute or otherwise not clear or where any other restraint subsists.

24.	NOTE ON TAXATION

Set forth below are certain tax considerations related to tendering Equity Shares the Company in the Buyback. The Buyback, together with certain tax considerations related to the withdrawal of Equity Shares underlying ADSs and the re-deposit of Equity Shares not tendered or not accepted in the Buyback against the creation of ADSs, is described in the Postal Ballot Notice, which has been furnished with the U.S. Securities and Exchange Commission on Form 6-K.

A. INDIAN TAXATION

THE SUMMARY OF THE INCOME-TAX CONSIDERATIONS IN THIS SECTION ARE BASED ON THE CURRENT PROVISIONS OF THE INCOME TAX ACT, 1961 AND THE REGULATIONS THEREUNDER, THE JUDICIAL AND THE ADMINISTRATIVE INTERPRETATIONS THEREOF, WHICH ARE SUBJECT TO CHANGE OR MODIFICATION BY SUBSEQUENT LEGISLATIVE, REGULATORY, ADMINISTRATIVE OR JUDICIAL DECISIONS. ANY SUCH CHANGES COULD HAVE DIFFERENT INCOME TAX IMPLICATIONS.

IN VIEW OF THE PARTICULARISED NATURE OF INCOME TAX CONSEQUENCES, SHAREHOLDERS ARE REQUIRED TO CONSULT THEIR TAX ADVISORS FOR THE APPLICABLE TAX PROVISIONS INCLUDING THE TREATMENT THAT MAY BE GIVEN BY THEIR RESPECTIVE TAX OFFICERS IN THEIR CASE, AND THE APPROPRIATE COURSE OF ACTION THAT THEY SHOULD TAKE.

THE COMPANY DOES NOT ACCEPT ANY RESPONSIBILITY FOR THE ACCURACY OR OTHERWISE OF SUCH ADVICE. THEREFORE, SHAREHOLDERS CANNOT RELY ON THIS ADVICE AND THE SUMMARY INCOME TAX IMPLICATIONS RELATING TO THE TREATMENT OF INCOME TAX IN THE CASE OF BUYBACK OF LISTED EQUITY SHARES ON THE RECOGNISED STOCK EXCHANGE IN INDIA SET OUT BELOW SHOULD BE TREATED AS INDICATIVE AND FOR GUIDANCE PURPOSES ONLY.

General: The basis of charge of Indian income-tax depends upon the residential status of the taxpayer during a tax year. The Indian tax year runs from April 1 until March 31. A person who is an Indian tax resident is liable to income-tax in India on his worldwide income, subject to certain tax exemptions, which are provided under the Income-tax Act, 1961 (“Act”).

A person who is treated as a non-resident for Indian income-tax purposes is generally subject to tax in India only on such person’s India-sourced income (i.e. income which accrues or arises or deemed to accrue or arise in India) and income received by such persons in India. In case of shares of a company, the source of income from shares would depend on the “situs” of such shares. As per judicial precedents, generally the “situs” of the shares is where a company is “incorporated” and where its shares can be transferred.

Accordingly, since the Company is incorporated in India, the Company’s shares should be deemed to be “situated” in India and any gains arising to a non-resident on acceptance of such shares under the Buyback should be taxable in India under the Act.

Further, the non-resident shareholder can avail benefits of the Double Taxation Avoidance Agreement (“DTAA”) between India and the respective country of which the said shareholder is tax resident subject to satisfying relevant conditions including but not limited to (a) conditions present in the said DTAA (if any) read with the relevant provisions of the Multilateral Convention to Implement Tax Treaty related Measures to Prevent Base Erosion and Profit Shifting (“Multilateral Instrument/ MLI”) as ratified by India with the respective country of which the said shareholder is tax resident, (b) non-applicability of General Anti-Avoidance Rule (“GAAR”) and (c) providing and maintaining necessary information and documents as prescribed under the Act.

The Act also provides for different income-tax rates applicable to the gains arising from the buyback of shares, based on the residential status, classification of the shareholder, nature of the income earned etc. The summary of income-tax implications on buyback of listed equity shares on the recognised stock exchange in India is set out below. All references to equity shares herein refer to listed equity shares unless stated otherwise.

Classification of Shareholders: Shareholders can be classified under the following categories:

a.	Resident Shareholders being:

•	Individuals, Hindu Undivided Family (HUF), Association of Persons (AOP) and Body of Individuals (BOI)

•	Others:

•	Company

•	Other than company

b.	Non Resident Shareholders being:

•	Non Resident Indians (NRIs)

•	Foreign Institution Investors (FIIs)/ Foreign Portfolio Investors (FPIs)

•	Others:

•	Company

•	Other than company

Classification of Income:

Members may note that as per the Income-tax Act, 1961, (“the IT Act”) as amended by the Finance (No. 2) Act, 2024, the entire consideration paid by company to its shareholders on buyback of shares shall be considered as dividend with effect from October 1, 2024 onwards. In this regard, a new clause (f) has been inserted in section 2(22) of the IT Act, which provides that “dividend” includes any payment by a company on purchase of its own shares from a shareholder in accordance with the provisions of section 68 of the Companies Act, 2013. Hence, any consideration paid to shareholders on account of a buyback of shares is taxable in the hands of the shareholders as dividend.

Section 46A of the Income Tax Act which provides for capital gains taxation in the hands of the shareholders upon buy-back of shares by the company is amended with effect from October 1, 2024 which states that in the case of buy-back of shares, the consideration received by the shareholder will be deemed to be Nil for the purpose of computing capital gains. Consequently, a capital loss will arise in the hands of the shareholder equivalent to the cost of acquisition of the shares bought back.

The Company shall be required to deduct tax at source (TDS) or do withholding of taxes (WHT) from the consideration of buyback at the time of making the payment to shareholders. To enable us to determine the appropriate TDS/WHT rate as applicable, members are requested to submit relevant documents, as specified in the paragraphs below. In the absence of any documents from shareholders the TDS or WHT would be done at the standard prescribed rates under the Income Tax Act.

The residential status of the shareholders would be taken as per the information available with the depositories (NSDL/CDSL) or the Registrar and Share Transfer Agent (KFin Technologies Limited) as on Record Date for the Buyback.

Tax Deduction at Source / Withholding of Taxes:

For resident shareholders, taxes shall be deducted at source under Section 194 of the IT Act as follows:

Members having valid Permanent Account Number (PAN)	10%* or as notified by the Government of India (GOI)
Members not having PAN / valid PAN	20% or as notified by the GOI

*

As per Section 139AA of the IT Act, every individual person who has been allotted a PAN and who is eligible to obtain Aadhaar, shall be required to link the PAN with Aadhaar. In case of failure to comply with this, the PAN allotted shall be deemed to be invalid / inoperative and he shall be liable to all consequences under the IT Act and tax shall be deducted at the higher rates as provided in section 206AA of the IT Act, 1961 i.e., 20% of tax deduction at source.

However, no tax shall be deducted to resident individual shareholders if the total of all dividends and buyback consideration as dividend to be received by them during financial year 2025-2026 does not exceed in aggregate ₹ 10,000.

Further no tax shall be deducted in cases where individual shareholder provide Form 15G / Form 15H (Form 15G is applicable to resident individual shareholders and Form 15H is applicable to resident individual shareholders aged 60 years or more), subject to conditions specified in the IT Act. If during the financial year 2025-2026 above mentioned Forms become invalid then tax would be deducted on total payments made during the financial year 2025-2026 from the buyback consideration. PAN is mandatory for shareholders providing Form 15G / 15H. Resident shareholders may also submit declaration or document specifying the provisions of IT Act to claim a lower / nil tax deducted at source. Shareholders may also provide a Lower Tax Deduction Certificate (LTDC) certificate issued by the Income Tax Department under Section 197 or any other section of the IT Act, which authorizes company to deduct TDS at a lower rate instead of the standard prescribed rate under IT Act.

For non-resident shareholders, income tax is required to be withheld (WHT) from consideration of buyback in accordance with the provisions of Section 195 or Section 196D or any other applicable sections of the Income Tax Act, as dividend. The current withholding tax is 20% (plus applicable surcharge and cess as below) or as notified by the GOI.

Non-resident shareholders may also provide a Lower Tax Deduction Certificate (LTDC) certificate issued by the Income Tax Department under Section 195 or any other section of the IT Act, which authorizes company to deduct WHT at a lower rate instead of the standard prescribed rate under IT Act.

However, as per Section 90 of the IT Act, non-resident shareholders can avail the provisions of the certain Double Tax Avoidance Agreement (DTAA) provided they satisfy conditions such as non-applicability of the General Anti-Avoidance Rule (“GAAR”), read with Multilateral Instrument (MLI), between India and the country of tax residence of the shareholders, if such DTAA has beneficial provisions with respect to buyback consideration which are considered payable as dividend and shareholders fulfill all requirements of DTAA. For this purpose, i.e., to avail the benefits under the DTAA read with MLI, non-resident shareholders will have to provide all the following documents:

•	Copy of the PAN card allotted by the Indian income tax authorities duly attested by the shareholders or details as prescribed under rule 37BC of the Income-tax Rules, 1962 in absence of PAN Card.

•	Copy of the Tax Residency Certificate for financial year 2025-26 obtained from the revenue or tax authorities of the country of tax residence, duly attested by shareholders/authorized signatory

•

Electronic Form 10F as per notification no. 03/2022 dated July 16, 2022 issued by the Central Board of Direct Tax. Notification can be read under -notification-no-3-2022-systems.pdf (incometaxindia.gov.in)}. Form 10F can be obtained electronically through the e-filing portal of the income tax website at https://www.incometax.gov.in/iec/foportal/.

•	Self-declaration by the shareholders of having no permanent establishment in India in accordance with the applicable tax treaty

•	Self-declaration of beneficial ownership of equity shares by the non-resident shareholder

•	Self-declaration of fulfilling all conditions of tax treaty for being eligible to claim benefit of the tax treaty (DTAA) read with Multilateral Instrument (MLI).

•	Any other documents as prescribed under the IT Act for lower withholding of taxes, if applicable, duly attested by the shareholders.

Kindly note that extending the benefit of tax treaty (DTAA) would depend on the documents submitted.

The aforementioned documents are required to be sent to the registered office of Infosys Limited at below address by November 26, 2025 by 5:00 PM IST.

Infosys Limited

No. 44, Infosys Avenue, Hosur Road, Electronics City, Bengaluru,

Karnataka – 560100

Attention: Company Secretary

Subject: Infosys Buyback 2025 – Buyback Tax Documents

The Company has also enabled shareholder portal to facilitate shareholders to submit the aforementioned documents electronically.

Members are requested to visit https://www.infosys.com/investors/shareholder-services/tax-buyback2025.html for shareholders portal detail and more tax related instructions and information on this subject. No communication and documents would be accepted from members after last date of tendering of the offer i.e., November 26, 2025. Shareholders may write to buyback.tax@infosys.com for any clarifications on this subject.

Shareholders with PAN can check their tax credit in Form 26AS from the e-filing account at https://www.incometax.gov.in/iec/foportal/ or “View Your Tax Credit” on https://www.tdscpc.gov.in.

Taxation for American Depositary Shares (‘ADS’) holders

The withdrawal of Equity Shares underlying ADSs, the re-deposit of Equity Shares not tendered or not accepted in the Buyback against the creation of ADSs, and the sale in the Buyback of Equity Shares withdrawn may have various tax implications in India, the United States, and other jurisdictions that differ from, and may be substantially more onerous than, those that would be applicable to sales of ADSs on the NYSE. Such tax implications could vary depending on several factors, including the period of holding the securities, the residential status of the holder, the classification of the holder, the nature of the income earned, etc.

a.	India

Withdrawal and Re-Deposit of Equity Shares by ADS Holders: In addition, because of the very limited precedent, whether the re-deposit of Equity Shares against the creation of ADSs is subject to Indian taxation is particularly unclear. The Company cannot assure ADS holders that tax will not be imposed or whether the bank, broker or other nominee in India with whom individual ADS holders establish an Indian Demat account (Subtype DR) and a Brokerage Account will withhold taxes in connection with the re-deposit of such Equity Shares. In light of the foregoing, ADS holders are advised to consult their legal, financial and tax advisors and the bank, broker or other nominee in India with whom they intend to establish an Indian Demat account (Subtype DR) and a Brokerage Account to understand the potential implications of a withdrawal and re-deposit of Equity Shares prior to their making a request to the Depositary to effect the withdrawal of the Equity Shares underlying their respective ADSs.

In addition to the foregoing Indian taxation considerations, ADS holders should consider potential taxation under the laws of their country of residency and other jurisdictions in which they may be subject to taxation arising out of the withdrawal and re- deposit of Equity Shares.

b.	United States

i.	Withdrawal and Re-Deposit of Equity Shares by ADS Holders.

For U.S. federal income tax purposes, ADS holders generally will be treated as the owners of Equity Shares underlying such ADSs. Accordingly, withdrawing Equity Shares underlying ADSs and re-depositing Equity Shares that are not tendered in the Buyback, or if tendered, re-depositing Equity Shares that are not accepted in the Buyback generally will not be subject to U.S. federal income tax. For further information on the U.S. federal income tax consequences relevant to U.S. holders (as defined therein) of ADSs and / or Equity Shares, please see the Company’s Form 20-F.

ii.	Tendering Equity Shares in the Buyback.

Important information on the tax treatment relevant to tendering Equity Shares in the Buyback has been set forth in a Form 6-K furnished by the Company with the SEC on or about the date of the Postal Ballot Notice, as well as in this Letter of Offer.

Each ADS holder should consult their own tax advisor with respect to the U.S. federal, state and local tax consequences of withdrawing and re-depositing equity shares, as well as the tax consequences of participating in the Buyback.

EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TREATMENT OF DIVIDENDS AND SUCH U.S. HOLDER’S ELIGIBILITY FOR REDUCED RATE OF TAXATION UNDER THE LAW IN EFFECT FOR THE YEAR OF THE BUYBACK AND WHETHER ANY FOREIGN TAX CREDITS ARE AVAILABLE TO IT IN RESPECT OF INDIAN TAX, IF ANY.

STT: As an overall point, since the Buyback is to be undertaken through the settlement mechanism on the Indian Stock Exchanges, such transaction is chargeable to the Securities Transaction Tax (“STT”). STT is a tax payable in India on the value of securities on every purchase or sale of specified securities that are listed on the recognised Stock Exchanges in India. Currently, the STT rate applicable on the purchase or sale of shares on the stock exchange is 0.10% of the value of the transaction.

Rate of Surcharge and Cess in case of Non-Resident: In addition to the basic tax rate, surcharge, education cess and secondary and higher education cess are leviable as follows:

Surcharge:

In case of individuals, HUF, AOP and BOI: Surcharge at 15% is leviable where the total income exceeds ₹ 10 million (approximately US$ 0.11 million) and at 10% where the total income exceeds ₹ 5 million (approximately US$ 0.06 million) but does not exceed ₹ 10 million (approximately US$ 0.11 million).

In case of foreign companies: Surcharge at 5% is leviable where the total income exceeds ₹ 100 million (approximately US$ 1.14 million) and at 2% where the total income exceeds ₹ 10 million (approximately US$ 0.11 million) but does not exceed ₹ 100 million (approximately US$ 1.14 million).

The U.S. dollar amounts are based on the exchange rate of ₹ 88.06/USD as of September 19, 2025

(Source: http://www.federalreserve.gov/releases/h10/hist/dat00_in.htm)

Cess:

Heath and Education Cess at 4% is leviable in all cases

Taxation for American Depositary Share Holders: As described in more detail in the Postal Ballot Notice, a holder of ADSs of the Company may participate in the Buyback by withdrawing his or her ADSs from the depositary facility, such that they become holders of Equity Shares as of the Record Date and then participating in the Buyback.

There can be no assurance that the Equity Shares offered by an ADS holder in the Buyback will be accepted.

ADS holders are advised to consult their legal, financial and tax advisors for advice prior to participating in the Buyback, including advice related to any related regulatory approvals and tax issues.

Income-tax implications on withdrawal and re-deposit of Equity Shares:

•	While there are arguments in favour that conversion of ADS into shares should not be subject to capital gains tax, this view is not free from doubt as law is not very clear on this aspect.

•

The shares which would not be accepted by the Company for buyback could get reconverted into ADS. As far as taxability of such reconversion is concerned, there are two possible views i.e. whether such reconversion of shares into ADS is a taxable transfer and accordingly would attract capital gains tax or vice versa. While there are arguments supporting both the views, the view that such reconversion is not a taxable transfer may be construed to be a better view.

THE ABOVE DISCLOSURE ON TAXATION SETS OUT THE PROVISIONS OF LAW IN A SUMMARY MANNER ONLY AND IS NOT A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX CONSEQUENCES OF THE DISPOSAL OF EQUITY SHARES. THIS DISCLOSURE IS NEITHER BINDING ON ANY REGULATORS NOR CAN THERE BE ANY ASSURANCE THAT THEY WILL NOT TAKE A POSITION CONTRARY TO THE COMMENTS MENTIONED HEREIN. HENCE, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS FOR THE TAX PROVISIONS APPLICABLE TO YOUR PARTICULAR CIRCUMSTANCES.

Certain Material U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax consequences that may be relevant with respect to a participation in the buyback of Equity Shares to U.S. holders (as defined below) and is for general information only. For purposes of this discussion, “U.S. holders” are individuals who are citizens or residents of the United States, corporations (or other entities treated as corporations for U.S. federal income tax purposes) created in or under the laws of the United States or any political subdivision thereof or therein, estates, the income of which is subject to U.S. federal income taxation regardless of its source and trusts having a valid election to be treated as U.S. persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (“Code”)) in effect under U.S. Treasury Regulations or for which a U.S. court exercises primary supervision and a U.S. person has the authority to control all substantial decisions.

This summary is limited to U.S. holders who hold Equity Shares or ADSs as capital assets (generally, property held for investment). In addition, this summary is limited to U.S. holders who are not residents in India for purposes of the Convention between the Government of the United States of America and the Government of the Republic of India for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (“Treaty”). If a partnership (or an entity treated as a partnership or a pass-through entity for U.S. federal income tax purposes) holds the Equity Shares or ADSs, the tax treatment of a partner or an owner of such entity will generally depend upon the status of the partner or owner and upon the activities of the partnership or such pass-through entity. A partner or an owner in a partnership or a pass-through entity holding Equity Shares or ADSs should consult its own tax advisor.

This summary does not address any tax considerations arising under the laws of any U.S. state or local or non-U.S. jurisdiction, potential application of the Medicare contribution tax on net investment income, or tax considerations under any U.S. non-income tax laws. In addition, this summary does not address tax considerations applicable to holders that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, pension plans, real estate investment trusts, financial institutions, dealers in securities or currencies, tax-exempt entities, persons liable for alternative minimum tax, persons that hold Equity Shares or ADSs as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes, persons holding ADSs or Equity Shares through partnerships or other pass-through entities, persons that have a “functional currency” other than the U.S. dollar or holders of 10% or more, by voting power or value, of Equity Shares of the Company, controlled foreign corporations, foreign controlled foreign corporations passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules as a result of any item of gross income with respect to our Equity Shares or ADSs being taken into account in an applicable financial statement, persons who hold or receive Equity Shares or ADSs pursuant to the exercise of any option or otherwise as compensation, persons deemed to sell Equity Shares or ADSs under the constructive sale provisions of the Code, and certain U.S. expatriates and certain former citizens or long-term residents of the United States.

This summary is based on the Code as in effect on the date of this document and on U.S. Treasury Regulations in effect or, in some cases, proposed, as of the date of this document, as well as judicial and administrative interpretations thereof available on or before such date and is based in part on the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below.

EACH PROSPECTIVE PARTICIPANT IN THE BUYBACK WHO IS A U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PARTICIPATING IN THE BUYBACK.

Ownership of ADSs. For U.S. federal income tax purposes, U.S. holders generally will be treated as the owners of Equity Shares represented by such ADSs. Accordingly, the conversion of ADSs into Equity Shares to participate in the Buyback, and the conversion of Equity Shares that are not tendered in the Buyback, or that are tendered, and not accepted in the Buyback, into ADSs generally will not be subject to U.S. federal income tax.

Tax Treatment of Buyback. An exchange of Equity Shares for cash by a U.S. holder pursuant to the Buyback will be a taxable transaction for U.S. federal income tax purposes. In such case, depending on the applicable U.S. holder’s particular circumstances, such tendering U.S. holder will be treated either as recognizing gain or loss from the disposition of the Equity Shares or as receiving a distribution from the Company.

Under Section 302 of the Code, a tendering U.S. holder will recognize gain or loss on the exchange of Equity Shares for cash if the exchange:

•	results in a “substantially disproportionate” redemption with respect to such U.S. holder; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder.

An exchange of Equity Shares for cash generally will be a substantially disproportionate redemption with respect to a U.S. holder if (1) the percentage of the voting stock owned by such U.S. holder immediately after the exchange is less than 80% of the percentage of the voting stock owned by such U.S. holder immediately before the exchange, and (2) immediately after the exchange the U.S. holder owns less than 50% of the total combined voting power of all classes of stock entitled to vote. In applying the Section 302 tests, each U.S. holder must take into account Equity Shares and ADSs that such U.S. holder constructively owns under certain attribution rules, pursuant to which a U.S. holder will be treated as owning any Equity Shares and ADSs owned by certain family members (which family attribution, in certain circumstances, may be waived) and related entities, and Equity Shares and ADSs that the U.S. holder has the right to acquire by exercise of an option. Each U.S. holder is expected to consult with its own tax advisor with respect to the application of such attribution rules given such U.S. holder’s particular circumstances.

If an exchange of Equity Shares for cash fails to satisfy the “substantially disproportionate” test, the U.S. holder may nonetheless satisfy the “not essentially equivalent to a dividend” test. An exchange of Equity Shares for cash will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. holder’s equity interest in the company given such U.S. holder’s particular facts and circumstances. The Internal Revenue Service (the “IRS”) has indicated in published rulings that a relatively minor reduction of the proportionate equity interest of a U.S. holder whose relative equity interest is minimal and who does not exercise any control over or participate in the management of corporate affairs should be treated as “not essentially equivalent to a dividend.” Each U.S. holder should consult its tax advisors regarding the application of the rules of Section 302 in its particular circumstances. Because the Section 302 tests are applied on a “stockholder-by-stockholder” basis, the Buyback may be a sale or exchange for certain U.S. holders and a distribution for others.

Sale or Exchange: Subject to the “passive foreign investment company” (“PFIC”) rules described below, if a U.S. holder is treated as recognizing gain or loss for U.S. federal income tax purposes from the disposition of Equity Shares for cash, such gain or loss will be equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder’s tax basis, determined in U.S. dollars, in the Equity Shares. Gain or loss recognized will be long-term capital gain or loss with respect to Equity Shares held for more than 12 months at the time of the sale or other disposition, and any gain recognized generally will be income from sources within the United States for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. Capital gains realized by a U.S. holder upon sale of Equity Shares may be subject to tax in India, including withholding tax. See “Indian Taxation” above. Due to limitations on foreign tax credits, however, a U.S. holder may not be able to utilize any such taxes as a credit against the U.S. holder’s federal income tax liability. U.S. holders should consult their own tax advisors regarding the tax treatment to them if the Buyback is treated as a sale or exchange.

Distribution: If a U.S. holder is not treated under the Section 302 tests (discussed above) as recognizing gain or loss on an exchange of Equity Shares for cash, such U.S. holder will be treated as having received a distribution from the Company. The gross amount of the distribution will generally be treated as dividend income to the extent made from the current or accumulated earnings and profits (as determined under U.S. federal income tax principles) of the Company. Such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. holders. To the extent that the amount of the Buyback exceeds the Company’s current and accumulated earnings and profits (if any) as determined under U.S. federal income tax principles, such excess will be treated first as a tax-free return of the U.S. holder’s tax basis in the Equity Shares and thereafter as capital gain.

The Company does not intend to calculate its earnings and profits according to U.S. tax accounting principles. Accordingly, notwithstanding the discussion in the preceding paragraphs, if the Buyback is treated as a distribution on Equity Shares, such distribution will generally be taxed as a dividend for U.S. tax purposes.

Subject to certain conditions and limitations, including the PFIC rules described below, dividends paid to non-corporate U.S. holders, including individuals, may be eligible for a reduced rate of taxation if the Company is deemed to be a “qualified foreign corporation” for U.S. federal income tax purposes. A qualified foreign corporation includes a foreign corporation if (1) its shares are readily tradable on an established securities market in the United States, or (2) it is eligible for the benefits under a comprehensive income tax treaty with the United States, including the Treaty. Our ADSs are listed on NYSE. We believe, but cannot assure you, that the ADSs will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends paid on the ADSs. Based on existing guidance, it is not clear whether a dividend on an Equity Share will be treated as a qualified dividend, because the Equity Shares are not themselves listed on a U.S. exchange. However, the Company may be eligible for benefits under the Treaty. A corporation is not a qualified foreign corporation if it is a PFIC in the current taxable year or the prior taxable year (as discussed below).

If the proceeds are paid in Indian Rupees, the amount of the proceeds included in the income of a U.S. holder will be the U.S. dollar value of the payments made in Indian Rupees, determined at a spot exchange rate between Indian Rupees and U.S. dollars on the date such proceeds are included in the income of the U.S. holder, regardless of whether the payment is in fact converted into U.S. dollars. Generally, gain or loss, if any, resulting from currency exchange fluctuations during the period from the date the dividend is paid to the date such payment is converted into U.S. dollars will be treated as U.S. source ordinary income or loss.

EACH PROSPECTIVE PARTICIPANT IN A COMPANY BUYBACK SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PARTICIPATING IN THE BUYBACK AND WHETHER ANY FOREIGN TAX CREDITS ARE AVAILABLE TO IT IN RESPECT OF INDIAN WITHHOLDING TAX, IF ANY.

Passive Foreign Investment Company: A non-U.S. corporation will be classified as a PFIC for U.S. Federal income tax purposes if either:

•	75% or more of its gross income for the taxable year is passive income; or

•	on average for the taxable year by value, if 50% or more of its assets produce or are held for the production of passive income.

The Company does not believe that it satisfies either of the tests for PFIC status for the fiscal year ended March 31, 2025, and the Company does not expect to satisfy either of the tests for the fiscal year ending March 31, 2026. However, because this determination is made on an annual basis and depends on a variety of factors (including the Company’s market capitalization), no assurance can be given that the Company was not considered a PFIC for the fiscal year ended March 31, 2025, or that the Company will not be considered a PFIC for the current fiscal year and/or future fiscal years. If the Company were to be a PFIC for any taxable year, U.S. holders would be required to pay an interest charge together with tax calculated at an ordinary income rates on “excess distributions,” as the term is defined in relevant provisions of U.S. tax laws, and on any gain on a sale or other disposition of Equity Shares, unless a U.S. holder makes a “QEF election” or a “mark-to-market” election, as described below. In addition, individual U.S. holders will not be eligible for the reduced rates of dividend taxation described above if the Company is a PFIC for the fiscal year of the dividend payment or the preceding taxable year.

If the Company is a PFIC in any year, so long as the Equity Shares or ADSs are and remain “marketable,” a U.S. holder may be able to avoid the excess distribution rules described above by having made a timely so-called “mark-to-market” election with respect to such U.S. holder’s Equity Shares or ADSs. The Equity Shares or ADSs will be “marketable” as long as they remain regularly traded on a national securities exchange, such as the New York Stock Exchange, or a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located. A mark-to-market election will be effective for the taxable year for which the election is made and for all subsequent taxable years, unless the Equity Shares or ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. No assurances may be given regarding whether the Equity Shares or ADSs will qualify, or will continue to be qualified, as being regularly traded in this regard. However, because a mark-to-market election cannot be made for any lower-tier PFICs that the Company may own, a U.S. holder may continue to be subject to the PFIC rules with respect to any indirect interest in any investments held by the Company that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including the Company’s subsidiaries. U.S. holders should consult their own tax advisors with respect to making a mark-to-market election and the tax consequences of the Buyback if such an election is in effect.

In addition, if the Company is a PFIC in any year, a U.S. holder might be able to avoid the excess distribution rules described above by making a timely so-called “qualified electing fund” election, or QEF election, to be taxed currently on his, her or its pro rata portion of the Company’s income and gain. However, the Company has not provided and does not plan to provide information necessary for the QEF election, so such election would not have been available to U.S. holders.

In addition, certain information reporting obligations on IRS Form 8621 may apply to U.S. holders if the Company is determined to be a PFIC, including in the year of a sale or disposition.

Backup Withholding Tax and Information Reporting. Any dividends paid, or proceeds on a sale of, Equity Shares to or by a U.S. holder may be subject to U.S. information reporting, and backup withholding, currently at a rate of 24%, may apply unless such holder is an exempt recipient or provides a U.S. taxpayer identification number, certifies that such holder is not subject to backup withholding and otherwise complies with any applicable backup withholding requirements. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

THE ABOVE SUMMARY IS NOT INTENDED TO BE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO PARTICIPATION IN THE BUYBACK. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY ADDITIONAL TAX CONSEQUENCES RESULTING FROM PARTICIPATION IN THE BUYBACK, INCLUDING THE

APPLICABILITY AND EFFECT OF THE TAX LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. JURISDICTION AND ANY ESTATE, GIFT AND INHERITANCE LAWS.

25.	DECLARATION BY THE BOARD OF DIRECTORS

Declaration as required under clause (ix) and clause (x) of Schedule I under the Buyback Regulations:

25.1

The Board of Directors of the Company confirms that there are no defaults subsisting in repayment of deposits, redemption of debentures or interest thereon or payment of dividend, or repayment of any term loans or interest payable thereon to any financial institution or banking company.

25.2	The Board of Directors of the Company has confirmed that it has made a full enquiry into the affairs and prospects of the Company and has formed the opinion:

25.2.1

That immediately following the date of the board meeting held on September 11, 2025 and the date of the members’ resolution for approving the Buyback, being November 4, 2025, there will be no grounds on which the Company can be found unable to pay its debts;

25.2.2

That as regards the Company’s prospects for the year immediately following the date of the board meeting held on September 11, 2025 as well as for the year immediately following the date of passing of the members’ resolution, being November 4, 2025, and having regard to the Board’s intentions with respect to the management of the Company’s business during that year and to the amount and character of the financial resources, which will, in the Board’s view, be available to the Company during that year, the Company will be able to meet its liabilities as and when they fall due and will not be rendered insolvent within a period of one year from the date of the board meeting and also from the date of passing of the members’ resolution, being November 4, 2025;

25.2.3

In forming its opinion aforesaid, the Board has taken into account the liabilities (including prospective and contingent liabilities) as if the Company were being wound up under the provisions of the Act and the Insolvency and Bankruptcy Code, 2016, as amended.

This declaration is made and issued pursuant to the resolution passed at the meeting of the Board held on September 11, 2025.

For and on behalf of the Board of Directors

Sd/- Nandan M. Nilekani Chairman and Non-Executive and Non-Independent Director DIN: 00041245	Sd/- Salil Parekh Chief Executive Officer & Managing Director DIN: 01876159

26.	AUDITOR’S CERTIFICATE

Report addressed to the Board of Directors by the Company’s Auditors on permissible capital payment and opinion formed by directors regarding insolvency

The text of the Report dated September 11, 2025, of Deloitte Haskins & Sells, LLP, the Statutory Auditors of the Company, addressed to the Board of Directors of the Company is reproduced below:

Quote

REF: IL/2025-26/29

AUDITOR’S REPORT

To,

The Board of Directors,

Infosys Limited

No. 44, Infosys Avenue,

Hosur Road, Electronics City,

Bengaluru,

Karnataka – 560100

Dear Sir/Madam,

Re: Statutory Auditor’s Report in respect of proposed buyback of equity shares by Infosys Limited (the “Company”) in terms of Clause (xi) of Schedule I of the Securities and Exchange Board of India (Buy-Back of Securities) Regulations, 2018, as amended (the “Buyback Regulations”)

1.	This Report is issued in accordance with the terms of our engagement letter dated July 10, 2025.

2.

The Board of Directors of the Company have approved a proposal for buyback of equity shares by the Company (subject to the approval of its shareholders) at its Meeting held on September 11, 2025 in pursuance of the provisions of Sections 68, 69 and 70 of the Companies Act, 2013, as amended (the “Act”) and the Buyback Regulations.

3.

We have been requested by the Management of the Company to provide a report on the accompanying “Statement of Permissible Capital Payment as at June 30, 2025” (‘Annexure A’) (hereinafter referred to as the “Statement”). This Statement has been prepared by the Management of the Company, which we have initialled for the purposes of identification only.

Management’s Responsibility

4.

The preparation of the Statement in accordance with Section 68(2)(c) of the Act, the Regulation 4(i) of the Buyback Regulations and the compliance with the Buyback Regulations, is the responsibility of the management of the Company, including the computation of the amount of the permissible capital payment, the preparation and maintenance of all accounting and other relevant supporting records and documents. This responsibility includes the design, implementation and maintenance of internal controls relevant to the preparation and presentation of the Statement and applying an appropriate basis of preparation; and making estimates that are reasonable in the circumstances.

Auditor’s Responsibility:

5.	Pursuant to the requirements of the Buyback Regulations, it is our responsibility to provide a reasonable assurance that:

i.

we have inquired into the state of affairs of the Company in relation to the audited interim condensed standalone and consolidated financial statements as at and for the three months ended June 30, 2025;

ii.

the amount of permissible capital payment for the proposed buyback of equity shares as stated in Annexure A, has been properly determined considering the audited interim condensed standalone and consolidated financial statements as at and for the three months ended June 30, 2025 in accordance with Section 68(2)(b) and 68(2)(c) of the Act, Regulation 4(i) and Regulation 5(i)(b) of the Buyback Regulations; and

iii.

the Board of Directors of the Company, in their Meeting held on September 11, 2025 have formed the opinion as specified in Clause (x) of Schedule I to the Buyback Regulations, on reasonable grounds and that the Company will not, having regard to its state of affairs, be rendered insolvent (in terms of the Companies Act, 2013 and/or the Insolvency and Bankruptcy Code 2016, each as amended) within a period of one year from the date of passing the board resolution dated September 11, 2025 as well as for a period of one year immediately following the date of passing of the shareholders’ resolution with regard to the proposed buyback.

6.

The interim condensed standalone and consolidated financial statements referred to in paragraph 5 above, have been audited by us, on which we have issued an unmodified audit opinion vide our report dated July 23, 2025. We conducted our audit of the interim condensed standalone and consolidated financial statements in accordance with the Standards on Auditing specified under Section 143(10) of the Act and other applicable authoritative pronouncements issued by the Institute of Chartered Accountants of India (“ICAI”). Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

7.

We conducted our examination of the Statement in accordance with the Guidance Note on Audit Reports and Certificates for Special Purposes (Revised 2016), issued by the ICAI (the “Guidance Note”) and Standards of Auditing specified under Section 143(10) of the Act, in so far as applicable for the purpose of this certificate. The Guidance Note requires that we comply with the ethical requirements of the Code of Ethics issued by the ICAI.

8.

We have complied with the relevant applicable requirements of the Standard on Quality Control (SQC) 1, Quality Control for Firms that Perform Audits and Reviews of Historical Financial Information, and Other Assurance and Related Services Engagements.

Opinion

9.	Based on inquiries conducted and our examination as above, we report that:

i.

We have inquired into the state of affairs of the Company in relation to its audited interim condensed standalone and consolidated financial statements as at and for the three months ended June 30, 2025, which have been approved by the Board of Directors of the Company on July 23, 2025.

ii.

The amount of permissible capital payment towards the proposed buy back of equity shares as computed in the Statement attached herewith, as Annexure A, in our view has been properly determined in accordance with the provisions of Section 68 (2)(b) and Section 68 (2)(c) of the Act and Regulation 4(i) and Regulation 5(i)(b) of the Buyback Regulations. The amounts of share capital and free reserves have been extracted from the audited interim condensed standalone and consolidated financial statements of the Company as at and for the three months ended June 30, 2025.

iii.

The Board of Directors of the Company, at their meeting held on September 11, 2025 have formed their opinion as specified in clause (x) of Schedule I to the Buyback Regulations, on reasonable grounds and that the Company having regard to its state of affairs, will not be rendered insolvent (in terms of the Companies Act, 2013 and/or the Insolvency and Bankruptcy Code 2016, each as amended) within a period of one year from the date of passing the Board Resolution dated September 11, 2025 as well as for a period of one year immediately following the date of passing of the shareholders’ resolution with regard to the proposed buyback.

Restriction on Use

10.

This report has been issued at the request of the Company solely for use of the Company (i) in connection with the proposed buyback of equity shares of the Company as mentioned in paragraph 2 above, (ii) to enable the Board of Directors of the Company to include in the explanatory statement to the notice for the special resolution, public announcement, and other documents pertaining to buyback to be sent to the shareholders of the Company or filed with (a) the Registrar of Companies, Securities and Exchange Board of India, stock exchanges, and any other regulatory authority as per applicable law and (b) the Central Depository Services (India) Limited, National Securities Depository Limited and (iii) and for providing to the Merchant Bankers (the “Managers”) in connection with the proposed buyback of equity shares of the Company for onward submission to relevant authorities in pursuance to the provisions of Sections 68 and other applicable provisions of the Act and the Buyback Regulations, and may not be suitable for any other purpose. This report should not be used for any other purpose without our prior written consent. Accordingly, we do not accept or assume any liability or any duty of care for any other purpose or to any other person to whom this report is shown or into whose hands it may come without our prior consent in writing.

For DELOITTE HASKINS & SELLS LLP

Chartered Accountants

(Firm’s Registration No. 117366W/W-100018)

Sd/-

Vikas Bagaria

Partner

Membership No. 060408

UDIN: 25060408BMOCJM1934

Place: Bengaluru

Date: September 11, 2025

Annexure A - Statement of Permissible Capital Payment

Computation of amount of permissible capital payment (including premium) towards buyback of equity shares in accordance with Section 68(2)(b) and Section 68(2)(c) of the Companies Act, 2013, as amended (“the Act”), and Securities and Exchange Board of India (Buy-Back of Securities) Regulations, 2018, as amended (the “Buyback Regulations”), based on audited interim condensed standalone and consolidated financial statements as at and for the three months ended June 30, 2025.

Particulars	Amount (Rs. in crore) Standalone	Amount (Rs. in crore) Consolidated
Paid up equity capital as at June 30, 2025 (A)	2,077	2,074
Free Reserves as at June 30, 2025:
- Retained earnings*	70,295	78,177
- Securities Premium	1,258	1,295
- General reserve	412	1,465
Total free reserves (B)	71,965	80,937
Total paid up equity capital and free reserves (A+B)	74,042	83,011
Maximum amount permissible for buyback under Section 68 of the Act and Regulation 4(i) of the Buyback Regulations, i.e. lower of 25% of the total paid up capital and free reserves of standalone and consolidated financial statements.	18,510

*	excludes adjustments in accordance with section 2(43) of the Companies Act, 2013, aggregating Rs 277 Crore in standalone and Rs 326 Crore in consolidated retained earnings.

For and on behalf of Board of Directors of Infosys Limited

Sd/-

Jayesh Sanghrajka

Chief Financial Officer

Date: September 11, 2025”

Unquote

27.	DOCUMENTS FOR INSPECTION

The copies of the following documents referred to hereunder will be available for inspection by Shareholders of the Company at the registered office No. 44, Electronics City, Hosur Road, Bengaluru, Karnataka, 560100, from 10:00 a.m. to 5:00 p.m. on any day, except Saturday, Sunday and public holidays and on the website of the Company (i.e., https://www.infosys.com/investors/shareholder-services/buyback-2025.html), in accordance with the Buyback Regulations and such other circulars or notification, as may be applicable :

27.1	Copy of Certificate of incorporation of the Company;

27.2	Copy of Memorandum and Articles of Association of the Company;

27.3

Copies of annual reports of the Company for the financial years ended 2023, 2024 and 2025 and the audited interim condensed standalone and consolidated financial statements for the half year ended September 30, 2025;

27.4	Copy of resolution passed by the Board of Directors in relation to the Buyback at its meeting held on September 11, 2025;

27.5	Copy of special resolution of the Equity Shareholders passed by way of postal ballot, the results of which were announced on November 6, 2025;

27.6	The certificate dated September 11, 2025 received from Deloitte Haskins & Sells LLP, the Statutory Auditors of the Company, in terms of clause (xi) of Schedule I of the Buyback Regulations.

27.7	Copy of the Public Announcement dated November 7, 2025, published on November 10, 2025;

27.8	Copy of the declaration of solvency and an affidavit as per Form SH-9 of the Share Capital Rules;

27.9	Certificate dated November 7, 2025 issued by Deloitte, Haskins & Sells LLP, confirming that the Company has adequate funds for the purposes of the Buyback;

27.10	Copy of the Escrow Agreement dated November 6, 2025 executed amongst Infosys Limited, Kotak Mahindra Capital Company Limited and Kotak Mahindra Bank Limited;

28.	DETAILS OF THE COMPLIANCE OFFICER

The details of the Compliance Officer are set out below.

Name: Mr. A.G.S Manikantha

Designation: Company Secretary and Compliance Officer

Address: No. 44, Electronics City, Hosur Road, Bengaluru – 560100

Tel No.: +91 080-41167775

Email: sharebuyback@infosys.com

Website: www.infosys.com

Eligible Shareholders may contact the Compliance Officer for any clarification or to address their grievances, if any, during 10:00 a.m. to 5:00 p.m. on any day except Saturday, Sunday and public holidays.

29.	DETAILS OF THE REMEDIES AVAILABLE TO THE ELIGIBLE SHAREHOLDERS

29.1

In case of any grievances relating to the Buyback (i.e. non-receipt of the Buyback consideration, Equity Share certificate, demat credit, etc.) the Eligible Shareholder can approach the Compliance Officer and/or the Manager to the Buyback and/or the Registrar to the Buyback for redressal.

29.2

If the Company makes any default in complying with the requirements of Section 68, 69, 70 of the Act or any rules made thereunder as may be applicable to the Buyback, the Company or any officer of the Company who is in default shall be punishable with imprisonment for a term and its limit, or with a fine and its limit or with both in terms of the Act.

29.3	The address of the concerned office of the Registrar of Companies is as follows:

Registrar of Companies, Karnataka at Bengaluru

‘E’ Wing, 2nd Floor

Kendriya Sadana, Koramangala

Bengaluru 560 034

Karnataka, India

30.	DETAILS OF INVESTOR SERVICE CENTRE

In case of any query, the Eligible Shareholders may contact the Registrar to the Buyback, appointed as the Investor Service Centre for the purposes of the Buyback, on any day except Saturday, Sunday and public holidays between 10:00 a.m. and

5:30 p.m. at the following address:

KFin Technologies Limited

Unit: Infosys Limited, Selenium, Tower B, Plot No. 31 and 32, Gachibowli, Financial District, Nanakramguda, Serilingampally, Hyderabad 500 032, Telangana India

Toll Free Number: +91 18003094001

Tel: +91 40 6716 2222; Fax: +91 40 2343 1563

Contact person: Mr. M. Murali Krishna

Email: infosys.buyback2025@kfintech.com

Investor Grievance Email: einward.ris@kfintech.com

Website: www.kfintech.com

SEBI Registration Number: INR000000221;

Validity period: Permanent

Corporate Identity Number: L72400MH2017PLC444072

31.	DETAILS OF THE MANAGER TO THE BUYBACK

Kotak Mahindra Capital Company Limited

1st Floor, 27 BKC, Plot No. C – 27, “G” Block, Bandra Kurla Complex, Bandra (East), Mumbai 400 051, Maharashtra, India

Tel: +91 22 6218 5905

Contact Person: Mr. Ganesh Rane

Email: infosys.buyback2025@kotak.com

Website: https://investmentbank.kotak.com

SEBI Registration Number: INM000008704

Validity Period: Permanent

Corporate Identity Number: U67120MH1995PLC134050

32.	DECLARATION BY THE DIRECTORS REGARDING AUTHENTICITY OF THE INFORMATION IN THE OFFER DOCUMENT

As per Regulation 24(i)(a) of the Buyback Regulations, the Board of Directors accept full responsibility for the information contained in this Letter of Offer and confirms that such document contains true, factual and material information and does not contain any misleading information. This Letter of Offer is issued under the authority of the Board and in terms of the resolution passed by the Buyback Committee on November 18, 2025:

For and behalf of the Board of Directors of INFOSYS LIMITED

Sd/-

Nandan M. Nilekani

Chairman and Non-Executive and Non-Independent Director

DIN: 00041245

Sd/-

Salil Parekh

Chief Executive Officer & Managing Director

DIN: 01876159

Sd/-

A.G.S Manikantha

Company Secretary & Compliance Officer

Membership No: A21918

Date: November 18, 2025

Place: Bangalore

33.	OFFER FORM

33.1	Tender Form (for Eligible Shareholders holding Equity Shares in dematerialised form).

33.2	Tender Form (for Eligible Shareholders holding Equity Shares in physical form).

33.3	Form No. SH-4 – Securities Transfer Form.

ANNEXURE I

SUMMARY TERM SHEET

The Company is providing this summary term sheet for the convenience of its shareholders. This summary term sheet highlights certain material information in this Letter of Offer above, but the shareholders should realize that it does not describe all of the details of the offer to buyback 10,00,00,000 (Ten crore) Equity Shares of face value ₹ 5/- (Rupees Five only) each of the Company at a price of ₹ 1,800/- (Rupees One Thousand Eight Hundred only) per Equity Share in accordance with the Buyback Regulations and relevant provisions of the Companies Act, 2013, as may be amended from time to time, along with all rules and regulations issued thereunder, via the Tender Offer route to the same extent described in the remainder of this Letter of Offer. The shareholders are hereby urged to read the entire Letter of Offer because it contains the full details of the Buyback. This Summary Term Sheet includes references to the sections of this document where there is set out a more complete discussion.

Who is offering to purchase the Equity Shares?

The Company is offering to purchase 10,00,00,000 (Ten crore) Equity Shares of face value ₹ 5/- (Rupees Five only). See Sections 6 and 9.

What will the purchase price for Equity Shares be and what will be the form of payment?

The Company will pay ₹ 1,800/- (Rupees One Thousand Eight Hundred only) per Equity Share purchased in the Buyback.

If the Equity Shares tendered by an Eligible Shareholder are purchased in the Offer, the Company will pay such Eligible Shareholder the purchase price, in cash, promptly after the expiration of the Offer and no later than 5 (five) working days from the closure of the Offer Period. See Sections 1 and 23.

What is the recent market price of the Equity Shares?

On November 10, 2025, the date of publication of the Public Announcement, the closing price of the Equity Shares was ₹ 1,514.60 and ₹ 1,513.50 per Equity Share on the BSE and the NSE, respectively. However, the closing market price of the Equity Shares as on the date of intimation of the Board Meeting for considering the Buyback to the Indian Stock Exchanges, i.e., September 8, 2025, was ₹ 1,432.65 and ₹ 1,432.90 on BSE and NSE, respectively. The shareholders are hereby urged to obtain current market quotations for the Equity Shares before deciding whether to tender their Equity Shares in the Buyback. See Sections 6 and 12.

Has the Company or its Board of Directors adopted a position on the Buyback?

The Board of Directors of the Company has approved the Buyback. However, neither the Company nor its Board of Directors or the Managers to the Buyback make any recommendation to the shareholders as to whether they should tender or refrain from tendering their Equity Shares. Shareholders must make their own decision as to whether to tender their Equity Shares and, if so, how many Equity Shares to tender. In so doing, the shareholders should read carefully the information in this Letter of Offer, including the Company’s reasons for the Buyback. See Sections 4, 6 and 8.

How many Equity Shares will the Company purchase in the Buyback?

The Company will purchase up to 10,00,00,000 (Ten crore) Equity Shares in the Buyback (representing 2.41% of the total paid-up equity share capital of the Company) from all the Eligible Shareholders, on a proportionate basis (subject to the reservation for Small Shareholders). If more than 10,00,00,000 (Ten crore) Equity Shares are tendered, the Company will purchase Equity Shares tendered in the Buyback first from Small Shareholders on a proportionate basis in the Reserved Category, and then from all other Shareholders on a proportionate basis in the General Category, with any additional Equity Shares to be accepted in a proportionate manner as described further in Section 23.

What happens if more than 10,00,00,000 Equity Shares are tendered?

The Company will not accept more than 10,00,00,000 Equity Shares in the Buyback. If more than 10,00,00,000 Equity Shares are tendered, the Company will purchase Equity Shares tendered in the Buyback first from Small Shareholders on a proportionate basis in the Reserved Category, and then from all other Shareholders on a proportionate basis in the General Category, with any additional Equity Shares to be accepted in a proportionate manner as described further in Section 23.

How will the Company pay for the Equity Shares?

Assuming that the maximum of 10,00,00,000 Equity Shares are tendered in the Buyback at a purchase price of ₹ 1,800/- (Rupees One Thousand Eight Hundred only) per Equity Share, the aggregate consideration for the Buyback will be ₹ 18,000 Crore (Rupees Eighteen Thousand Crore only). The Company anticipates that it will pay for the Equity Shares tendered in the Buyback from its cash on hand that has been generated through internal accruals and / or by liquidating financial instruments held by the Company.

When can an Eligible Shareholder tender his Equity Shares?

The Eligible Shareholders can tender their Equity Shares during the Tendering Period i.e. from November 20, 2025 to November 26, 2025.

How long does an Eligible Shareholder have to tender his Equity Shares; can the Offer be extended, amended or terminated?

An Eligible Shareholder may tender his Equity Shares during the Tendering Period i.e. from November 20, 2025 to November 26, 2025. The Offer Period cannot be extended, amended or terminated.

How will an Eligible Shareholder be notified if the Company extends the Offer Period or amends the terms of the Buyback?

The Offer Period cannot be extended by the Company. The Company will not make any amendments to the terms of the Buyback after the date of this Letter of Offer.

How can an ADS holder participate in the Buyback?

As intimated in the Postal Ballot Notice, in order for ADS holders to participate in the Buyback, they must have previously taken certain actions in order to withdraw the Equity Shares underlying the ADSs held by them in advance of the Record Date, i.e., November 14, 2025 and should have become holders of Equity Shares on the Record Date. In the Postal Ballot Notice, the Company had intimated that ADS holders had approximately 49 calendar days from the date of the Postal Ballot Notice to take such steps as may be required for ADS holders to hold Equity Shares as on the Record Date. ADS holders are advised to refer to paragraph 22.26-22.30 of this Letter of Offer, “Participation by ADS Holders” for additional details concerning participation in the Buyback by ADS holders.

What is the purpose of the Buyback?

The Buyback is being undertaken by the Company after taking into account the strategic and operational cash needs of the Company in the medium term and for returning surplus funds to the shareholders in an effective and efficient manner in line with its Capital Allocation Policy. The Buyback is being undertaken for the reasons set forth in Section 8.

What are the significant conditions to the Offer?

Under the Buyback Regulations, the Company is not permitted to withdraw the Buyback Offer once the public announcement of the Buyback Offer has been made.

Following the Buyback, will the Company continue as a public company?

Yes. The completion of the Buyback in accordance with its terms and conditions will not cause the Equity Shares to be delisted from BSE or NSE.

How does an Eligible Shareholder tender his/her Equity Shares?

In order to tender Equity Shares in the Buyback, Eligible Shareholders will have to place orders through their Seller Members (stock brokers) on the separate acquisition window provided on BSE and NSE for the Buyback. Eligible Shareholders will also have to submit the relevant documents required along with their Tender Forms. Seller Members can enter orders for dematerialized Equity Shares as well as physical Equity Shares. See Sections 22 and 23 and the Tender Form for details of documents required from the shareholders and the process for tendering.

Can an Eligible Shareholder tender some, but not all, of his Equity Shares?

Yes. The maximum number of Equity Shares that an Eligible Shareholder may tender in the Buyback is equal to the number of Equity Shares held on the Record Date. An Eligible Shareholder is free to tender some or all of their Equity Shares. See Section 23 and the Tender Form for further details.

Once an Eligible Shareholder has tendered Equity Shares in the Buyback, can they withdraw their tender?

Yes. Modification/cancellation of orders from a single Eligible Shareholder will be allowed during the Tendering Period of the Buyback offer. The offer and withdrawal rights will be available to an Eligible Shareholder during the Tendering Period i.e. from November 20, 2025 to November 26, 2025. See Section 23.

How does an Eligible Shareholder withdraw Equity Shares they have previously tendered?

An order can be cancelled or modified by an Eligible Shareholder who has tendered their Equity Shares during the Tendering Period by contacting their Seller Member through whom the initial bid was placed by providing a request for modification/cancellation via his registered email address or registered telephone number or by visiting the Seller Member’s branch and submitting a written request.

Do the Promoters, Directors or Key Managerial Personnel of the Company intend to tender their Equity Shares in the Buyback?

The Promoter and Promoter Group and persons in control of the Company have an option to participate in the Buyback. In this regard, the Promoter and Promoter group have expressed their intention to not participate in the Buyback vide their letters dated September 14, 2025, September 16, 2025, September 17, 2025, September 18, 2025 and September 19, 2025. The Directors and Key Managerial Personnel of the Company are eligible to participate in the Buyback on the same terms as all other Eligible Shareholders. See Section 11.

If an Eligible Shareholder decides not to tender, how will the Buyback affect their Equity Shares?

Shareholders who choose not to tender their Equity Shares will enjoy a resultant increase in their shareholding post closure of the Buyback. See Section 23.

When will the Company pay for the Equity Shares tendered by an Eligible Shareholder and accepted in the Buyback?

If the Equity Shares tendered by an Eligible Shareholder are accepted by the Company in the Offer, the Company will pay such Eligible Shareholder the purchase price, in cash, promptly after the expiration of the Offer and no later than 5 (five) working days from the closure of the Offer Period. See Section 23.

Will the Eligible Shareholder have to pay brokerage commissions or other costs and expenses if they tender their Equity Shares?

The Buyback consideration received by the Eligible Shareholder from their respective Seller Member, in respect of accepted Equity Shares, could be net of tax deducted at source, costs, charges and expenses (including brokerage), and the Company accepts no responsibility to bear or pay such additional cost, charges, and expenses (including brokerage) incurred solely by the selling Eligible Shareholders. See Section 23.

What are the income tax consequences if an Eligible Shareholder tenders their Equity Shares?

Tendering Equity Shares in the Buyback. The Finance (No. 2) Act, 2024 has made amendments in relation to buyback of shares shifting the tax liability in the hands of the shareholders and the Company is not required to pay tax on the distributed income. Under Section 2(22)(f) of the ITA, the entire amount paid by a domestic company for the buyback of its shares is treated as dividend income in the hands of shareholders (resident or non-resident), taxable under the head Income from Other Sources. Section 46A of the IT Act which provides for capital gains taxation in the hands of the shareholders upon buy-back of shares by the company is amended with effect from October 1, 2024 which states that in the case of buy-back of shares, the consideration received by the shareholder will be deemed to be Nil for the purpose of computing capital gains. Consequently, a capital loss will arise in the hands of the shareholder equivalent to the cost of acquisition of the shares bought back. The Company shall be required to deduct tax at source (TDS) or withholding of taxes (WHT) at the time of making the payment of total buyback consideration to shareholders which will be treated as dividend under the IT Act. Refer to Section 24 for detailed note on Taxation.

If the Eligible Shareholder is a U.S. holder (as defined in Section 24 under heading titled “United States - Certain Material U.S. Federal Income Tax Consequences”), his exchange of Equity Shares for cash pursuant to the Buyback will be a taxable transaction to such Eligible Shareholder for U.S. federal income tax purposes. In such case, depending on the particular circumstances, and subject to the “passive foreign investment company” (“PFIC”) rules described in Section 24 under heading titled “United States - Certain Material U.S. Federal Income Tax Consequences,” the Eligible Shareholder will be treated either as recognizing gain or loss from the disposition of the Equity Shares or as receiving a distribution from the Company. Any gain or loss recognized by the Eligible Shareholder will generally be long-term capital gain or loss with respect to Equity Shares held for more than 12 months at the time of the disposition. A distribution will generally be taxed to the Eligible Shareholder as a dividend for U.S. federal income tax purposes to the extent it is made from the current or accumulated earnings and profits (as determined under U.S. federal income tax principles) of the Company. Refer to Section 24 for detailed note on Taxation.

Withdrawal and Re-deposit of Equity Shares. While there are arguments in favour that withdrawal of Equity Shares underlying ADSs should not be subject to Indian capital gains tax, this view is not free from doubt as the law is not very clear on this aspect. Similarly, whether the re-deposit of Equity Shares against the creation of ADSs (where such shares are not accepted for Buyback) is subject to Indian taxation is also unclear.

Having said that, the Indian, United States and other tax consequences resulting from participation in the Buyback are complex. Each Eligible Shareholder should consult their own tax advisors regarding the tax consequences of participating in the Buyback.

See Section 24.

What should an Eligible Shareholder do if they have lost their share certificate and wish to participate in the Buyback?

If an Eligible Shareholder holding shares in the physical form has lost their share certificate(s), they will need to obtain a duplicate share certificate and can thereafter tender their Equity Shares in the same manner as other Eligible Shareholders holding Equity Shares in the physical form. See Section 23 and the Tender Form.

Who can a shareholder talk to in case of any questions relating to the Buyback?

In case of any clarifications or to address investor grievance, the shareholder(s) may contact the Registrar to the Buyback from Monday to Friday between 10:00 a.m. and 5:00 p.m. Indian Standard Time on all working days, contact details for whom are set out in Section 30.

TENDER FORM FOR ELIGIBLE SHAREHOLDERS

FORM OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT (FOR ELIGIBLE SHAREHOLDERS HOLDING SHARES IN DEMAT FORM)

Bid Number:	BUYBACK OPENS ON:		November 20, 2025
Date:	BUYBACK CLOSES ON:		November 26, 2025
For Registrar / collection centre use
	Inward No.	Date	Stamp
Status (Please tick appropriate box)
	Individual	FII/FPI	Insurance Co.
	Foreign Co.	NRI/OCB	FVCI
	Body Corporate	Bank / FI	Pension Fund/ PF
	VCF	Partnership/LLP	Others (specify)
	Mutual Fund	Other QIBs	Other NIBs
India Tax Residency Status: (Please tick appropriate box)
	Resident in India	Non-Resident in India	Resident of (Shareholder to fill the country of residence)
Route of Investment (for Non-Resident Shareholder only)
To,	Portfolio Investment Scheme	Foreign Investment Scheme

The Board of Directors

Infosys Limited

C/o. KFin Technologies Limited, Selenium, Unit: Infosys Limited, Tower B, Plot Nos. - 31 & 32, Gachibowli, Financial District, Nanakramguda, Serilingampally Mandal Hyderabad 500032

Tel.: +91 40 6716 2222/18003094001

Dear Sir/Madam,

Sub: Letter of Offer dated November 18, 2025 to Buyback up to 10,00,00,000 (Ten Crore) fully paid-up equity shares of Infosys Limited (“Company”) of face value of ₹ 5/- (Rupees Five only) each (“Equity Shares”), at a price of ₹ 1,800/- (Rupees One Thousand Eight Hundred Only) per Equity Share (“Buyback Offer Price”), payable in cash for an aggregate amount not exceeding ₹ 18,000 Crore (Rupees Eighteen Thousand Crore Only) (the “Buyback”)

1.

I / We (having read and understood the Letter of Offer dated November 18, 2025) hereby tender / offer my / our Equity Shares in response to the Buyback on the terms and conditions set out below and in the Letter of Offer.

2.	I / We authorise the Company to Buyback the Equity Shares offered (as mentioned below) and to issue instruction(s) to the Registrar to the Buyback to extinguish the Equity Shares.

3.	I / We hereby affirm that the Equity Shares comprised in this tender / offer offered for Buyback by me / us are free from all liens, equitable interest, charges and encumbrance.

4.

I / We declare that there are no restraints / injunctions or other order(s) of any nature which limits / restricts in any manner my / our right to tender Equity Shares for the Buyback and that I / we /am / are legally entitled to tender the Equity Shares for Buyback.

5.

I / We agree that the Company will pay the Buyback Offer Price only after necessary deduction of Income Tax and due verification of the validity of the documents and that the consideration will be paid as per secondary market mechanism and the provisions of SEBI Buyback Regulations and circulars issued by SEBI.

6.

I /We agree that we will have to ensure to keep the DP Account active and unblocked to receive credit in case of return of Equity Shares due to rejection or due to prorated Buyback decided by the Company. Further, I / We will have to ensure to keep the bank account attached with the DP account active and updated to receive credit remittance due to Acceptance of Buyback of Equity Shares by the Company.

7.	I / We undertake to return to the Company any Buyback consideration that may be wrongfully received by me / us.

8.

I/ We acknowledge that the responsibility to discharge the tax due on any gains arising on the Buyback is on me / us. I / We agree to compute appropriate gains on this transaction and immediately pay applicable taxes in India (whether by deduction of tax at source, or otherwise) and file tax return in consultation with our custodians/ authorized dealers/ tax advisors appropriately.

9.

Non-Resident Shareholders (including NRIs, OCBs, FPI, Foreign Nationals and FIIs) are requested to enclose a consent letter indicating the details of transfer i.e., number of Equity Shares to be transferred, the name of the investee company whose shares are being transferred i.e., “Infosys Limited” and the price at which the Equity Shares are being transferred i.e., “Price determined in accordance with the Buyback Regulations” duly signed by the Shareholder or his/its duly appointed agent and in the latter case, also enclose the power of attorney.

10.

I/ We undertake to indemnify the Company if any tax demand is raised on the Company on account of gains arising to me / us on Buyback of Equity Shares. I / We also undertake to provide the Company, the relevant details in respect of the taxability / non-taxability of the proceeds arising on Buyback of Equity Shares by the Company, copy of tax return filed in India, evidence of the tax paid etc., whenever called for.

11.

I / We undertake to execute any further documents and give any further assurances that may be required or expedient to give effect to my / our tender / offer and agree to abide by any decision that may be taken by the Company to effect the Buyback in accordance with the Companies Act, 2013, the SEBI (Buy-Back of Securities) Regulations, 2018, and the extant applicable foreign exchange regulations. I/we agree that this form is deemed to be my consent letter for any filings under the Foreign Exchange Management Act, 1999 (FEMA) and the rules made thereunder.

12.	I / We agree to receive, at my/our own risk, the invalid / unaccepted Equity Shares under the Buyback in the demat account from where I / we have tendered the Equity Shares in the Buyback.

13.

Applicable for all non-resident shareholders: I/We, being a Non-Resident Shareholder, agree to obtain and submit all necessary approvals, if any and to the extent required from the concerned authorities including approvals from the Reserve Bank of India (RBI) under FEMA and any other the rules and regulations, for tendering Equity Shares in the Buyback, and also undertake to comply with the reporting requirements, if applicable, and any other rules, regulations and guidelines, in regard to remittance of funds outside India.

14.	Details of Equity Shares held and tendered / offered for Buyback:

Particulars	In Figures	In Words
Number of Equity Shares held as on Record Date (November 14, 2025)
Number of Equity Shares Entitled for Buyback (Buyback Entitlement)
Number of Equity Shares offered for Buyback

Note: An Eligible Shareholder may tender Equity Shares over and above his / her / its Buyback Entitlement. Number of Equity Shares validly tendered by any Eligible Shareholder up to the Buyback Entitlement of such Eligible Shareholder shall be accepted to the full extent. The Equity Shares tendered by any Eligible Shareholder over and above the Buyback Entitlement of such Eligible Shareholder shall be Accepted in accordance with Paragraph 22.16-22.24 of the Letter of Offer. Equity Shares tendered by any Eligible Shareholder over and above the number of Equity Shares held by such Eligible Shareholder as on the Record Date shall not be considered for the purpose of Acceptance.

___________________________________________________Tear along this line_________________________________________________

Acknowledgement Slip: INFOSYS LIMITED – BUYBACK 2025

(to be filled by the Eligible Shareholder) (subject to verification)

DP ID		Client ID
Received from Mr./Ms./Mrs./M/s
Form of Acceptance-cum-Acknowledgement, Original TRS along with:
No. of Equity Shares offered for Buyback (In Figures)	(in words)
Please quote Client ID No. & DP ID No. for all future correspondence		Stamp of Stock Broker

15.	Details of Account with Depository Participant (DP):

Name of the Depository (tick whichever is applicable)	NSDL	CDSL
Name of the Depository Participant
DP ID
Client ID

16.	Equity Shareholders Details:

Particulars	First/Sole Equity Shareholder	Joint Equity Shareholder 1	Joint Equity Shareholder 2	Joint Equity Shareholder 3
Full Name(s) of the Equity Shareholder
Signature(s)*

PAN
Address of the Sole/First Equity Shareholder
Telephone No. / Email ID

*	Non-individual shareholder must affix rubber stamp and sign under valid authority. The relevant corporate authorisation should be enclosed with the application form submitted.

INSTRUCTIONS

This Tender Form has to be read along with the Letter of Offer and is subject to the terms and conditions mentioned in the Letter of Offer and this Tender Form.

1.	The Buyback will open on November 20, 2025 and close on November 26, 2025.

2.	This Tender Form has to be read along with the Letter of Offer and is subject to the terms and conditions mentioned in the Letter of Offer and this Tender Form.

3.

In case of Eligible Shareholders holding and tendering Equity Shares in demat form, submission of Tender Form and TRS is not required. Eligible Shareholders who desire to tender their Equity Shares in the dematerialized form under the Buyback would have to do so through their respective Stock Broker by indicating the details of Equity Shares they intend to tender under the Buyback. For further details, please follow the procedure as mentioned in paragraph 23.25 of the Letter of Offer.

4.

The Equity Shares tendered in the Buyback shall be liable to be rejected if : (i) the tenderer is not an Eligible Shareholder of the Company as on the Record Date; (ii) if there is a name and PAN mismatch in the demat account of the Eligible Shareholder; (iii) there exists any restraint order of a Court/any other competent authority for transfer/disposal/ sale or where loss of share certificates has been notified to the Company or where the title to the Equity Shares is under dispute or otherwise not clear or where any other restraint subsists; (iv) in the event of non-receipt of the completed Tender Form and other documents from the Eligible Shareholders who were holding Equity Shares in physical form as on the Record Date and have placed their bid in dematerialized form in accordance with paragraph 23.29 of the Letter of Offer.

5.

All Non-Resident Shareholders should, if applicable, enclose a copy of the permission received by them from the RBI to acquire the Equity Shares held by them in the Company. In case the Equity Shares are held on repatriation basis, the Non-Resident Shareholder should obtain and enclose a letter from its authorised dealer / bank confirming that at the time of acquiring such Equity Shares, payment for the same was made by the Non-Resident Shareholder from the appropriate account as specified by RBI in its approval. In case the Non-Resident Shareholder is not in a position to produce the said certificate, the shares would be deemed to have been acquired on non-repatriation basis and in that case the shareholder shall submit a consent letter addressed to the Company, allowing the Company to make the payment on a non-repatriation basis in respect of the valid shares accepted under the Buyback. If any of the above stated documents (as applicable) are not enclosed along with the Tender Form, the Equity Shares tendered under the Buy-back shall be liable to be rejected.

6.	The Company will not accept any Equity Shares offered in the Buyback which are under any restraint order of a court for transfer/sale of such Equity Shares.

7.

In case any registered entity that has merged with another entity and the merger has been approved and has come into effect but the process of getting the successor company as the registered Shareholder is still incomplete, then such entity along with the Tender Form should file a copy of the following documents: (i) Approval from the appropriate authority for such merger; (ii) The scheme of merger; and (iii) The requisite form filed with MCA intimating the merger.

8.

For the Clearing Corporation to make a payout of more than Rs. 50,00,00,000 (Rupees Fifty Crore only), a Legal Entity Identifier (LEI) number of the Eligible Shareholder will have to be provided. Accordingly, an Eligible Shareholder who is tendering shares of value more than Rs. 50,00,00,000 (Rupees Fifty Crore only) will have to provide such Eligible Shareholder’s LEI number with the relevant supporting documents such as the LEI registration certificate to the Registrar by email at infosys.buyback2025@kfintech.com latest by 5:00 PM IST on the Buyback Window Closing Date.

9.

The Eligible Shareholders will have to ensure that they keep the DP Account active and unblocked to receive credit in case of return of Equity Shares due to rejection or due to the Buyback being on a proportionate basis in terms of the ratio of Buyback, in accordance with the Buyback Regulations.

10.

In case of non-receipt of the Letter of Offer, Eligible Shareholders holding Equity Shares may participate in the Buyback by providing their application in plain paper in writing signed by Eligible Shareholder or all Eligible Shareholders (in case Equity Shares are in joint name), stating name and address of Eligible Shareholders, number of Equity Shares held as on the Record Date, Client ID number, DP Name/ ID, beneficiary account number and number of Equity Shares tendered for the Buyback.

11.

Eligible Shareholders to whom the Buyback offer is made are free to tender Equity Shares to the extent of their Buyback Entitlement in whole or in part or in excess of their Buyback Entitlement, but not exceeding their holding as on the Record Date.

12.	For the procedure to be followed by Eligible Shareholders for tendering in the Buyback, please refer to Section 23 of the Letter of Offer.

13.	All documents sent by Eligible Shareholders will be at their own risk. Eligible Shareholders are advised to safeguard adequately their interests in this regard.

14.

By agreeing to participate in the Buyback, each Eligible Shareholder (including the Non-Resident Shareholder) undertakes to complete all regulatory/statutory filings and compliances to be made by it under applicable law. Further, by agreeing to participate in the Buyback, each Eligible Shareholder hereby give the Company the authority to make, sign, execute, deliver, acknowledge and perform all applications to file regulatory reporting, if required, and undertake to provide assistance to the Company for such regulatory reporting, if required by the Company.

All capitalised items shall have the meaning ascribed to them in the Letter of Offer.

___________________________________________________Tear along this line_________________________________________________

ALL FUTURE CORRESPONDENCE IN CONNECTION WITH THIS BUYBACK, IF ANY, SHOULD BE ADDRESSED TO REGISTRAR TO THE BUYBACK AT THE FOLLOWING ADDRESS QUOTING YOUR CLIENT ID AND DP ID:

Investor Service Centre:

INFOSYS LIMITED – BUYBACK 2025

KFin Technologies Limited

Selenium, Tower B, Plot No- 31 & 32, Financial District, Nanakramguda, Serilingampally Hyderabad Rangareddi TG 500 032 India.

Tel.: +91 40 6716 2222/18003094001

Email: infosys.buyback2025@kfintech.com; Website: www.kfintech.com

Contact Person: M Murali Krishna

SEBI Registration Number: INR000000221; Corporate Identity Number: L72400MH2017PLC444072

TENDER FORM FOR ELIGIBLE SHAREHOLDERS

FORM OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT (FOR ELIGIBLE SHAREHOLDERS HOLDING SHARES IN PHYSICAL FORM)

Bid Number:	BUYBACK OPENS ON:		November 20, 2025
Date:	BUYBACK CLOSES ON:		November 26, 2025
For Registrar / collection centre use
	Inward No.	Date	Stamp
Status (Please tick appropriate box)
	Individual	FII/FPI	Insurance Co.
	Foreign Co.	NRI/OCB	FVCI
	Body Corporate	Bank / FI	Pension Fund/ PF
	VCF	Partnership/LLP	Others (specify)
	Mutual Fund	Other QIBs	Other NIBs
India Tax Residency Status: (Please tick appropriate box)
	Resident in India	Non-Resident in India	Resident of (Shareholder to fill the country of residence)
Route of Investment (for Non-Resident Shareholder only)
To,	Portfolio Investment Scheme	Foreign Investment Scheme

The Board of Directors

Infosys Limited

C/o. KFin Technologies Limited, Selenium, Tower B, Plot Nos. - 31 & 32, Financial District, Nanakramguda, Serilingampally Mandal Hyderabad 500032 Tel.: +91 40 6716 2222/18003094001

Dear Sir/Madam,

Sub: Letter of Offer dated November 18, 2025 to Buyback up to 10,00,00,000 (Ten Crore) fully paid-up equity shares of Infosys Limited (“Company”) of face value of ₹ 5/- (Rupees Five only) each (“Equity Shares”), at a price of ₹ 1,800/- (Rupees One Thousand Eight Hundred Only) per Equity Share (“Buyback Offer Price”), payable in cash for an aggregate amount not exceeding ₹ 18,000 Crore (Rupees Eighteen Thousand Crore Only) (the “Buyback”)

1.

I / We (having read and understood the Letter of Offer dated November 18, 2025) hereby tender / offer my / our Equity Shares in response to the Buyback on the terms and conditions set out below and in the Letter of Offer.

2.	I / We authorise the Company to Buyback the Equity Shares offered (as mentioned below) and to issue instruction(s) to the Registrar to the Buyback to extinguish the Equity Shares.

3.	I / We hereby affirm that the Equity Shares comprised in this tender offer are offered for Buyback by me / us free from all liens, equitable interest, charges and encumbrance.

4.

I / We declare that there are no restraints / injunctions or other order(s) of any nature which limits / restricts in any manner my / our right to tender Equity Shares for the Buyback and that I / we /am / are legally entitled to tender the Equity Shares for Buyback.

5.	I / We agree that the Company is not obliged to Accept any Equity Shares offered for Buyback where loss of share certificates has been notified to the Company.

6.

I / We agree that the Company will pay the Buyback Offer Price only after necessary deduction of Income Tax and due verification of the validity of the documents and that the consideration will be paid to the first named Eligible Shareholder as mentioned below in Sr. no. 17.

7.	I / We undertake to return to the Company any consideration in respect of the Buyback that may be wrongfully received by me / us.

8.	I / We authorize the Company to return share certificate in case none of the Equity Shares are Accepted by the Company in the Buyback.

9.	I / We authorize the Company to issue a Letter of Confirmation (“LOC”) for the unaccepted Equity Shares in case only a portion of the physical shares held by me is Accepted in the Buyback.

10.

I/ We acknowledge that the responsibility to discharge the tax due on any gains arising on the Buyback is on me / us. I / We agree to compute appropriate gains on this transaction and immediately pay applicable taxes in India (whether by deduction of tax at source, or otherwise) and file tax return in consultation with our custodians/ authorized dealers/ tax advisors appropriately.

11.

I/ We undertake to indemnify the Company if any tax demand is raised on the Company on account of gains arising to me / us on the Buyback of Equity Shares. I / We also undertake to provide the Company, the relevant details in respect of the taxability / non-taxability of the proceeds arising on the Buyback of Equity Shares by the Company, copy of tax return filed in India, evidence of the tax paid etc., whenever called for.

12.

Applicable for all non-resident shareholders: I / We undertake to execute any further documents and give any further assurances that may be required or expedient to give effect to my / our tender / offer and agree to abide by any decision that may be taken by the Company to effect the Buyback in accordance with the Companies Act, 2013, the SEBI (Buy-back of Securities) Regulations, 2018, and the extant applicable foreign exchange regulations. I/we agree that this form is deemed to be my consent letter for any filings under the Foreign Exchange Management Act, 1999 (FEMA) and rules made thereunder.

13.	Details of Equity Shares held and tendered / offered for Buyback:

Particulars	In Figures	In Words
Number of Equity Shares held as on Record Date (November 14, 2025)

Number of Equity Shares Entitled for Buyback (Buyback Entitlement)
Number of Equity Shares offered for Buyback

Note: An Eligible Shareholder may tender Equity Shares over and above his / her / its Buyback Entitlement. Number of Equity Shares validly tendered by any Eligible Shareholder up to the Buyback Entitlement of such Eligible Shareholder shall be accepted to the full extent. The Equity Shares tendered by any Eligible Shareholder over and above the Buyback Entitlement of such Eligible Shareholder shall be Accepted in accordance with Paragraph 22.16-22.24 of the Letter of Offer. Equity Shares tendered by any Eligible Shareholder over and above the number of Equity Shares held by such Eligible Shareholder as on the Record Date shall not be considered for the purpose of Acceptance.

___________________________________________________Tear along this line_________________________________________________

Acknowledgement Slip: INFOSYS LIMITED – BUYBACK 2025

(to be filled by the Eligible Shareholder) (subject to verification)

Ledger Folio No.
Received from Mr./Ms./Mrs./M/s
Form of Acceptance-cum-Acknowledgement, Original TRS along with:
No. of Equity Shares offered for Buyback (In Figures)	(in words)
Please quote Ledger Folio No. for all future correspondence		Stamp of Stock Broker

14.	Details of Share Certificate(s) enclosed : Total No. of Share Certificates Submitted:

Sr. No.	Folio No.	Share Certificate No.	Distinctive No(s)		No. of Shares
			From	To
1
2
3
4
Total

In case the number of folios and share certificates enclosed exceed 4 nos., please attach a separate sheet giving details in the same format as above.

15.	Details of the bank account of the sole or first Shareholder for payment of consideration (to be mandatorily filled):

Name of the Bank	Branch and City	IFSC and MICR Code	Account Number (indicate type of account)

16.	Details of other Documents (Please √ as appropriate, if applicable) enclosed:

☐	Power of Attorney	☐	Corporate authorisation
☐	Self-attested copy of the Permanent Account Number (PAN Card)	☐	TRS
☐	Others (please specify):	☐	Previous RBI approvals for acquiring the Equity Shares tendered in the Buyback

17.	Equity Shareholders Details:

Particulars	First/Sole Equity Shareholder	Joint Equity Shareholder 1	Joint Equity Shareholder 2	Joint Equity Shareholder 3
Full Name(s) of the Equity Shareholder
Signature(s)*
PAN no.
Address of the Sole/First Equity Shareholder
Telephone No. / Email ID

*	Corporate shareholder must affix rubber stamp and sign under valid authority. The relevant corporate authorisation should be enclosed with the application form submitted.

18.	This Tender Form has to be read along with the Letter of Offer and is subject to the terms and conditions mentioned in the Letter of Offer and this Tender Form

INSTRUCTIONS

1.	The Buyback will open on November 20, 2025, and close on November 26, 2025.

2.	This Tender Form has to be read along with the Letter of Offer and is subject to the terms and conditions mentioned in the Letter of Offer and this Tender Form.

3.

Eligible Shareholders who wish to tender their Equity Shares in response to this Buyback should deliver the following documents so as to reach before the close of business hours to the Registrar (as mentioned in the Letter of Offer) on or before November 26, 2025 by 5:00 PM IST: (i) The Tender Form duly signed (by all Equity Shareholders in case Equity Shares are in joint names in the same order in which they hold the Equity Shares); (ii) Original share certificates; (iii) Valid share transfer form(s) (SH-4) duly filled and signed by the transferors (i.e., by all registered Shareholders in same order and as per the specimen signatures registered with the Company / Registrar) and duly witnessed at the appropriate place authorizing the transfer in favor of the Company; (iv) Self-attested copy of the Permanent Account Number (PAN) Card (by all Eligible Shareholders in case Equity Shares are in joint names).

4.

Eligible Shareholders should also provide all relevant documents in addition to the above documents, which include but are not limited to: (i) Duly attested power of attorney registered with the Registrar, if any person other than the Eligible Shareholder has signed the relevant Tender Form; and (ii) Necessary corporate authorisations, such as board resolutions etc., in case of companies. In addition to the above, if the address of the shareholder has undergone a change from the address registered in the Register of Members of the Company, the shareholder would be required to submit a self-attested copy of address proof consisting of any one of the following documents: valid Aadhar Card, Voter Identity Card or Passport.

5.

All Non-Resident Shareholders should, if applicable, enclose a copy of the permission received by them from the RBI to acquire the Equity Shares held by them in the Company. In case the Equity Shares are held on repatriation basis, the Non-Resident Shareholder should obtain and enclose a letter from its authorised dealer / bank confirming that at the time of acquiring such Equity Shares, payment for the same was made by the Non-Resident Shareholder from the appropriate account as specified by RBI in its approval. In case the Non-Resident Shareholder is not in a position to produce the said certificate, the shares would be deemed to have been acquired on non-repatriation basis and in that case the shareholder shall submit a consent letter addressed to the Company, allowing the Company to make the payment on a non-repatriation basis in respect of the valid shares accepted under the Buyback. If any of the above stated documents (as applicable) are not enclosed along with the Tender Form, the Equity Shares tendered under the Buy-back shall be liable to be rejected.

6.

In case any registered entity that has merged with another entity and the merger has been approved and has come into effect but the process of getting the successor company as the registered Shareholder is still incomplete, then such entity along with the Tender Form should file a copy of the following documents: (i) Approval from the appropriate authority for such merger; (ii) The scheme of merger; and (iii) The requisite form filed with MCA intimating the merger.

7.

For the Clearing Corporation to make a payout of more than Rs. 50,00,00,000 (Rupees Fifty Crores only), a Legal Entity Identifier (LEI) number of the Eligible Shareholder will have to be provided. Accordingly, an Eligible Shareholder who is tendering share of value more than Rs. 50,00,00,000 (Rupees Fifty Crores only) will have to provide such Eligible Shareholder’s LEI number with the relevant supporting documents such as the LEI registration certificate to the Registrar on an email at infosys.buyback2025@kfintech.com latest by 5.00 p.m. IST on the Buyback Window Closing Date.

8.

In case of non-receipt of the Letter of Offer, Eligible Shareholders holding Equity Shares may participate in the Buyback by providing their application in plain paper in writing signed by Eligible Shareholder or all Eligible Shareholders (in case Equity Shares are in joint name), stating name and address of Eligible Shareholders, number of Equity Shares held as on the Record Date, Client ID number, DP Name/ ID, beneficiary account number and number of Equity Shares tendered for the Buyback.

9.

Eligible Shareholders to whom the Buyback is being made are free to tender Equity Shares to the extent of their entitlement in whole or in part or in excess of their entitlement, but not exceeding their holding as on the Record Date.

10.

All documents sent by the Stock Broker/ custodian/Eligible Shareholder will be at their own risk and the Stock Broker/ custodian/ Eligible Shareholders are advised to adequately safeguard their interests in this regard.

11.	For the procedure to be followed by Eligible Shareholders for tendering in the Buyback, please refer to Section 23 of the Letter of Offer.

12.

All documents as mentioned above, shall be enclosed with the valid Tender Form, otherwise the Equity Shares tendered will be liable for rejection. The Equity Shares shall be liable for rejection on the following grounds amongst others:(i) If any other company share certificates are enclosed with the Tender Form instead of the share certificate of the Company; (ii) If the transmission of Equity Shares is not completed, and the Equity Shares are not in the name of the Eligible Shareholders; (iii) If the Eligible Shareholders bid the Equity Shares but the Registrar does not receive the physical Equity Share certificate; (iv) In the event the signature in the Tender Form and Form SH-4 do not match as per the specimen signature recorded with Company or Registrar; (v) If the shareholder is not an Eligible Shareholder of the Company on the Record Date; (vi) If there is a name mismatch in the share certificate of the Shareholder (vii) If the PAN cards (self-attested) of the shareholder and all the joint holders, are not submitted with the form; (viii) If the Eligible Shareholder has made a duplicate bid/ order; (ix) There exists any restraint order of a Court/any other competent authority for transfer/disposal/sale or where loss of share certificates has been notified to the Company or where the title to the Equity Shares is under dispute or otherwise not clear or where any other restraint subsists; (x) The documents mentioned in the Tender Form not received by the Registrar on or before the close of business hours of November 26, 2025 by 5:00 PM IST.

13.	The Company will not Accept any Equity Shares offered in the Buyback which are under any restraint order of a court for transfer/sale of such Equity Shares.

14.

By agreeing to participate in the Buyback each Eligible Shareholder (including the Non-Resident Shareholder) undertakes to complete all regulatory/statutory filings and compliances to be made by it under applicable law. Further, by agreeing to participate in the Buyback, each Eligible Shareholder hereby give the Company the authority to make, sign, execute, deliver, acknowledge and perform all applications to file regulatory reporting, if required, including FC-TRS form, if necessary and undertake to provide assistance to the Company for such regulatory reporting, if required by the Company.

15.

Non-Resident Shareholders must obtain and submit all necessary approvals, if any and to the extent required from the concerned authorities including approvals from the Reserve Bank of India (“RBI”) under Foreign Exchange Management Act, 1999, as amended (“FEMA”) and the rules and regulations framed there under, for tendering Equity Shares in the Buyback, and also undertake to comply with the reporting requirements, if applicable, under the FEMA and any other rules, regulations and guidelines, in regard to remittance of funds outside India.

All capitalised items shall have the meaning ascribed to them in the Letter of Offer.

___________________________________________________Tear along this line_________________________________________________

ALL FUTURE CORRESPONDENCE IN CONNECTION WITH THIS BUYBACK, IF ANY, SHOULD BE ADDRESSED TO REGISTRAR TO THE BUYBACK

AT THE FOLLOWING ADDRESS QUOTING YOUR LEDGER FOLIO NO.:

Investor Service Centre:

INFOSYS LIMITED – BUYBACK 2025

KFin Technologies Limited

Selenium, Tower B, Plot No- 31 & 32, Financial District, Nanakramguda, Serilingampally Hyderabad Rangareddi TG 500 032 India.

Tel.: +91 40 6716 2222/18003094001

Email: infosys.buyback2025@kfintech.com; Website: www.kfintech.com

Contact Person: M Murali Krishna

SEBI Registration Number: INR000000221; Corporate Identity Number: L72400MH2017PLC444072

FORM OF TRANSFER DEED Form No. SH-4 - Securities Transfer Form (Pursuant to section 56 of the Companies Act, 2013 and sub-rule (1) of rule 11 of the Companies (Share Capital and Debentures) Rules 2014) Date of execution: / / FOR THE CONSIDERATION stated below the “Transferor(s)” named do hereby transfer to the “Transferee(s)” named the securities specified below subject to the conditions on which the said securities are now held by the Transferor(s) and the Transferee(s) do hereby agree to accept and hold the said securities subject to the conditions aforesaid. CIN: L 8 5 1 1 0 K A 1 9 8 1 P L C 0 1 3 1 1 5 Name of the company (in full): INFOSYS LIMITED Name of the Stock Exchanges where the company is listed: BSE Limited and National Stock Exchange of India Limited DESCRIPTION OF SECURITIES: Kind/Class of securities Nominal value of each Amount called up per Amount paid up per unit of (1) unit of security (2) unit of security (3) security (4) Equity 5 5 5 No. of Securities being Transferred Consideration received (Rs.) In figures In words In words In figures Distinctive Form Number To Corresponding Certificate Nos. Transferors’ Particulars Registered Folio Number: Name(s) in full PAN No. Signature(s) 1. 2. 3.

I, hereby conform that the transferor has signed before me. Signature of the Witness:   Name of the Witness:   Address of the Witness:   Pincode: Transferees’ Particulars Name in full (1) Father’s/Mother’s/Spouse Name (2) Address (3) Infosys Limited N.A. Address: No. 44, Electronics City, Hosur Road, Bengaluru, Karnataka, 560100 E-mail: investors@infosys.com Occupation (4) Existing Folio No., if any (5) Signature (6) Business Folio No. of Transferee Specimen Signature of Transferee(s) 1. Value of Stamp affixed: Rs. __________ 2. 3.   Declaration: ( ) Transferee is not required to obtain Government approval under the Foreign Exchange Management (Non-debt Instruments) Rules, 2019 prior to transfer of shares; or ( ) Transferee is required to obtain the Government approval under the Foreign Exchange Management (Non-debt Instruments) Rules, 2019 prior to transfer of shares and the same has been obtained and is enclosed herewith. Enclosures: 1. Certificate of shares or debentures or other securities 2. If no certificate is issued, Letter of allotment    STAMPS

3. Copy of PAN Card of all the Transferees (For all listed Cos.) 4. Others, Specify, ___________________________________ For Office Use Only Checked by _______________________________ Signature Tallied by ________________________ Entered in the Register of Transfer on__________ ____________ vide Transfer no.______________ Approval Date____________________________ Power of attorney/Probate/Death certificate/Letter of Administration Registered on ________________________________________ at No. ___________________________________ On the reverse page of the certificate Name of the Transferor Name of the Transferee No. of shares Date of Transfer Signature of the Authorized Signatory